UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Cheniere Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

Notes:

Reg. §240.14a-101.

SEC 1913 (3-99)

CHENIERE ENERGY, INC. 2020 PROXY STATEMENT

April 9, 2021

To our Shareholders:

It is our pleasure to invite you to attend the Cheniere Energy, Inc. 2021 Annual Meeting of Shareholders (the “Meeting”). Due to public health and travel concerns relating to COVID-19, and the related recommendations and protocols issued by federal, state and local governments, the Meeting will be held at 9:00 a.m., Central Time on May 13, 2021, in a virtual meeting format only, via a live audio webcast at www.virtualshareholdermeeting.com/LNG2021. This does not represent a change in our shareholder engagement philosophy, and we currently intend to host an in-person meeting next year.

The following Notice of Annual Meeting describes the business to be conducted at the Meeting. We encourage you to review the materials and vote your shares.

You may vote via the Internet, by telephone, or by submitting your completed proxy card by mail. If you attend the virtual Meeting, you may vote your shares during the Meeting by following the instructions available on the meeting website. Even if you plan to attend the Meeting, we request that you submit a proxy by following the instructions on your proxy card as soon as possible and thus ensure that your shares will be represented at the Meeting if you are unable to attend.

Thank you for your continued support as investors in Cheniere Energy, Inc.

Very truly yours,

G. Andrea Botta	Jack A. Fusco
Chairman of the Board	President and Chief Executive Officer

CHENIERE ENERGY, INC.

700 Milam Street, Suite 1900

Houston, Texas 77002

(713) 375-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TIME AND DATE:	9:00 a.m., Central Time on May 13, 2021

PLACE:	The Meeting can be accessed virtually at www.virtualshareholdermeeting.com/LNG2021 by entering your control number.*

ITEMS OF BUSINESS:

•  To elect ten members of the Board of Directors to hold office for a one-year term expiring at the 2022 Annual Meeting of Shareholders.

•  To approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2020.

•  To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021.

•  To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a shareholder of record as of the close of business on March 29, 2021.

PROXY VOTING:

It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and mailing the enclosed proxy card or by voting on the Internet or by telephone. See details under the heading “How do I vote?”

ELECTRONIC AVAILABILITY OF PROXY MATERIALS:

We are making this Proxy Statement, including the Notice of Annual Meeting and 2020 Annual Report on Form 10-K for the year ended December 31, 2020, available on our website at: www.cheniere.com/2021AnnualMeeting.

By order of the Board of Directors

Sean N. Markowitz

Corporate Secretary

April 9, 2021

*

It is important that you retain a copy of the control number found on your proxy card, as such number will be required in order for shareholders of record to gain access to the Meeting. For holders who own shares in street name through brokers, your control number will be issued to you by your brokerage firm.

Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements relating to, among other things, business strategy, performance and expectations for project development. The reader is cautioned not to place undue reliance on these statements and should review the sections captioned “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for important information about these statements, including the risks, uncertainties and other factors that could cause actual results to vary materially from the assumptions, expectations and projections expressed in any forward-looking statements. These forward-looking statements speak only as of the date made, and, other than as required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or developments or otherwise.

PROXY SUMMARY

The following is an overview of information that you will find throughout this Proxy Statement but does not contain all of the information that you should consider. For more complete information about these topics, please review the complete Proxy Statement prior to voting. For more complete information about our 2020 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2020, available on our website at www.cheniere.com/2021AnnualMeeting.

ANNUAL MEETING OF SHAREHOLDERS
TIME AND DATE:	9:00 a.m., Central Time on May 13, 2021

PLACE:	The Meeting can be accessed virtually at www.virtualshareholdermeeting.com/LNG2021 by entering your control number.

RECORD DATE:	The close of business on March 29, 2021 (the “Record Date”)

VOTING:	Shareholders as of the close of business on the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each matter to be voted upon.

VOTING MATTERS AND BOARD RECOMMENDATIONS

PROPOSAL	DESCRIPTION	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAILS)

1	Election of directors	FOR EACH NOMINEE	8

2	Advisory and non-binding vote on the compensation of the Company’s named executive officers for 2020	FOR	67

3	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021	FOR	69

2021 PROXY STATEMENT	1

PROXY SUMMARY

2020 PERFORMANCE AND

STRATEGIC ACCOMPLISHMENTS

The following items highlight our 2020 and recent accomplishments. For more information about these accomplishments and their relationship to our executive compensation program, please see “Compensation Discussion and Analysis” on page 35 of this Proxy Statement.

ACHIEVED FINANCIAL GUIDANCE Delivered on Full Year 2020 Original Unchanged Adjusted EBITDA and Distributable Cash Flow Guidance*	SEAMLESS LNG OPERATIONS Managed COVID-19 and pricing-related LNG market volatility Minimal service disruptions through two major hurricanes at Sabine Pass	CONSTRUCTION PROGRAM PROGRESS Corpus Christi Train 3 substantial completion March 2021 Sabine Pass Train 6 completion timing accelerated six months

*

For a definition of Consolidated Adjusted EBITDA and Distributable Cash Flow and a reconciliation of these non-GAAP measures to net income (loss), the most directly comparable GAAP financial measure, please see Appendix C.

Operational

•	On March 26, 2021, we achieved substantial completion of Train 3 of the natural gas liquefaction and export facilities at the Corpus Christi LNG terminal (the “CCL Project”).

•

As of February 19, 2021, approximately 1,425 cumulative LNG cargoes totaling over 95 million tonnes of LNG have been produced, loaded and exported from the CCL Project and the natural gas liquefaction and export facilities at the Sabine Pass LNG terminal in Louisiana (the “SPL Project” and, together with the CCL Project, the “Liquefaction Projects”).

•	In January 2020, we produced and exported our 1,000th cargo of LNG and became the fastest producer in the world to reach this milestone.

•	In July 2020, the estimated substantial completion timeline for Train 6 of the SPL Project was accelerated to the second half of 2022.

•	In December 2020, the first LNG commissioning cargo was exported from Train 3 of the CCL Project.

•	For full year 2020, approximately 17.3 million hours of labor were completed with zero employee recordable injuries and a Total Recordable Incident Rate (employees and contractors combined) of 0.17.

Financial

•	For full year 2020, we generated:

•	Consolidated Adjusted EBITDA of $3.96 billion, an increase of 35% over full year 2019, and within the full year 2020 guidance range.

•	Distributable Cash Flow of approximately $1.35 billion, an increase of 75% over full year 2019, and above the full year 2020 guidance range.

•	Net Loss of $85 million.

•	During 2020, we raised over $8.5 billion in capital across the Cheniere complex, strengthening our balance sheet and executing on our capital allocation plan, including the following key transactions:

•

In June 2020, we entered into the Cheniere Term Loan Facility, which was upsized in July to $2.695 billion. We used borrowings under this facility to redeem the outstanding principal amount of the CCH Holdco II 11% Convertible Senior Notes due 2025 with cash at a price of $1,080 per $1,000 principal amount and repurchase $844 million in aggregate principal amount of our outstanding 4.875% Convertible Unsecured Notes due 2021, preventing equity dilution of over 40 million shares.

2	CHENIERE

2020 PERFORMANCE AND STRATEGIC ACCOMPLISHMENTS

•

In May 2020, Sabine Pass Liquefaction, LLC (“SPL”) issued an aggregate principal amount of $2.0 billion of 4.500% Senior Secured Notes due 2030 amid capital market volatility and used the net proceeds, along with available cash, to redeem its outstanding 5.625% Senior Secured Notes due 2021.

•	During 2020, in line with our previously announced capital allocation priorities, with available cash, we:

•	Prepaid $200 million of the borrowings made during the year under the $2.695 billion Cheniere Term Loan Facility,

•	Redeemed $300 million of the 11.0% Convertible Senior Notes due 2025, and

•	Repurchased approximately 3 million shares of our common stock for a total of $155 million.

•	We reached the following contractual milestones:

•	In December 2020, we loaded and shipped the first two LNG cargoes under the 25-year SPA with CPC Corporation, Taiwan, which were delivered in January 2021.

•

In May 2020, the date of first commercial delivery was reached under the 20-year SPAs with PT Pertamina (Persero), Naturgy LNG GOM, Limited, Woodside Energy Trading Singapore Pte Ltd, Iberdrola Generación España, S.A.U. (assigned by Iberdrola, S.A.) and Électricité de France, S.A. relating to Train 2 of the CCL Project.

Environmental, Social and Governance

•

In April 2021, we published key findings of a climate scenario analysis, an important component of the Task Force on Climate-related Disclosures (“TCFD”) framework, to understand the resilience of Cheniere’s existing and future business in a low-carbon demand scenario.

•

In February 2021, we announced that we plan to begin providing our LNG customers with greenhouse gas emissions data associated with each LNG cargo produced at our Liquefaction Facilities (the “CE Tags”). The CE Tags are designed to enhance environmental transparency by quantifying the estimated greenhouse gas emissions of LNG cargoes from the wellhead to the cargo delivery point.

•

In July 2020, we published our inaugural corporate responsibility report, titled First and Forward. The report identifies and details Cheniere’s performance on environmental, social and governance (“ESG”) metrics, and describes Cheniere’s important role as a responsible, sustainable business advancing the global transition to a lower carbon future.

2021 PROXY STATEMENT	3

PROXY SUMMARY

CORPORATE GOVERNANCE

We are committed to the values of effective corporate governance and high ethical standards. Our Board of Directors (the “Board”) believes that these values are conducive to strong performance and creating long-term shareholder value. Our governance framework gives our highly experienced directors the structure necessary to provide oversight, advice and counsel to Cheniere.

Since our 2017 Annual Meeting, we have taken the following governance actions:

•	engaged with shareholders holding in excess of 50% of our common stock each year regarding governance matters;

•	added details regarding the experience of our directors to our proxy statements;

•	increased ownership levels in our director and executive officer ownership guidelines;

•	adopted non-employee director equity compensation limits;

•	expanded the oversight responsibilities of the Governance and Nominating Committee to include oversight of ESG issues;

•	issued our inaugural corporate responsibility report, entitled First and Forward;

•	added a 15-year term limit to our director retirement policy; and

•	increased our proxy statement disclosure surrounding our climate strategy, human capital management and human rights and labor standards.

The “Governance Information” section of this Proxy Statement, beginning on page 17, describes our corporate governance structure and policies, which include the following:

Board Independence

•  8 out of 10 of our current directors and director nominees are independent.

•  Independent directors meet regularly without management present.

•  Our President and CEO is the only management director.

Board Composition

•  The Board consists of 10 directors, with an average age of 59.5 and average tenure of 8.8 years (as of May 13, 2021).

•  The Board values diversity, experience and relevant skillsets in assessing its composition.

Board Performance	• The Board regularly assesses its performance through Board and committee self-evaluations.

Board Committees	• We have three standing Board committees—Audit, Governance and Nominating and Compensation. • All of our Board committees are comprised of and chaired solely by independent directors.

Leadership Structure

•  Our Chairman of the Board and CEO roles were split in December 2015.

•  Our independent Non-Executive Chairman of the Board provides leadership to the Board and ensures that the Board operates independently of management.

Risk Oversight

•  The Board has oversight responsibility for assessing the primary risks (including liquidity, credit, operations and regulatory compliance) facing the Company, the relative magnitude of these risks and management’s plan for mitigating these risks. In addition to the Board’s oversight responsibility, the committees of the Board review the risks that are within their areas of responsibility.

Open Communication	• We encourage open communication and strong working relationships among the Non-Executive Chairman of the Board and other directors. • Our directors have access to management and employees.

Director and Executive Stock Ownership

•  We have had rigorous stock ownership guidelines for our directors and executive officers since 2008, including amendments to our guidelines for our directors in February 2017 and for our executive officers in February 2021 to make them more rigorous.

Director Compensation Limit

•  We have capped the annual ordinary course equity award that may be granted to a non-employee director at $495,000 per calendar year. Please see “Director Compensation” on page 28 of this Proxy Statement.

4	CHENIERE

OUR DIRECTOR NOMINEES

Accountability to Shareholders

•  Directors are elected annually by a majority of the votes cast with respect to such director. If a director does not receive the necessary vote at the annual meeting, he/she is required to tender their resignation for consideration by the Board.

•  The Board maintains a process for shareholders to communicate with the Board.

•  We conduct an annual advisory say-on-pay vote.

•  A shareholder, or a group of up to 20 shareholders, continuously owning at least 3% of our common stock for at least the prior 3 consecutive years (and meeting certain other requirements) has the ability to nominate up to 20% of the number of directors serving on our Board via our proxy statement (proxy access).

•  Special meetings may be called upon the written request of at least 50.1% of the outstanding shares of common stock of the Company, as set forth in our Bylaws.

Management Succession Planning	• The Governance and Nominating Committee has oversight of succession planning, both planned and emergency.

Governance Policies

•  Directors are required to retire upon the earlier of reaching 75 years of age or, beginning at the Company’s 2023 annual meeting of shareholders, 15 years of service, in order to encourage board refreshment.

•  We maintain codes of conduct for directors, officers and employees.

•  We do not allow pledging of Company stock as collateral for a loan or holding Company stock in margin accounts.

•  We do not allow hedging or short sales of Company stock.

•  We do not have a shareholder rights plan, or “poison pill”.

OUR DIRECTOR NOMINEES

You are being asked to vote on the election of the 10 director nominees listed below. Each director is elected annually by a majority of the votes cast. Detailed information about each nominee, including background, skills and expertise, can be found in “Proposal 1 – Election of Directors” beginning on page 8.

NAME	AGE (AS OF MAY 13, 2021)	DIRECTOR SINCE	PRINCIPAL OCCUPATION

G. Andrea Botta	67	2010	Chairman of the Board, Cheniere Energy, Inc.; President, Glenco LLC

Jack A. Fusco	58	2016	President and Chief Executive Officer, Cheniere Energy, Inc.

Vicky A. Bailey	69	2006	President, Anderson Stratton International, LLC

Nuno Brandolini	67	2000	Former General Partner, Scorpion Capital Partners, L.P.

David B. Kilpatrick	71	2003	President, Kilpatrick Energy Group

Sean T. Klimczak	44	2020	Senior Managing Director and Global Head of Infrastructure, The Blackstone Group L.P.

Andrew Langham	48	2017	General Counsel, Icahn Enterprises L.P.

Donald F. Robillard, Jr.	69	2014

President of Robillard Consulting, LLC, Former Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc. and Former Chief Executive Officer and Chairman, ES Xplore, LLC

Neal A. Shear	66	2014	Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP

Andrew J. Teno	36	2021	Portfolio Manager of Icahn Capital LP

All director nominees are independent, except Jack A. Fusco and Sean T. Klimczak. Each director nominee attended or participated in at least 75% of the aggregate number of all meetings of the Board and of each committee on which he or she sits for which the director was eligible to attend in 2020, with the exception of Andrew Teno who was not then a member of the Board.

2021 PROXY STATEMENT	5

PROXY SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS

Compensation Governance Practices

•	Clear, direct link between pay and performance

•	Majority of incentive awards earned based on performance

•	No hedging or “short sales” of Company stock

•	No pledging of Company stock as collateral for a loan or holding Company stock in margin accounts

•	Robust stock ownership guidelines

•	No defined benefit retirement plan or supplemental executive retirement plan

•	Robust compensation risk management program

•	Non-employee director equity compensation limits

•	Minimum vesting schedule for long-term incentive awards of at least 12 months, subject to limited exceptions

•	No material perquisites

•	Solicit annual advisory vote on executive compensation

•	Annually review the independence of the compensation consultant retained by the Compensation Committee

Philosophy and Objectives

We are committed to a pay-for-performance executive compensation program that aligns the interests of our NEOs with the key drivers of long-term growth and creation of shareholder value. The executive compensation program has evolved over the last several years, corresponding to the Company’s transition from a development company into a leading LNG operator. Changes to the executive compensation program were influenced by market practices, feedback from shareholders, and to support the program’s primary objectives.

The Board and the Compensation Committee believe the design of our executive compensation program, and the Committee’s decisions and outcomes in 2020, support our compensation philosophy and objectives, including:

•	Annual and long-term incentive awards are primarily performance-based

•	Annual incentive awards earned are based on achievement of specific financial, operating, safety and strategic goals

•	Performance-based long-term incentive awards are tied to specific and formulaic financial performance and stock price growth objectives

2020 Compensation Highlights

During 2020, the Compensation Committee and Board closely monitored market conditions and considered the impact of the COVID-19 pandemic on our business. Key outcomes included:

•

The annual incentive plan generated an above-target payout for our NEOs based upon the Company’s 2020 performance across multiple financial, operating, safety and strategic metrics. The Committee made no changes to the performance goals originally established in December 2019.

•

Performance share units awarded in 2018 also generated an above-target payout for our NEOs based upon the Company’s performance across the performance metric of cumulative Distributable Cash Flow per share over the 2018-2020 period.

During 2020, members of our Board and senior management engaged with shareholders holding more than 50% of our outstanding common stock, and with the top two proxy advisory firms. We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program going forward.

6	CHENIERE

RATIFICATION OF KPMG AS AUDITOR FOR 2021

RATIFICATION OF KPMG AS AUDITOR FOR 2021

As a matter of good corporate governance, we are asking our shareholders to ratify, on an advisory (non-binding) basis the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2021. The following table sets forth the fees billed to us by KPMG LLP for professional services for 2020 and 2019.

	2020	2019

Audit Fees	$6,808,018	$7,391,505

Audit Related Fees	$—	$—

Tax Fees	$—	$80,000

All Other Fees	$3,000	$3,000

Total	$6,811,018	$7,474,505

See “Report of the Audit Committee” on page 68 and the information provided in Proposal 3, beginning on page 69, for more details.

2021 PROXY STATEMENT	7

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

This year, there are 10 nominees standing for election as directors at the Meeting. Below is a summary of our director nominees, including their committee memberships as of April 9, 2021. The Board, with assistance from the Governance and Nominating Committee, will evaluate and reassign committee memberships as needed following the Meeting and election of the director nominees. Detailed information about each director’s background, skills and expertise is provided below.

				NOMINEE COMMITTEE MEMBERSHIPS
NAME CURRENT POSITION	AGE (AS OF MAY 13, 2021)	DIRECTOR SINCE	INDEPENDENT	AUDIT	GOVERNANCE AND NOMINATING	COMPENSATION

G. Andrea Botta Chairman of the Board, Cheniere Energy, Inc. President, Glenco LLC	67	2010	YES		Chair

Jack A. Fusco President and Chief Executive Officer, Cheniere Energy, Inc.	58	2016	NO

Vicky A. Bailey President, Anderson Stratton International, LLC	69	2006	YES	●	●

Nuno Brandolini Former General Partner, Scorpion Capital Partners, L.P.	67	2000	YES		●	●

David B. Kilpatrick President, Kilpatrick Energy Group	71	2003	YES	●		●

Sean T. Klimczak Senior Managing Director and Global Head of Infrastructure, The Blackstone Group L.P.	44	2020	NO

Andrew Langham General Counsel, Icahn Enterprises L.P.	48	2017	YES		●	●

Donald F. Robillard, Jr. President of Robillard Consulting, LLC, Former Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc. and Former Chief Executive Officer and Chairman, ES Xplore, LLC	69	2014	YES	Chair; F	●

Neal A. Shear Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP	66	2014	YES		●	Chair

Andrew J. Teno Portfolio Manager of Icahn Capital LP	36	2021	YES	F

F = Audit Committee Financial Expert

The Board has determined that each of Messrs. Robillard and Teno is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”).

8	CHENIERE

DIRECTORS AND NOMINEES

Summary of Director Core Competencies

The following chart summarizes the core competencies of our director nominees.

SNAPSHOT OF 2021 DIRECTOR NOMINEES

Our director nominees complement each other to create a well-rounded boardroom, and each adds:

•	A deep commitment to stewardship
•	A proven record of success
•	Unique and valuable insight
•	International industry experience

There are 10 nominees standing for election as directors at the Meeting. Each nominee, if elected, will hold office for a one-year term expiring at the 2022 Annual Meeting of Shareholders and will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Each of the director nominees has consented to serve as a director if elected or re-elected.

Each of the director nominees currently serves on the Board. Directors are elected by a majority of votes cast with respect to such director nominee. Unless your proxy specifies otherwise, it is intended that the shares represented by your proxy will be voted for the election of these 10 nominees. If you are a beneficial owner, your bank, broker or other holder of record is not permitted to vote your shares on Proposal 1 to elect directors if the bank, broker or other holder of record does not receive specific voting instructions from you. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board is unaware of any circumstances likely to render any nominee unavailable.

The Board unanimously recommends a vote FOR the election of the 10 nominees as directors of the Company to hold office for a one-year term expiring at the 2022 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

2021 PROXY STATEMENT	9

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR NOMINATIONS AND QUALIFICATIONS

Director Nomination Policy and Procedures. Our Director Nomination Policy and Procedures is attached to the Governance and Nominating Committee’s written charter as Exhibit A, which is available on our website at www.cheniere.com. The Governance and Nominating Committee considers suggestions for potential director nominees to the Board from any source, including current members of the Board and our management, advisors and shareholders. The Governance and Nominating Committee evaluates potential nominees by reviewing their qualifications and any other information deemed relevant. Director nominees are recommended to the Board by the Governance and Nominating Committee.

The full Board will select and recommend candidates for nomination as directors for shareholders to consider and vote upon at the annual shareholders’ meeting. The Governance and Nominating Committee reviews and considers any candidates submitted by a shareholder or shareholder group in the same manner as all other candidates.

Qualifications for consideration as a director nominee vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, minimum criteria for selection of members to serve on our Board include the following:

•	highest professional and personal ethical standards and integrity;

•	high level of education and/or business experience;

•	broad-based business acumen;

•	commitment to understand the Company’s business and industry;

•	sufficient time to effectively carry out their duties;

•	strategic thinking and willingness to share ideas;

•	loyalty and commitment to driving the success of the Company;

•	network of business and industry contacts; and

•	diversity of experiences, expertise, backgrounds and other demographics among members of the Board.

Director Search. Following the passing of our director Michele A. Evans on January 1, 2021, we have engaged an independent director search firm to help identify prospective director candidates with the goal of adding one director to our Board in 2021. In addition to the minimum criteria described above, the Governance and Nominating Committee is evaluating the skill sets needed to maximize Board effectiveness and support the strategic direction of the Company. We will look at a diverse pool of candidates, considering each candidate’s business or professional experience, demonstrated leadership ability, integrity and judgment, record of public service, diversity, financial and technological acumen and international experience. We view and define diversity in a broad sense, which includes gender, ethnicity, age, education, experience and leadership qualities.

Practices for Considering Diversity. The minimum criteria for selection of members to serve on our Board are designed to ensure that the Governance and Nominating Committee selects director nominees taking into consideration that the Board will benefit from having directors that represent a diversity of experience and backgrounds. Director nominees are selected so that the Board represents a diversity of experience in areas needed to foster the Company’s business success, including experience in the energy industry, finance, consulting, international affairs, public service, governance and regulatory compliance. Each year the Board and each committee participates in a self-assessment or evaluation of the effectiveness of the Board and its committees. These evaluations assess the diversity of talents, expertise and occupational and personal backgrounds of the Board members.

Shareholder Nominations for Director. A shareholder of the Company may nominate a candidate or candidates for election to the Board at an annual meeting of shareholders if such shareholder (1) was a shareholder of record at the time the notice provided for below is delivered to the Corporate Secretary, (2) is entitled to vote at the meeting of shareholders called for the election of directors and is entitled to vote upon such election and (3) complies with the notice procedures set forth in our Bylaws. Nominations made by a shareholder must be made by giving timely notice in writing to the Corporate Secretary of the Company at the following address: Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. To be timely, a shareholder’s notice must be delivered not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. However, if (and only if) the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first

10	CHENIERE

DIRECTOR NOMINATIONS AND QUALIFICATIONS

made by the Company. In no event will the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. A shareholder’s notice must include information about the shareholder and the nominee, as required by our Bylaws, which are available on our website at www.cheniere.com.

Director Nominations for Inclusion in Proxy Statement (Proxy Access). A shareholder, or group of up to 20 shareholders, continuously owning at least 3% of the Company’s common stock for at least the prior three consecutive years (and meeting the other requirements set forth in our Bylaws) may nominate for election to our Board and inclusion in our proxy statement for our annual meeting of shareholders up to 20% of the number of directors then serving on our Board. In September 2016, the Board amended the Company’s proxy access bylaw to (i) expand the definition of Eligible Holder to specifically allow groups of funds under common management and funded primarily by the same employer to be treated as one Eligible Holder, (ii) clarify the timing required for a shareholder to propose a director nominee and (iii) eliminate the provision that allowed the Company to omit from its Proxy Statement a director nominee who receives a vote of less than 25% of the shares of common stock entitled to vote for such nominee at one of the two preceding annual meetings.

Notice must include all information required by our Bylaws, which are available on our website at www.cheniere.com. In addition to complying with the other requirements set forth in our Bylaws, an eligible shareholder must provide timely notice in writing to the Corporate Secretary of the Company at the following address: Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. To be timely for purposes of proxy access, a shareholder’s notice must be delivered not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date that the Company first mailed its proxy statement to shareholders for the prior year’s annual meeting of shareholders. However, if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), notice must be given in the manner provided in our Bylaws by the later of the close of business on the date that is 180 days prior to such Other Meeting Date and the 10th day following the date on which public announcement of such Other Meeting Date is first made.

Director Qualifications. The Board has concluded that, in light of our business and structure, each of our director nominees possesses relevant experience, qualifications, attributes and skills and should continue to serve on our Board as of the date of this Proxy Statement. The primary qualifications of our directors are further discussed under “Director Biographies” below.

Director Retirement Policy. The Board maintains a mandatory director retirement policy that requires each director who has attained the age of 75 to retire from the Board at the annual meeting of shareholders of the Company held in the year in which his or her current term expires, unless the Board determines such mandate for a particular director is not at the time in the best interests of the Company. Additionally, in order to encourage Board refreshment, the Board revised the director retirement policy in 2020 to provide that directors who have reached 15 years of service on the Board will also not be eligible for re-nomination to the Board at the annual meeting of shareholders of the Company in the year at which such director’s current term expires, subject to Board discretion and providing a transition period for current directors who already meet the 15 years of service to remain on the Board until the annual meeting of shareholders of the Company to be held in 2023. The Board believes this policy will ensure a healthy rotation of directors, which will promote the continued influx of new ideas and perspectives to the Board.

2021 PROXY STATEMENT	11

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR BIOGRAPHIES

JACK A. FUSCO PRESIDENT & CEO	AGE: 58 DIRECTOR SINCE: 2016

Jack A. Fusco is a director and the President and Chief Executive Officer of Cheniere. Mr. Fusco has served as President and Chief Executive Officer since May 2016 and as a director since June 2016. In addition, Mr. Fusco serves as Chairman, President and Chief Executive Officer of Cheniere Energy Partners GP, LLC, a wholly-owned subsidiary of Cheniere and the general partner of Cheniere Energy Partners, L.P. (“Cheniere Partners”) a publicly-traded limited partnership that is operating the Sabine Pass LNG terminal. Mr. Fusco served as Chairman, President and Chief Executive Officer of Cheniere Energy Partners LP Holdings, LLC (“Cheniere Holdings”) from June 2016 to September 2018. Mr. Fusco is also a Manager, President and Chief Executive Officer of the general partner of Sabine Pass LNG, L.P. and Chief Executive Officer of Sabine Pass Liquefaction, LLC. Mr. Fusco received recognition as Best CEO in the electric industry by Institutional Investor in 2012 as ranked by all industry analysts and for Best Investor Relations by a CEO or Chairman among all mid-cap companies by IR Magazine in 2013. Institutional Investor also recognized Mr. Fusco as the 2020 All-American Executive Team Best CEO in the natural gas industry.

Mr. Fusco served as Chief Executive Officer of Calpine Corporation (“Calpine”) from August 2008 to May 2014 and as Executive Chairman of Calpine from May 2014 through May 11, 2016. Mr. Fusco served as a member of the board of directors of Calpine from August 2008 until March 2018, when the sale of Calpine to an affiliate of Energy Capital Partners and a consortium of other investors was completed. Mr. Fusco was recruited by Calpine’s key shareholders in 2008, just as that company was emerging from bankruptcy. Calpine grew to become America’s largest generator of electricity from natural gas, safely and reliably meeting the needs of an economy that demands cleaner, more fuel-efficient and dependable sources of electricity. As Chief Executive Officer of Calpine, Mr. Fusco managed a team of approximately 2,300 employees and led one of the largest purchasers of natural gas in America, a successful developer of new gas-fired power generation facilities and a company that prudently managed the inherent commodity trading and balance sheet risks associated with being a merchant power producer.

Mr. Fusco’s career of over 35 years in the energy industry began with his employment at Pacific Gas & Electric Company upon graduation from California State University, Sacramento with a Bachelor of Science in Mechanical Engineering in 1984. He joined Goldman Sachs 13 years later as a Vice President with responsibility for commodity trading and marketing of wholesale electricity, a role that led to the creation of Orion Power Holdings, an independent power producer that Mr. Fusco helped found with backing from Goldman Sachs, where he served as President and Chief Executive Officer from 1998-2002. In 2004, he was asked to serve as Chairman and Chief Executive Officer of Texas Genco LLC by a group of private institutional investors, and successfully managed the transition of that business from a subsidiary of a regulated utility to a strong and profitable independent company, generating a more than 5-fold return for shareholders upon its merger with NRG in 2006.

Skills and Qualifications:

Mr. Fusco brings his prior experience leading successful energy industry companies and his perspective as President and Chief Executive Officer of Cheniere.

G. ANDREA BOTTA CHAIRMAN OF THE BOARD AND CHAIRMAN OF GOVERNANCE AND NOMINATING COMMITTEE	AGE: 67 DIRECTOR SINCE: 2010

G. Andrea Botta is the Chairman of the Board and Chairman of our Governance and Nominating Committee. Mr. Botta has served as President of Glenco LLC (“Glenco”), a private investment company, since February 2006. Prior to joining Glenco, Mr. Botta served as Managing Director of Morgan Stanley from 1999 to February 2006. Before joining Morgan Stanley, he was President of EXOR America, Inc. (formerly IFINT-USA, Inc.) from 1993 until September 1999 and for more than five years prior thereto, Vice President of Acquisitions of IFINT-USA, Inc. From March 2008 until February 2018, Mr. Botta served on the board of directors of Graphic Packaging Holding Company. Mr. Botta earned a degree in Economics and Business Administration from the University of Torino in 1976.

Skills and Qualifications:

Mr. Botta brings a unique international perspective to our Board and significant investing expertise. He has over 30 years of investing experience primarily in private equity investing.

12	CHENIERE

DIRECTOR BIOGRAPHIES

VICKY A. BAILEY MEMBER OF AUDIT COMMITTEE AND GOVERNANCE AND NOMINATING COMMITTEE	AGE: 69 DIRECTOR SINCE: 2006

Vicky A. Bailey is a member of our Audit Committee and Governance and Nominating Committee. Since November 2005, Ms. Bailey has been President of Anderson Stratton International, LLC, a strategic consulting and government relations company in Washington, D.C. and an equity owner of BHMM Energy Services. She was a partner with Johnston & Associates, LLC, a public relations firm in Washington, D.C., from March 2004 through October 2006. Prior to joining Johnston & Associates, LLC, Ms. Bailey served as Assistant Secretary for the Office of Policy and International Affairs of the U.S. Department of Energy from 2001 through February 2004. From February 2000 until May 2001, she was President and a director of PSI Energy, Inc., the Indiana electric utility subsidiary of Cinergy Corp. Prior to joining PSI Energy, Ms. Bailey was a Commissioner on the Federal Energy Regulatory Commission beginning in 1993. Ms. Bailey currently serves on the board of directors of Equitrans Midstream Corporation, a publicly-traded natural gas midstream company, PNM Resources, Inc., a publicly-traded energy holding company based in New Mexico, and Battelle

Memorial Institute, a private nonprofit applied science and technology development company in Columbus, Ohio. Ms. Bailey previously served on the board of directors of EQT Corporation, a publicly-traded petroleum and natural gas exploration and pipeline company, from July 2004 to November 2018. In January 2010, Ms. Bailey was appointed as a member of the Secretary of Energy’s Blue Ribbon Commission on America’s Nuclear Future. She received a B.S. in Industrial Management from Purdue University and completed the Advanced Management Program at the Wharton School in 2013.

Skills and Qualifications:

Ms. Bailey has extensive knowledge of the energy industry, including significant experience with the Federal Energy Regulatory Commission, and government and public relations. She brings a diverse perspective to our Board based on her experience as a strategic consultant, a former energy executive and having served as Assistant Secretary for the Office of Policy and International Affairs.

NUNO BRANDOLINI MEMBER OF COMPENSATION COMMITTEE AND GOVERNANCE AND NOMINATING COMMITTEE	AGE: 67 DIRECTOR SINCE: 2000

Nuno Brandolini is a member of our Compensation Committee and Governance and Nominating Committee. Mr. Brandolini was a general partner of Scorpion Capital Partners, L.P., a private equity firm organized as a small business investment company, until June 2014. Prior to forming Scorpion Capital and its predecessor firm, Scorpion Holding, Inc., in 1995, Mr. Brandolini served as Managing Director of Rosecliff, Inc., a leveraged buyout fund co-founded by Mr. Brandolini in 1993. Prior to 1993, Mr. Brandolini was a Vice President in the investment banking department of Salomon Brothers, Inc., and a Principal with the Batheus Group and Logic Capital, two venture capital firms. Mr. Brandolini began his career as an investment banker with Lazard Freres & Co. Mr. Brandolini previously served on the board of directors of Lilis Energy, Inc., an oil and gas exploration and production company, from February 2014 to December 2020. Mr. Brandolini received a law degree from the University of Paris and an M.B.A. from the Wharton School.

Skills and Qualifications:

Mr. Brandolini brings a unique financial perspective to our Board based on his extensive experience as an investment banker and having actively managed private equity investments for approximately 20 years.

2021 PROXY STATEMENT	13

PROPOSAL 1 – ELECTION OF DIRECTORS

DAVID B. KILPATRICK MEMBER OF AUDIT COMMITTEE AND COMPENSATION COMMITTEE	AGE: 71 DIRECTOR SINCE: 2003

David B. Kilpatrick is a member of our Audit Committee and Compensation Committee. Mr. Kilpatrick previously served as our Lead Director from June 2015 to January 2016. Mr. Kilpatrick has over 30 years of executive, management and operating experience in the oil and gas industry. He has been the President of Kilpatrick Energy Group, which invests in oil and gas ventures and provides executive management consulting services, since 1998. Mr. Kilpatrick served on the board of directors and as Chairman of the Compensation and Governance Committee of the general partner of Breitburn Energy Partners, L.P., a publicly traded MLP, from March 2008 until April 2018. Mr. Kilpatrick served on the board of managers of Woodbine Holdings, LLC, a privately held company engaged in the acquisition, development and production of oil and natural gas properties in Texas from June 2011 to December 2016. In May 2013, he was elected Chairman of the Board of Applied Natural Gas Fuels, Inc., a producer and distributor of liquefied natural gas fuel for the transportation and industrial markets, until the sale of the company in February 2018. He also served on the board of directors of PYR Energy Corporation, a publicly-traded oil and gas exploration and production company, from 2001 to 2007, and of Whittier Energy Corporation, a publicly-traded oil and gas exploration company, from 2004 to 2007. He was the President and Chief Operating Officer of Monterey Resources, Inc., an independent oil and gas company, from 1996 to 1998 and held various positions with Santa Fe Energy Resources, an oil and gas production company, from 1983 to 1996. Mr. Kilpatrick received a B.S. in Petroleum Engineering from the University of Southern California and a B.A. in Geology and Physics from Whittier College.

Skills and Qualifications:

Mr. Kilpatrick has over 30 years of executive, management and operating experience in the oil and gas industry and brings significant executive-level and consulting experience in the oil and gas industry to our Board.

SEAN T. KLIMCZAK DIRECTOR	AGE: 44 DIRECTOR SINCE: 2020

Sean T. Klimczak is a director of the Company. Mr. Klimczak is a Senior Managing Director and the Global Head of Infrastructure for The Blackstone Group L.P., a global investment firm. Before joining Blackstone, Mr. Klimczak was an Associate at Madison Dearborn Partners from 2001 to 2003. Prior to that, Mr. Klimczak worked in the Mergers & Acquisitions department of Morgan Stanley & Company’s Investment Banking Division from 1998 to 2001. Mr. Klimczak currently serves as a director of Transmission Developers Inc., a North American independent transmission provider, and The Blackstone Charitable Foundation. He also serves as a member of the Alumni Board of Harvard Business School, the Board of Trustees of Saint David’s School and the University of Notre Dame Mendoza College of Business Advisory Council. Mr. Klimczak previously served on the board of directors of the General Partner of Cheniere Partners from September 2012 to August 2017, as well as on the boards of Gridliance Holdco, LP, Custom Truck One Source, Lightstone Generation LLC, Lonestar Generation LLC, Fisterra Energy, WindMW Gmbh, Sithe Global Power LLC and Onyx Renewable Partners, L.P. Mr. Klimczak received a BBA in Finance and Business Economics from the University of Notre Dame, where he graduated summa cum laude and was elected to Beta Gamma Sigma, and an MBA with High Distinction from Harvard Business School, where he graduated with the highest academic standing in his class and was selected as a Baker Scholar, a John L. Loeb Fellow, a Henry Ford II Scholar and a William J. Carey Scholar. Mr. Klimczak was named a World Economic Forum Young Global Leader in 2015.

Skills and Qualifications:

Mr. Klimczak brings energy infrastructure industry expertise and a unique financial perspective to our Board based on his extensive investment experience with The Blackstone Group, including extensive involvement in Blackstone’s 2012 investment in Cheniere Partners. Mr. Klimczak’s appointment to the Board of Cheniere was made pursuant to an Investors’ and Registration Rights Agreement that was entered into by the Company, Cheniere Energy Partners GP, LLC, Blackstone CQP Holdco, LP (“Blackstone Holdco”) and various other related parties in connection with Blackstone Holdco’s purchase of Class B units in Cheniere Partners.

14	CHENIERE

DIRECTOR BIOGRAPHIES

ANDREW LANGHAM MEMBER OF COMPENSATION COMMITTEE AND GOVERNANCE AND NOMINATING COMMITTEE	AGE: 48 DIRECTOR SINCE: 2017

Andrew Langham is a member of our Compensation Committee and Governance and Nominating Committee. Mr. Langham has been General Counsel of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, real estate and home fashion) since 2014. From 2005 to 2014, Mr. Langham was Assistant General Counsel of Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Langham was an associate at Latham & Watkins LLP focusing on corporate finance, mergers and acquisitions, and general corporate matters. Mr. Langham has been a director of: Herc Holdings, Inc., an equipment rental company, since April 2020; Occidental Petroleum Corporation, an oil and gas exploration and production company, since March 2020; and Welbilt, Inc., a commercial foodservice equipment manufacturer, since 2016. Mr. Langham was previously a director of CVR Partners LP, a nitrogen fertilizer company, from 2015 to March 2021; CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, from 2014 to 2017;

CVR Refining, LP, an independent downstream energy limited partnership, from 2014 to 2019; Freeport-McMoRan Inc., a leading international mining company, from 2015 to 2018; and Newell Brands Inc., a global marketer of consumer and commercial products, in 2018. CVR Partners and CVR Energy are each indirectly controlled by Carl C. Icahn, and CVR Refining was previously indirectly controlled by Mr. Icahn. Mr. Icahn also has non-controlling interests in Herc Holdings, Occidental, Welbilt, Freeport-McMoRan and Newell Brands through the ownership of securities. Mr. Langham received a B.A. from Whitman College and a J.D. from the University of Washington.

Skills and Qualifications:

Mr. Langham brings a unique perspective to our Board based on his significant corporate governance, compliance, regulatory, finance and mergers and acquisitions expertise. Mr. Langham was initially appointed to the Board of Cheniere in accordance with a Nomination and Standstill Agreement that was entered into on August 15, 2015 by the Company, Icahn Capital LP and certain affiliates of Icahn Capital LP.

DONALD F. ROBILLARD, JR. CHAIRMAN OF AUDIT COMMITTEE AND MEMBER OF GOVERNANCE AND NOMINATING COMMITTEE	AGE: 69 DIRECTOR SINCE: 2014

Donald F. Robillard, Jr. is the Chairman of our Audit Committee and a member of our Governance and Nominating Committee. Mr. Robillard served as a director and the Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc. (“Hunt”), a private holding company with interests in oil and gas exploration and production, refining, real estate development, private equity investments and ranching, from July 2015 until his retirement on January 31, 2017. Mr. Robillard began his association with Hunt in 1983 as Manager of International Accounting for Hunt Oil Company, Inc., a wholly-owned subsidiary of Hunt. Serving nine of his 34 years of service to the Hunt organization in Yemen in various accounting, finance and management positions, Mr. Robillard returned to the United States to join Hunt’s executive team in 1992. Mr. Robillard was named Senior Vice President and Chief Financial Officer of Hunt in April 2007. Mr. Robillard also served, from February 2016 through August of 2017, as Chief Executive Officer and Chairman of ES Xplore, LLC, a direct hydrocarbon indicator technology company which in 2016 was spun out of

Hunt. He is currently President of Robillard Consulting, LLC, an oil and gas advisory firm. Mr. Robillard is currently on the board of directors of Helmerich & Payne, Inc., a publicly-traded oil and gas drilling company. He is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, the National Association of Corporate Directors, Financial Executives International and an advisory board member of the Institute for Ethics in Corporate Governance at the Naveen Jindal School of Management at the University of Texas at Dallas. Mr. Robillard received a B.B.A. from the University of Texas, Austin.

Skills and Qualifications:

Mr. Robillard has over 40 years of experience in the oil and gas industry and over 25 years of senior management experience. Mr. Robillard brings significant executive-level experience in the oil and gas industry, including experience with project financing for LNG facilities.

2021 PROXY STATEMENT	15

PROPOSAL 1 – ELECTION OF DIRECTORS

NEAL A. SHEAR CHAIRMAN OF COMPENSATION COMMITTEE AND MEMBER OF GOVERNANCE AND NOMINATING COMMITTEE	AGE: 66 DIRECTOR SINCE: 2014

Neal A. Shear is the Chairman of our Compensation Committee and a member of our Governance and Nominating Committee. Mr. Shear is Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP. Mr. Shear served as Interim Special Advisor to the Chief Executive Officer of Cheniere from May 2016 to November 2016 and as Interim Chief Executive Officer and President of Cheniere from December 2015 to May 2016. Mr. Shear was the Chief Executive Officer of Higgs Capital Management, a commodity focused hedge fund until September 2014. Prior to Higgs Capital Management, Mr. Shear served as Global Head of Securities at UBS Investment Bank from January 2010 to March of 2011. Previously, Mr. Shear was a Partner at Apollo Global Management, LLC, where he served as the Head of the Commodities Division. Prior to Apollo Global Management, Mr. Shear spent 26 years at Morgan Stanley serving in various roles including Head of the Commodities Division, Global Head of Fixed Income, Co-Head of Institutional Sales and Trading and Chair of the Commodities Business. He currently serves on the

Advisory Board of Green Key Technologies, a financial Voice over Internet Protocol (“VoIP”) technology company. Mr. Shear also serves as a director of Galileo Technologies S.A., a global provider of modular technologies for compressed natural gas and LNG production and transportation, since February 2017; Sable Permian Resources LLC, an independent oil and natural gas company focused on the acquisition, development and production of unconventional oil and natural gas reserves within the Permian Basin of West Texas, since May 2017; and Narl Refining Inc., the refining arm of North Atlantic Holdings St John’s Newfoundland, since November 2014. Mr. Shear received a B.S. from the University of Maryland, Robert H. Smith School of Business Management in 1976 and an M.B.A. from Cornell University, Johnson School of Business in 1978.

Skills and Qualifications:

Mr. Shear brings a unique financial and trading perspective to our Board based on his more than 30 years of experience managing commodity activity and investments.

ANDREW J. TENO MEMBER OF AUDIT COMMITTEE	AGE: 36 DIRECTOR SINCE: 2021

Mr. Teno is a member of the Audit Committee. Mr. Teno has been a Portfolio Manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since October 2020. Mr. Teno currently serves as a director of Herc Holdings Inc., an equipment rental company, and FirstEnergy Corp., an electric utility company. From 2011 to 2020, prior to joining Icahn Capital, Mr. Teno worked at Fir Tree Partners, a New York based private investment firm that invests worldwide in public and private companies, real estate and sovereign debt, where he focused on value investing across capital structures, industries and geographies. Mr. Teno also served on the board of directors of Eco-Stim Energy Solutions, Inc., an oilfield services and technology company, from 2017 to 2018. Prior to joining Fir Tree, Mr. Teno worked at Crestview Partners from

2009 to 2011 as an associate in their Private Equity business. Prior to joining Crestview, Mr. Teno worked at Gleacher Partners, an M&A boutique, from 2007 to 2009. Mr. Teno received an undergraduate business degree from the Wharton School at the University of Pennsylvania in 2007.

Skills and Qualifications:

Mr. Teno brings significant financial and strategic expertise to our Board through his extensive public and private investment experience across a diverse set of industries and investment platforms. Mr. Teno was appointed to the Board of Cheniere in accordance with a Nomination and Standstill Agreement that was entered into on August 15, 2015 by the Company, Icahn Capital LP and certain affiliates of Icahn Capital LP.

16	CHENIERE

GOVERNANCE INFORMATION

BOARD COMMITTEE MEMBERSHIP AND MEETING ATTENDANCE

The following table shows the fiscal year 2020 membership and chairpersons of our Board committees, Board and committee meetings held and attendance as a percentage of meetings eligible to attend. The current Chair of each Board committee is indicated in the table.

	NUMBER OF MEETINGS HELD	BOTTA	FUSCO	BAILEY	BRANDOLINI	EVANS(1)	FOLEY(2)	KLIMCZAK(2)	KILPATRICK	LANGHAM	MATHER(3)	ROBILLARD	SHEAR
Board	11	100%	100%	100%	100%	82%	100%	100%	91%	100%	100%	100%	100%
Audit Committee	8	—	—	100%	—	75%	—	—	100%	—	100%	100% Chair	—
Governance and Nominating Committee	6	100% Chair	—	80%	100%	100%	—	—	—	100%	—	—	—
Compensation Committee	7	—	—	—	100%	—	—	—	100%	100%	—	—	100% Chair

(1)	Ms. Evans served on the Board until her passing in January 2021.

(2)	In September 2020, Mr. Klimczak replaced Mr. Foley on the Board.

(3)	In February 2021, Mr. Teno replaced Mr. Mather on the Board.

DIRECTOR INDEPENDENCE

The Board determines the independence of each director and nominee for election as a director in accordance with the rules and regulations of the SEC and the NYSE American LLC (“NYSE American”) independence standards, which are listed below. The Board also considers relationships that a director may have:

•	as a partner, shareholder or officer of organizations that do business with or provide services to Cheniere;

•	as an executive officer of charitable organizations to which we have made or make contributions; and

•	that may interfere with the exercise of a director’s independent judgment.

The NYSE American independence standards state that the following list of persons will not be considered independent:

•

a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company other than prior employment as an interim executive officer for less than one year;

•

a director who accepts, or has an immediate family member who accepts, any compensation from the Company or any parent or subsidiary of the Company in excess of $120,000 during any period of 12 consecutive months within the past three years, other than compensation for Board or committee services, compensation paid to an immediate family member who is a non-executive employee of the Company, compensation received for former service as an interim executive officer provided the interim service did not last longer than one year, benefits under a tax-qualified retirement plan or non-discretionary compensation;

•

a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the Company or any parent or subsidiary of the Company as an executive officer;

•

a director who is, or has an immediate family member who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely

2021 PROXY STATEMENT	17

GOVERNANCE INFORMATION

from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

•

a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company’s executive officers serve on the compensation committee of such other entity; or

•

a director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

As of April 2021, the Board determined that Messrs. Botta, Brandolini, Kilpatrick, Langham, Robillard, Shear and Teno and Ms. Bailey are independent, and none of them has a relationship that may interfere with the exercise of his or her independent judgment.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure. Mr. Botta serves as the Non-Executive Chairman of the Board. Mr. Fusco serves as President and CEO of the Company.

The Company has in place strong governance mechanisms to ensure the continued accountability of the CEO to the Board and to provide strong independent leadership, including the following:

•

the Non-Executive Chairman of the Board provides independent leadership to the Board and ensures that the Board operates independently of management and that directors have an independent leadership contact;

•

each of the Board’s standing committees, consisting of the Audit, Compensation and Governance and Nominating Committees, are comprised of and chaired solely by non-employee directors who meet the independence requirements under the NYSE American listing standards and the SEC;

•	the independent directors of the Board, along with the Compensation Committee, evaluate the CEO’s performance and determine his compensation;

•

the independent directors of the Board meet in executive sessions without management present and have the opportunity to discuss the effectiveness of the Company’s management, including the CEO, the quality of Board meetings and any other issues and concerns; and

•	the Governance and Nominating Committee has oversight of succession planning, both planned and emergency, and the Board has approved an emergency CEO succession process.

The Board believes that its leadership structure assists the Board’s role in risk oversight. See the discussion on the “Board’s Role in Risk Oversight” below.

Non-Executive Chairman of the Board. The Non-Executive Chairman of the Board position is held by Mr. Botta, an independent director. The Board has appointed a Non-Executive independent Chairman of the Board to provide independent leadership to the Board. The Non-Executive Chairman of the Board role allows the Board to operate independently of management with the Non-Executive Chairman of the Board providing an independent leadership contact to the other directors. The responsibilities of the Non-Executive Chairman of the Board are set out in a Non-Executive Chairman of the Board Charter. These responsibilities include the following:

•	preside at all meetings of the Board, including executive sessions of the independent directors;

•	call meetings of the Board and meetings of the independent directors, as may be determined in the discretion of the Non-Executive Chairman of the Board;

•	work with the CEO and the Corporate Secretary to prepare the schedule of Board meetings to assure that the directors have sufficient time to discuss all agenda items;

•	prepare the Board agendas in coordination with the CEO and the Corporate Secretary;

18	CHENIERE

SHAREHOLDER OUTREACH–GOVERNANCE

•	advise the CEO of any matters that the Non-Executive Chairman of the Board determines should be included in any Board meeting agenda;

•	advise the CEO as to the quality, quantity, appropriateness and timeliness of the flow of information from the Company’s management to the Board;

•	recommend to the Board the retention of consultants who report directly to the Board;

•	act as principal liaison between the directors and the CEO;

•	in the discretion of the Non-Executive Chairman of the Board, participate in meetings of the committees of the Board;

•	in the absence of the CEO or as requested by the Board, act as the spokesperson for the Company; and

•	be available, if requested, for consultation and direct communication with major shareholders of the Company.

Board’s Role in Risk Oversight. Risks that could affect the Company are an integral part of Board and committee deliberations throughout the year. The Board has oversight responsibility for assessing the primary risks (including liquidity, credit, operations and regulatory compliance) facing the Company, the relative magnitude of these risks and management’s plan for mitigating these risks. In addition to the Board’s oversight responsibility, the committees of the Board consider the risks within their areas of responsibility. The Board and its committees receive regular reports directly from members of management who are responsible for managing particular risks within the Company. The Audit Committee discusses with management the Company’s major financial and risk exposures and the steps management has taken to mitigate such exposures, including the Company’s risk assessment and risk management policies. The Audit Committee also monitors the effectiveness of the Company’s internal control over financial reporting and legal and regulatory compliance, and confers with our independent registered public accounting firm on the results of its processes to assess risk in the context of its audit engagement. The Governance and Nominating Committee reviews with management the current and emerging environmental, sustainability and social responsibility issues impacting the Company. The Compensation Committee oversees the management of risks relating to our compensation plans and arrangements, including assessments of the relationship among the Company’s risk management policies and practices, corporate strategy and compensation policies and practices. For a discussion of the Compensation Committee’s risk oversight, please see “Review of Compensation Risk” on page 27 of this Proxy Statement. The Board and its committees regularly discuss the risks related to the Company’s business strategy at their meetings.

SHAREHOLDER OUTREACH–GOVERNANCE

The Company proactively engages with shareholders on governance topics as a matter of strategic priority, and the continuous evolution of our governance framework is a product of the Board’s responsiveness to shareholder input.

Ahead of our 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”), members of our Board and senior management led engagements with shareholders representing more than 50% of our outstanding common stock, through both video and telephonic meetings, with governance topics being a priority in these engagements.

Following our 2020 Annual Meeting, members of our Board and senior management engaged with shareholders holding more than 50% of our outstanding common stock, as well as proxy advisory firms. In addition, a major shareholder of the Company presented to the Board on emerging best practices in ESG and related disclosure. We intend to continue our proactive and constructive shareholder engagement efforts going forward and to consider any shareholder concerns that are raised with respect to our governance framework.

The Board believes that its current system of corporate governance oversight enables the directors to be prudent stewards of shareholder capital and the long-term interests of the Company and our shareholders. In addition, the Board is responsive to evolution in the general corporate governance environment.

Key Themes from Our Shareholder Outreach

Many of our shareholders have different methodologies and processes for evaluating governance programs. However, a number of common themes emerged during our engagements with shareholders, which included:

•

Continued improvement in disclosure regarding the Company’s prioritization and efforts regarding Environmental, Social, and Governance issues. In our shareholder engagements following our 2020 Annual Meeting, shareholders applauded the

2021 PROXY STATEMENT	19

GOVERNANCE INFORMATION

publication of First and Forward, specifically noting the robustness of the report and the depth of disclosure. Shareholders encouraged continued improvements in disclosure regarding the Company’s efforts to integrate ESG-related opportunities into our long-term strategic decision-making. Addressing ESG-related issues and opportunities is a focus of the Company’s executive management, with oversight from the Governance and Nominating Committee of the Board, and we have made significant progress with respect to addressing these issues and opportunities. In addition to our standalone CR report, we have added disclosure regarding ESG and the Company’s progress across key related areas below in “Corporate Responsibility.” We will continue to work to address these important issues and evolve our related disclosure in the future.

•

Continued monitoring and implementation of best governance practices. Our shareholders have expressed a desire that our Board continue to actively monitor changes in the general corporate governance environment and consider any appropriate changes to our governance practices. Our Board recognizes the importance of evolving governance best practices, is responsive to changes in the general corporate governance environment and strives to implement best governance practices in a timely manner.

Please see page 38 of this Proxy Statement for a discussion regarding actions taken by our Board with respect to compensation matters as a result of shareholder outreach.

CORPORATE RESPONSIBILITY

In 2020, we published First and Forward, our inaugural Corporate Responsibility (“CR”) report, which outlines Cheniere’s commitment to sustainability and our performance on key environmental, social, and governance (“ESG”) metrics. In 2020, we made progress on several key areas while navigating the COVID-19 pandemic, including advancing our climate strategy, strengthening diversity, equity, and inclusion efforts, and enhancing transparency and engagement on the Sustainable Development Goals (“SDGs”).

Our CR report can be viewed at www.cheniere.com/pdf/First-and-Forward-2019-Corporate-Responsibility-Report-LR2.pdf.

Climate Strategy

The Role of Natural Gas and LNG

Cheniere is the largest U.S. LNG exporter, representing around 10% of total global LNG supply. We produce reliable and affordable cleaner-burning natural gas that has reached customers in over 35 countries and regions. Our global customer base is seeking to combat challenges related to climate change and has chosen natural gas over other more carbon-intensive energy sources in order to grow their economies, improve air quality, and reduce greenhouse gas emissions. In fact, every country and region that our cargoes have been delivered to is a signatory to the Paris Agreement. We aim to support our customers in meeting their long-term energy needs as well as their climate and environmental goals.

The delivery and end use of LNG in lieu of more carbon-intensive energy sources helps our customers meet the challenge of simultaneously advancing both economic and environmental goals. Natural gas, with its lower-carbon footprint (relative to other fossil fuels), can provide significant emissions reductions to help meet the Paris Agreement’s 2°C goal. In fact, the International Energy Agency (“IEA”) estimates that switching to natural gas has already helped limit the rise in global emissions since 2010 and has avoided over 500 million metric tons (Mt) of CO2 emissions between 2010 and 2018. Based on current estimates, each cargo that leaves our terminals and is used to generate natural gas-fired electricity results in an estimated reduction of 140,000-200,000 metric tons of CO2e emissions when displacing a coal-fired power plant to generate electricity.

Climate Strategy Integration

We recognize the importance of understanding and managing risks and opportunities posed by climate change, and we see the increased focus on climate in the energy industry as a tailwind for our business. In 2018, we adopted our Climate and Sustainability Principles as we began developing our climate strategy to strengthen the long-term resilience of our business model and support our customers in the transition to a lower-carbon future. Our climate strategy starts with science as the foundation for our actions and takes a lifecycle approach to assess and manage carbon emissions across our entire value chain.

We integrate climate strategy into our core business and strategic planning with input and oversight from the Board of Directors and executive leadership, through the following:

•

Transparency: Our stakeholders, including our shareholders, receive important climate-related information through our annual CR report, which is produced consistent with elements of ESG standards and frameworks such as the Task Force on Climate-related Disclosures (“TCFD”), Sustainability Accounting Standards Board (“SASB”), IPIECA, and Global Reporting

20	CHENIERE

CORPORATE RESPONSIBILITY

Initiative (“GRI”). Further, we conducted comprehensive external stakeholder engagement in 2020, which involved over 60 individuals across six key stakeholder groups: investors, banks, ESG and credit rating agencies, gas suppliers, customers and community members to present our CR report and discuss our current and future sustainability plans and strategies.

Since publishing First and Forward, we have strengthened alignment with the TCFD and SASB frameworks by including additional key metrics in our forthcoming second CR report. We also conducted a climate scenario analysis, an important component of the TCFD framework, to understand the impact and resilience of Cheniere’s existing and future business in a low-carbon demand scenario, which will help to inform Cheniere’s business planning and strategy.

Cheniere also announced that, beginning in 2022, we will provide our long-term customers with estimated greenhouse gas “(GHG”) emissions data associated with each cargo (“CE tags”). These CE tags will provide access to transparent emissions data for our cargoes, a crucial step in understanding and managing emissions profiles. Clear and transparent data will enable Cheniere and our value chain partners, from upstream producers, midstream infrastructure providers, LNG ship owners and downstream LNG consumers, to identify tangible opportunities to drive continuous improvements in environmental performance. You can view our announcement at https://lngir.cheniere.com/news-events/press-releases/detail/214/cheniere-to-provide-cargo-emissions-data-to-lng-customers .

•

Mitigation: As the largest U.S. LNG exporter, the second largest LNG operator in the world, and one of the largest physical consumers of natural gas in the United States, we recognize our responsibility to ensure and improve the environmental performance of our LNG operations. Cheniere is committed to making improvements in monitoring, reporting, and verifying (“MRV”) emissions across the value chain, and in reducing GHG emissions, including methane, in order to enhance the environmental performance and competitiveness of our LNG.

We are analyzing lifecycle GHG emissions, including methane emissions, across Cheniere’s value chain. This lifecycle analysis includes consideration of Scope 1, 2 and 3 emissions. Our goal is to improve the quantification of lifecycle emissions for LNG and support efforts to reduce emissions across the value chain.

We are engaging our counterparties both upstream and downstream of our facilities to identify opportunities to improve environmental performance and maximize the climate benefits of the LNG we produce. We have advanced peer-reviewed studies to better understand emissions profiles, including methane and GHG emissions, from upstream production and LNG shipping operations, as part of the Collaboratory to Advance Methane Science (“CAMS”), an organization which we co-founded. As detailed in First and Forward, we noted a 33% reduction in Scope 1 GHG emissions intensity and a 62% reduction in methane intensity from 2016 to 2019.

Disciplined and coordinated execution of this strategy, alongside the global transition to lower carbon emissions, has the potential to provide Cheniere with further strategic opportunities. Cheniere is in a unique position to facilitate change given the scale of our business and the significant reach we have both upstream and downstream of our LNG facilities. This provides a strong framework to help ensure that our partners and customers across the value chain realize the full environmental benefits of our LNG.

Climate Scenario Analysis

As noted in First and Forward, we have taken steps to align our climate strategy and disclosures with the recommendations of the TCFD. The IEA and other leading organizations have concluded that the risk of stranded LNG export facilities is limited, even under a less-than-2°C carbon-constrained scenario, and that fuel switching to natural gas from more carbon-intensive fossil fuels will be an important component in reaching temperature targets set forth by the Paris Agreement.1 We retained a leading global consulting firm (the “Consultant”) to conduct a climate scenario analysis, as recommended by the TCFD, and to assess the conclusions of the IEA related to LNG demand under several climate-related scenarios, including a 2°C-or-lower warming scenario. In April 2021, we published key findings of the climate scenario analysis, entitled Climate Scenario Analysis: Transitional Risk. The report can be found at www.cheniere.com/resources.

Additional details on our climate and TCFD disclosure can be found at www.cheniere.com/csr/climate/.

[1]

The Paris Agreement has an objective of “holding the increase in the global average temperature to well below 2°C above pre-industrial levels and pursuing efforts to limit the temperature increase to 1.5 °C above pre-industrial levels”.

2021 PROXY STATEMENT	21

GOVERNANCE INFORMATION

COVID-19 Response

Cheniere’s response to COVID-19 prioritizes the health and safety of our workforce while maintaining safe operations and business continuity. Our Business Support Team (“BST”), a cross-functional leadership team of executives from across Cheniere, leads our crisis and risk management efforts. Key features of our response include:

•	Established temporary housing at the Liquefaction Projects, added protective measures for our workforce, and administered temperature checks at both Liquefaction Projects and in selected offices

•	Implemented a case management process at all locations, with the support of a trained contact tracing team

•	Provided personal protective equipment (“PPE”) and enhanced cleaning and disinfecting practices at all offices and sites

•	Implemented work-from-home protocols and social distancing protocols in offices coupled with capacity management

•	Implemented a pandemic personal risk assessment policy and site-specific Return to Workplace procedures

•	Contracted with a medical advisor to consult with the BST on response strategies and best practices

•	Managed COVID-19 protocols through multiple hurricane responses

•	Adopted “zero contact” operations at the Liquefaction Projects to protect both incoming vessel crews and our terminal team

Cheniere also contributed over $1 million to support organizations in our communities where we live and work in Louisiana, Texas, Oklahoma, Washington D.C., the U.K. and China, providing critical equipment and PPE to first responders and frontline healthcare workers and addressing food insecurity.

Additional details on our COVID-19 response can be found at www.cheniere.com/csr/team/going-the-social-distance-our-covid-19-response .

Human Capital Management

In 2020, diversity, equity and inclusion (“DEI”) was a core focus for Cheniere. We believe that maintaining a diverse and inclusive culture supports our ability to attract and retain talent, drive innovation and enable the long-term success of our business. We engaged a leading third-party expert to conduct a company-wide assessment of the current state of our DEI policies, practices, and culture. This included a company-wide DEI survey, in-depth interviews with employee focus groups, DEI workshops with our executive leaders, and recommended best practices. These efforts have informed our comprehensive DEI strategy and roadmap for 2021 and beyond.

Cheniere’s human capital management programs focus on talent attraction and retention, rewards and remuneration, employee relations, employee engagement, diversity and inclusion, and training and development.

Highlights include:

•	Paid internships, rotational positions, diversity-targeted recruiting, and a series of local apprenticeship and training programs to support a local talent pool

•	Competitive benefits package and offerings to support wellness and mental health

•	Anonymous employee engagement surveys and outlets to submit questions and concerns

•	Access to resource groups such as Women Inspiring and Leading Success, which promotes a global culture of diversity, and the Emerging Professionals Network, and Cultural Champions teams.

•	Development and training opportunities for all employees, including access to over 160 online learning courses and funding for employees’ external professional certifications and continuing education

•	Annual performance reviews and regular talent reviews to identify development needs and succession plans

Additional details on our human capital management can be found at www.cheniere.com/csr/team.

22	CHENIERE

CORPORATE RESPONSIBILITY

Health and Safety

Safety is a core value at Cheniere, and we are committed to a safety-first culture in all aspects of our business. Our Cheniere Integrated Management System (CIMS) coordinates the management of all our core business functions to enable excellence in safety, health, and environmental performance, as well as operational reliability. We also facilitate this commitment through the following:

•	Commitment to a robust safety culture, including asset location and office Safety Committees chaired by employees

•	Safety compliance requirements to pre-qualify, monitor and evaluate suppliers

•	Robust training program to ensure compliance with Cheniere-specific and regulatory safety requirements

•	Governance and assurance programs to assess effectiveness of health and safety programs and drive continuous improvement

•	Processes to document incidents and share lessons learned across the Company

•	Safety target included in the compensation scorecard which is tied to the annual incentive program for all employees

Additional details on health and safety can be found at www.cheniere.com/csr/safety.

Community Engagement and Development

Maintaining strong community relations and supporting local community development supports the successes of both our communities and our business over the long-term. We engage with our communities from the earliest stage of planning throughout the project lifecycle and support local economic development through community investments, corporate giving and volunteering, and supporting a local workforce and supplier base. Oversight and initiatives include:

•	A robust stakeholder engagement plan whereby our site leadership engages with their community counterparts on a regular basis

•	A social risk assessment process that informs our community investments and aligns them with community needs

•	Formal feedback processes at our sites to collect, record, analyze, and respond to feedback

•	Cheniere Foundation, Employee Giving Fund and direct company contributions, including over $2 million in COVID-related support and hurricane relief in our communities in 2020

•	Annual environmental contributions for marine habitats, coastal restoration and air quality

•	Portfolio of mentorship, educational, and apprenticeship programs to help create jobs and provide local residents with skills to enter the workforce

Global community giving $4.4 million	Provided over 8,000 volunteer hours	Received the Salvation Army’s Humanitarian Award	COVID PPE and 1,250 meals to frontline workers

Additional details on our community engagement and development can be found at www.cheniere.com/csr/community/community-engagement and www.cheniere.com/csr/community/community-investment.

Political Engagement

We are committed to high ethical standards, as codified in Cheniere’s Code of Business Conduct and Ethics. We expect employees to uphold the highest standards of ethical behavior and conduct all political advocacy activities in compliance with applicable state and federal laws as well as our policies. We comply with regulatory standards associated with registration and reporting of our lobbying activities, which are limited to the U.S. only.

•	Our lobbying activity is publicly available in the Federal Lobbying Database, as well as in the Texas and Louisiana state databases

•	Cheniere’s memberships in 501(c)(4) and 501(c)(6) organizations can be found at www.cheniere.com/resources/memberships-trade-associations

Additional details on our political engagement can be found at www.cheniere.com/csr/governance/political-engagement.

2021 PROXY STATEMENT	23

GOVERNANCE INFORMATION

Human Rights and Labor Standards

Cheniere is committed to the respect for human rights of all people, and we demonstrate this commitment in our business practices. We strive to work with suppliers, contractors, and vendors who promote, embrace and comply with similar values:

•

We prohibit the use of forced labor in our operations in compliance with applicable laws. We do not employ child labor and comply with the employment age requirements set forth in the laws applicable to our operations.

•

Our supplier code of conduct provides that Cheniere strives to not purchase products or components from suppliers that use forced labor, prison labor, indentured labor or exploited bonded labor, or who permit their suppliers to do so. Our policy also provides that we strive to not purchase products or components thereof manufactured by persons younger than 15 years of age, or younger than the age of completing compulsory education in the country of manufacture where such age is higher than 15.

MEETINGS AND COMMITTEES OF THE BOARD

Our operations are managed under the broad supervision and direction of the Board, which has the ultimate responsibility for the oversight of the Company’s general operating philosophy, objectives, goals and policies. Pursuant to authority delegated by the Board, certain Board functions are discharged by the Board’s standing Audit, Governance and Nominating and Compensation Committees. Members of the Audit, Governance and Nominating and Compensation Committees for a given year are selected by the Board following the annual shareholders’ meeting. During the fiscal year ended December 31, 2020, our Board held 11 meetings. Each incumbent member of the Board attended or participated in at least 75% of the aggregate number of: (i) Board meetings; and (ii) committee meetings held by each committee of the Board on which the director served during the period for which each director served, with the exception of Mr. Teno who was not a member of the Board in 2020. Although directors are not required to attend annual shareholders’ meetings, they are encouraged to attend such meetings. At the 2020 Annual Meeting of Shareholders, which was held solely as a virtual meeting, all of the 11 members of the Board then serving were present.

Committee Membership as of April 9, 2021:

AUDIT COMMITTEE	GOVERNANCE AND NOMINATING COMMITTEE	COMPENSATION COMMITTEE

Donald F. Robillard, Jr.*	G. Andrea Botta*	Neal A. Shear*

Vicky A. Bailey	Vicky A. Bailey	Nuno Brandolini

David B. Kilpatrick	Nuno Brandolini	David B. Kilpatrick

Andrew J. Teno	Andrew Langham	Andrew Langham

Donald F. Robillard, Jr.

Neal A. Shear

*	Chair of Committee

AUDIT COMMITTEE

Each member of the Audit Committee has been determined by the Board to be “independent” as defined by the NYSE American listing standards and by the SEC, and the Board determined that each of Messrs. Robillard and Teno is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee held 8 meetings during the fiscal year ended December 31, 2020.

The Audit Committee has a written charter, which is available on our website at www.cheniere.com. The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee assists the Board in overseeing:

•	the integrity of the Company’s financial statements;

•	the qualifications, independence and performance of our independent auditor;

24	CHENIERE

GOVERNANCE AND NOMINATING COMMITTEE

•	our internal audit function and systems of internal controls over financial reporting and disclosure controls and procedures; and

•	compliance by the Company with legal and regulatory requirements.

The Audit Committee maintains a channel of communication among the independent auditor, principal financial and accounting officers, VP-internal audit, compliance officer and the Board concerning our financial and compliance position and affairs. The Audit Committee has and may exercise all powers and authority of the Board in connection with carrying out its functions and responsibilities and has sole authority to select and retain the independent auditor and authority to engage and determine funding for independent legal, accounting or other advisers. The Audit Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and complying with applicable laws and regulations.

GOVERNANCE AND NOMINATING COMMITTEE

Each member of the Governance and Nominating Committee has been determined by the Board to be “independent” as defined by the NYSE American listing standards and by the SEC. The Governance and Nominating Committee held 6 meetings during the fiscal year ended December 31, 2020.

The Governance and Nominating Committee has a written charter, which is available on our website at www.cheniere.com. The Governance and Nominating Committee is appointed by the Board to develop and maintain the Company’s corporate governance policies. The Governance and Nominating Committee also oversees our Director Nomination Policy and Procedures. The Governance and Nominating Committee has the following duties and responsibilities, among others:

•	develop a process, subject to approval by the Board, for an annual evaluation of the Board and its committees and oversee this evaluation;

•

identify, recruit and evaluate individuals qualified to serve on the Board in accordance with the Company’s Director Nomination Policy and Procedures and recommend to the Board such director nominees to be considered for election at the Company’s annual meeting of shareholders or to be appointed by the Board to fill an existing or newly created vacancy on the Board;

•

recommend to the Board action to be taken with respect to (i) any offer of resignation from a director who did not receive a majority of votes cast at his or her election, or (ii) any waiver from the director retirement policy;

•	identify, at least annually, members of the Board to serve on each Board committee and as chairman of each Board committee and recommend each such member and chairman to the Board for approval;

•	assist the Board in evaluating and determining director independence under applicable laws, rules and regulations, including the rules and regulations of the NYSE American;

•	develop and maintain policies and procedures with respect to the evaluation of the performance of the CEO;

•	review periodically the size of the Board and the structure, composition and responsibilities of the committees of the Board to enhance continued effectiveness;

•

review, at least annually, director compensation for service on the Board and Board committees, including Non-Executive Chairman compensation and committee chairmen compensation, and recommend any changes to the Board;

•	review, at least annually, the Company’s policies and practices relating to corporate governance and, when necessary or appropriate, recommend any proposed changes to the Board for approval;

•

provide oversight of a process by each committee of the Board to review, at least annually, the applicable charter of such committee and, when necessary or appropriate, recommend changes in such charters to the Board for approval;

•

along with the independent directors of the Board, develop and maintain policies and principles with respect to the search for and evaluation of potential successors to the CEO, and maintain a succession plan in accordance with such policies;

•	develop and oversee continuing education programs for directors;

•	review emerging corporate governance issues and practices;

•	review with management and provide oversight of the current and emerging environmental, sustainability and social responsibility issues impacting the Company; and

•	review, at least annually, the Company’s climate change and sustainability policies and strategies.

2021 PROXY STATEMENT	25

GOVERNANCE INFORMATION

COMPENSATION COMMITTEE

Each member of the Compensation Committee has been determined by the Board to be “independent” as defined by the NYSE American listing standards and by the SEC. The Compensation Committee held 7 meetings during the fiscal year ended December 31, 2020.

The Compensation Committee has a written charter, which is available on our website at www.cheniere.com. The Compensation Committee is appointed by the Board to review and approve the compensation policies, practices and plans of the Company. The Chairman of the Compensation Committee, in consultation with other Compensation Committee members, members of management and the independent compensation consultant, determines the agenda and dates of Compensation Committee meetings.

The Compensation Committee’s charter is reviewed annually. Changes to the charter must be approved by the Board on the recommendation of the Compensation Committee. The charter provides that the Compensation Committee has the sole authority to retain, oversee and terminate any compensation consultant, independent legal counsel or other adviser engaged to assist in the evaluation of compensation of directors and executive officers of the Company, including the sole authority to approve such adviser’s fees and other retention terms. Pursuant to the charter, the Compensation Committee has the following duties and responsibilities, among others:

•

review and approve corporate goals and objectives, after consultation with the Board and management and consistent with stockholder-approved compensation plans, for performance-based compensation for the CEO and other executive officers for the defined performance period;

•	review and recommend to the Board for approval the maximum amount of performance-based compensation for the CEO and other executive officers for the defined performance period;

•

review and certify, in writing, whether established goals and objectives of any performance-based compensation plans for the CEO and other executive officers have been met for the completed performance period;

•

review and recommend to the Board for approval performance-based compensation, if any, for the CEO and other executive officers based on the established corporate goals and objectives for the completed performance period;

•	review and recommend to the Board for approval the compensation level for the CEO and other executive officers based on the Compensation Committee’s evaluations;

•	report to the Board on the performance of the CEO and other executive officers in light of the established corporate goals and objectives for the performance period;

•	assess the ongoing competitiveness of the total executive compensation package;

•	review and approve budgets and guidelines for performance-based compensation;

•	review existing cash-based and equity-based compensation plans;

•

review and recommend to the Board for approval all new cash-based, equity-based and performance-based compensation plans and all material modifications to existing compensation plans, provided that any equity-based inducement plans shall be approved by the Compensation Committee;

•

review and discuss the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information and recommend that the CD&A and related executive compensation information be included in the Company’s proxy statement and annual report on Form 10-K, as required by the rules and regulations of the SEC;

•

approve the Compensation Committee Report on executive officer compensation included in the Company’s proxy statement or annual report on Form 10-K, as required by the rules and regulations of the SEC;

•

review and recommend to the Board for approval the frequency with which the Company will conduct say-on-pay votes, taking into account the results of the most recent shareholder advisory vote on frequency of say-on-pay votes required by the rules and regulations of the SEC, and review and approve the proposals regarding the say-on-pay vote and the frequency of the say-on-pay vote to be included in the Company’s proxy statement;

•

review and recommend to the Board for approval any employment agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments to the foregoing, applicable to executive officers, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

26	CHENIERE

REVIEW OF COMPENSATION RISK

•

review and recommend to the Board for approval new hire and promotion compensation arrangements for executive officers, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

•	administer the Company’s stock plans;

•

grant awards under the stock plans or delegate that responsibility to the Equity Grant Committee or a committee of the Board, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

•	conduct and review an annual Committee performance evaluation; and

•

review the Company’s executive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss, at least annually, the relationship between risk management policies and practices and executive compensation and evaluate executive compensation policies and practices that may mitigate any such risk.

REVIEW OF COMPENSATION RISK

The Compensation Committee considered the risks associated with our compensation policies and practices in 2020. The Compensation Committee concluded that our compensation policies and practices were not reasonably likely to have a material adverse effect on the Company and did not include risk-taking incentives or encourage our employees, including our executive officers, to take excessive risks in order to receive larger awards. As part of this analysis, the Compensation Committee considered the individual components of our executive officers’ compensation, the performance measures required to be achieved to earn cash bonus and equity awards and the vesting schedule of the equity awards. In concluding that our incentive plans do not promote excessive risk, the Compensation Committee considered the following factors, among others:

•

A significant portion of our executive officers’ compensation is tied to developmental, operating and corporate performance goals, and the achievement of the performance goals is conducted in accordance with the Company’s risk framework approved by the Board.

•

A significant portion of our executive officers’ compensation is provided in equity and is tied to the stock value of the Company, and our executive officer stock ownership guidelines subject our executive officers to minimum share ownership and retention requirements, further aligning their interests with those of our shareholders.

•	Our compensation program design provides a mix of annual and longer-term incentives and performance measures.

•	Our compensation mix is not overly weighted toward annual incentives.

•

We do not maintain highly leveraged payout curves for incentive compensation opportunities, nor do we maintain steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds.

•	We currently do not grant stock options.

•	The Compensation Committee has discretion over incentive award payouts, and compliance and ethical behavior are integral factors considered in all performance assessments.

•

The Company’s Policy on Insider Trading and Compliance prohibits executive officers, directors and employees from hedging and effecting short sales of the Company’s stock and prohibits pledging of the Company’s stock.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, is available on the Company’s website at www.cheniere.com.

Our Corporate Governance Guidelines set out the material corporate practices that the Board has implemented which serve the best interests of the Company and its shareholders. Our Corporate Governance Guidelines are available on the Company’s website at www.cheniere.com.

2021 PROXY STATEMENT	27

GOVERNANCE INFORMATION

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Upon joining the Board, as part of our onboarding process, new directors participate in a director orientation program that introduces them to the Company, which includes a review of background materials and meetings with management. This orientation enables new directors to become familiar with our business and strategic plans, significant financial matters, core values, including our Code of Business Conduct and Ethics, compliance programs and corporate governance practices, and other key policies and practices, including workplace safety, risk management, investor relations and sustainability efforts.

Continuing education opportunities are provided to keep directors updated with information about our industry, corporate governance developments and critical strategic issues facing the Company, and other matters relevant to Board service. To enhance the Board’s understanding of some of the unique issues facing our business, directors are invited to visit our operating locations, tour our facilities and directly interact with the personnel responsible for our day-to-day operations. Directors also participate in the National Association of Corporate Directors (NACD), of which the Company is a member.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From January 1, 2020 through the end of 2020, the Compensation Committee consisted of Messrs. Brandolini, Kilpatrick, Langham and Shear, none of whom were employees or officers of the Company in 2020. During 2020, none of our executive officers served as a member of the compensation committee of any other company that had an executive officer who served as a member of our Board. During 2020, none of our executive officers served as a member of the board of directors of any other company that had an executive officer who served as a member of our Compensation Committee. Mr. Shear served as the Interim Chief Executive Officer and President of Cheniere from December 2015 to May 2016.

DIRECTOR COMPENSATION

Our Corporate Governance Guidelines provide for compensation for our directors’ services, in recognition of their time and skills. Directors who are also our officers or employees do not receive additional compensation for serving on the Board.

Maintaining a market-based compensation program for our directors enables the Company to attract qualified members to serve on the Board. The Governance and Nominating Committee, with the assistance of our independent compensation consultant, periodically reviews our director compensation levels and practices and compares them to that of comparable companies to ensure they are aligned with market practices. Specifically, comparisons are made to the companies included in our peer group used for benchmarking the compensation of our executive officers, which is discussed under “Peer Group” below. Based on the results of such competitive reviews, the Governance and Nominating Committee may recommend changes to our director compensation program to the Board for approval.

The Board did not increase annual director compensation in 2020, after approving an increase to the annual compensation for each non-employee director for his or her service from $210,000 to $295,000 in 2019. Mr. Fusco did not receive any compensation for his service as a director. Given the economic volatility and uncertainty in 2020, we revised our director elections for fiscal year 2020 to provide that all director compensation paid in 2020 for the 2020-2021 service period be paid in restricted stock rather than a combination of restricted stock and cash. Directors were able to elect to receive the annual compensation either (i) 100% in restricted stock or (ii) $50,000 in cash, payable in 2021, and $245,000 in restricted stock. Additional compensation is also paid for Board leadership positions, to recognize the additional time required to perform their responsibilities. These additional fees are as follows, which may be received either (i) 100% in restricted stock or (ii) 25% in cash, payable in 2021, and 75% in restricted stock: $30,000 for the Chair of the Audit Committee; $20,000 for the Chair of the Compensation Committee; $10,000 for the Chair of the Governance and Nominating Committee; and $185,000 for the Non-Executive Chairman. Cash payments are made quarterly in 2021. The directors’ restricted stock equity retainer of $195,000 and 50% of all Chair fees awarded in 2020 vest on the earlier of: (i) the day immediately prior to the date of the Company’s regular annual meeting of shareholders in the calendar year following the calendar year in which the date of the grant occurs; and (ii) the first anniversary of the date of grant. If a director elects to receive their $100,000 non-equity retainer and 50% cash portion of their committee chair fees (collectively, the “remaining compensation”) in restricted stock in lieu of cash, such restricted stock vests quarterly. Should a director resign, their remaining pro-rated compensation is paid in cash upon such resignation as if a 100% cash election had

28	CHENIERE

DIRECTOR COMPENSATION

been made for their remaining compensation. Notwithstanding the general terms of the non-employee director compensation program set forth above, the Compensation Committee determined to vest a pro-rata portion of Mr. Mather’s annual compensation in connection with his February 2021 resignation from the Board.

The Governance and Nominating Committee continues to evaluate our total director compensation package to ensure competitiveness with market practices, as well as fairness and appropriateness in light of the responsibilities and obligations of our non-employee directors.

The compensation earned by or paid to our non-employee directors for the year ended December 31, 2020, is set forth in the following table:

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2020

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Vicky A. Bailey(2)	$50,000	$245,040	—	—	—	—	$295,040
G. Andrea Botta(3)	$98,750	$391,270	—	—	—	—	$490,020
Nuno Brandolini(4)	$50,000	$245,040	—	—	—	—	$295,040
Michele A. Evans(5)	$—	$295,050	—	—	—	—	$295,050
David I. Foley(6)	$50,000	$—	—	—	—	—	$50,000
Sean T. Klimczak(7)	$—	$—	—	—	—	—	$—
David B. Kilpatrick(8)	$50,000	$295,050	—	—	—	—	$345,050
Andrew Langham(9)	$—	$295,050	—	—	—	—	$295,050
Courtney Mather(10)	$—	$295,050	—	—	—	—	$295,050
Donald A. Robillard, Jr.(11)	$—	$325,048	—	—	—	—	$325,048
Neal A. Shear(12)	$—	$315,021	—	—	—	—	$315,021

(1)

For Ms. Bailey, Ms. Evans and Messrs. Botta, Brandolini, Foley, Kilpatrick, Langham, Mather, Robillard and Shear, the amounts in this column reflect the grant date fair values (at $41.78 per share on May 14, 2020) of awards granted on May 14, 2020.

(2)

Ms. Bailey was granted 5,865 shares of restricted stock on May 14, 2020, with a grant date fair value of $245,040. As of December 31, 2020, she had a total 4,668 shares of restricted stock outstanding.

(3)

Mr. Botta was granted 9,365 shares of restricted stock on May 14, 2020, with a grant date fair value of $391,270. Mr. Botta receives $185,000 for his service as Non-Executive Chairman of the Board of Directors. Mr. Botta receives $10,000 for his service as Chairman of the Governance and Nominating Committee. As of December 31, 2019, he had a total of 7,001 shares of restricted stock outstanding.

(4)

Mr. Brandolini was granted 5,865 shares of restricted stock on May 14, 2020, with a grant date fair value of $245,040. As of December 31, 2020, he had a total of 4,668 shares of restricted stock outstanding.

(5)

Ms. Evans was granted 7,062 shares of restricted stock on May 14, 2020, with a grant date fair value of $295,050. As of December 31, 2020, she had a total of 5,866 shares of restricted stock outstanding.

(6)

Beginning with the 2020 Annual Meeting and pursuant to arrangements with Mr. Foley and Blackstone, no compensation was paid to Mr. Foley or Blackstone in connection with Mr. Foley’s service on the Board.

(7)	Pursuant to arrangements with Mr. Klimczak and Blackstone, Mr. Klimczak does not receive compensation for his service on the Board.

(8)

Mr. Kilpatrick was granted 7,062 shares of restricted stock on May 14, 2020, with a grant date fair value of $295,050. As of December 31, 2020, he had a total of 5,866 shares of restricted stock outstanding.

(9)

Mr. Langham was granted 7,062 shares of restricted stock on May 14, 2020, with a grant date fair value of $295,050. As of December 31, 2020, he had a total of 5,866 shares of restricted stock outstanding.

(10)

Mr. Mather was granted 7,062 shares of restricted stock on May 14, 2020, with a grant date fair value of $295,050. As of December 31, 2020, he had a total of 5,866 shares of restricted stock outstanding.

(11)

Mr. Robillard was granted 7,780 shares of restricted stock on May 14, 2020, with a grant date fair value of $325,048. Mr. Robillard receives $30,000 for his service as Chairman of the Audit Committee, paid in the form of restricted stock. As of December 31, 2020, he had a total of 6,404 shares of restricted stock outstanding.

(12)

Mr. Shear was granted 7,540 shares of restricted stock on May 14, 2020, with a grant date fair value of $315,021. Mr. Shear receives $20,000 for his service as Chairman of the Compensation Committee, paid in the form of restricted stock. As of December 31, 2020, he had a total of 6,224 shares of restricted stock outstanding.

Directors are also reimbursed for their expenses incurred by attending Board, committee and stockholder meetings, including those for travel, meals and lodging. Occasionally, a spouse or other guest may accompany directors on charter flights when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company and, as a result, no amount is reflected in the 2020 Director Compensation table.

2021 PROXY STATEMENT	29

MANAGEMENT

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of each of our executive officers (for purposes of Rule 3b-7 under the Securities Exchange Act of 1934 and this Proxy Statement), as of the Record Date, all of whom serve at the request of the Board:

NAME	AGE	POSITION
Jack A. Fusco	58	Director, President and Chief Executive Officer
Anatol Feygin	52	Executive Vice President and Chief Commercial Officer
Sean N. Markowitz	47	Executive Vice President, Chief Legal Officer and Corporate Secretary
Zach Davis	36	Senior Vice President and Chief Financial Officer
Aaron Stephenson	65	Senior Vice President, Operations

Jack A. Fusco

President and Chief Executive Officer

Mr. Fusco has served as President and Chief Executive Officer since May 2016. Further information regarding Mr. Fusco is provided above under “Director Biographies.”

Anatol Feygin

Executive Vice President and Chief Commercial Officer

Mr. Feygin has served as Executive Vice President and Chief Commercial Officer since September 2016. Mr. Feygin joined Cheniere in March 2014 as Senior Vice President, Strategy and Corporate Development. Mr. Feygin also currently serves as Executive Vice President and Chief Commercial Officer of Cheniere Partners GP, LLC, and previously served as a director and Executive Vice President and Chief Commercial Officer of Cheniere Holdings from September 2016 and August 2017, respectively, to September 2018. Mr. Feygin currently serves as a member of the board of directors of Diamond Offshore Drilling, Inc., since May 2019. Prior to joining Cheniere, Mr. Feygin worked with Loews Corporation from November 2007 to March 2014, most recently as its Vice President, Energy Strategist and Senior Portfolio Manager. Prior to joining Loews, Mr. Feygin spent three years at Bank of America, most recently as Head of Global Commodity Strategy. Mr. Feygin began his banking career at J.P. Morgan Securities Inc. as Senior Analyst, Natural Gas Pipelines and Distributors. Mr. Feygin earned a B.S. in Electrical Engineering from Rutgers University and an M.B.A. in Finance from the Leonard N. Stern School of Business at New York University.

Sean N. Markowitz

Executive Vice President, Chief Legal Officer and Corporate Secretary

Mr. Markowitz has served as Executive Vice President, Chief Legal Officer and Corporate Secretary since February 2020, and previously served as General Counsel and Corporate Secretary from September 2016 to February 2020. Mr. Markowitz joined Cheniere in October 2015 as Assistant General Counsel and Corporate Secretary. Mr. Markowitz served as Interim General Counsel and Corporate Secretary from June 2016 to September 2016. Mr. Markowitz has served as Executive Vice President, Chief Legal Officer and Corporate Secretary of Cheniere Partners GP since May 2020 and previously served as General Counsel and Corporate Secretary from December 2016 and December 2015, respectively, to May 2020. Mr. Markowitz also previously served as General Counsel and Corporate Secretary of Cheniere Holdings from November 2016 and December 2015, respectively, to September 2018. Prior to joining Cheniere, Mr. Markowitz served as General Counsel and Corporate Secretary for Sizmek, Inc. (and its predecessor company, Digital Generation, Inc.) from August 2012 to May 2015. Prior to joining Digital Generation, Inc., Mr. Markowitz served as Chief Legal Counsel—Commercial for Alon USA Energy, Inc. from August 2010 to August 2012 (and as Assistant General Counsel from December 2008 to July 2010). From January 2006 to December 2008, Mr. Markowitz served as Counsel—Corporate Acquisitions and Finance for Electronic Data Systems Corporation which was acquired by Hewlett-Packard Company in August 2008. Mr. Markowitz’s earlier career experience includes service with the law firms of Fulbright & Jaworski L.L.P. (now a part of Norton Rose Fulbright), Hughes & Luce L.L.P. (now a part of K&L Gates LLP) and Andrews Kurth LLP (now a part of Hunton Andrews Kurth LLP). Mr. Markowitz earned his J.D., with honors, from The University of Texas School of Law and graduated magna cum laude with a B.S. in Economics from the Wharton School of the University of Pennsylvania.

30	CHENIERE

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Zach Davis

Senior Vice President and Chief Financial Officer

Mr. Davis has served as Senior Vice President and Chief Financial Officer since August 2020. Mr. Davis also serves as a director and Senior Vice President and Chief Financial Officer of Cheniere Partners GP. Mr. Davis joined Cheniere in November 2013. He previously served as Senior Vice President, Finance from February 2020 to August 2020 and as Vice President, Finance and Planning from October 2016 to February 2020. Mr. Davis has over 13 years of energy finance experience, focusing on strategic advisory assignments and financings for companies, projects and assets in the LNG, power, renewable energy, midstream and infrastructure sectors. Prior to joining Cheniere, Mr. Davis held energy investment banking and project finance roles at Credit Suisse, Marathon Capital and HSH Nordbank. Mr. Davis received a B.S. in Economics from Duke University.

Aaron Stephenson

Senior Vice President, Operations

Mr. Stephenson has served as Senior Vice President, Operations since November 2019. Mr. Stephenson also serves as a director and Senior Vice President, Operations of Cheniere Partners GP. Mr. Stephenson joined Cheniere in April 2013 as Director, Production, Sabine Pass Operations, leading the effort to prepare for liquefaction operations. In May 2016, he moved into the position of Vice President and General Manager for the Sabine Pass facility. Mr. Stephenson has over 40 years of experience in the energy industry, focusing for the past 17 years on LNG. He has worked in various locations around the world, including Yemen, London, and Peru. Before joining Cheniere, he served as Plant Manager at Peru LNG. His professional experience includes filling the roles of LNG Plant Manager, E&P Manager, Commissioning Manager, Plant Engineering Manager, and Project Engineer. Prior company affiliations include Cities Service Oil Co., Oxy USA, and Hunt Oil Co. Mr. Stephenson has a B.S. in Mechanical Engineering from Lamar University.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Certificate of Incorporation, as amended, and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permissible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

We have also entered into an Indemnification Agreement with members of our Board and certain officers of the Company. The Indemnification Agreement provides for indemnification for all expenses and claims that a director or officer incurs as a result of actions taken, or not taken, on behalf of the Company while serving as a director, officer, employee, controlling person, selling shareholder, agent or fiduciary (the “Indemnitee”) of the Company, or any subsidiary of the Company, with such indemnification to be paid within 25 days after written demand. The Indemnification Agreement provides that no indemnification will generally be provided: (1) for claims brought by the Indemnitee, except for a claim of indemnity under the Indemnification Agreement, if the Company approves the bringing of such claim, or as otherwise required under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), regardless of whether the Indemnitee ultimately is determined to be entitled to indemnification; (2) for claims under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (3) if the Indemnitee did not act in good faith or in a manner reasonably believed by the Indemnitee to be in or not opposed to the best interests of the Company; (4) if the Indemnitee had reasonable cause to believe that his or her conduct was unlawful in a criminal proceeding; or (5) if the Indemnitee is adjudged liable to the Company, unless the court in which such action is brought permits indemnification in accordance with the DGCL. Indemnification will be provided to the extent permitted by law, the Company’s Restated Certificate of Incorporation, as amended, and Bylaws, and to a greater extent if, by law, the scope of coverage is expanded after the date of the Indemnification Agreement. In all events, the scope of coverage will not be less than what is in existence on the date of the Indemnification Agreement.

2021 PROXY STATEMENT	31

EQUITY COMPENSATION

PLAN INFORMATION

The following table provides information about our compensation plans as of December 31, 2020. The equity compensation plans approved by our shareholders consist of the Cheniere Energy, Inc. 2011 Incentive Plan, as amended (the “2011 Plan”) and the Cheniere Energy, Inc. 2020 Incentive Plan (the “2020 Plan” and together with the 2011 Plan, the “Plans”).

PLAN CATEGORY	(a) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(b) WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(c) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN THE FIRST COLUMN (a))
Equity compensation plans approved by security holders	4,714,671	(1)	—	8,164,989	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	4,714,671		—	8,164,989

(1)

The number in this column represents the number of shares issuable under outstanding Restricted Stock Unit awards (“RSUs”) and Performance Stock Unit awards (“PSUs”) based on the maximum award level. For more information regarding these awards, please see “LTI Program” on page 44 of this Proxy Statement. The weighted-average exercise price of outstanding options, warrants and rights does not take these awards into account.

(2)

In 2011, the Company established the 2011 Plan, which was amended and restated in April 2017. In May 2020, the Company established the 2020 Plan. The Plans are broad-based incentive plans which allow for the issuance of stock options, stock appreciation rights and awards of bonus stock, phantom stock, restricted stock, restricted stock units and performance awards and other stock-based awards to employees, consultants and non-employee directors. The following awards have been granted under the 2011 Plan and remain outstanding as of December 31, 2020: 2,806,927 shares underlying RSUs and 1,713,202 shares underlying PSUs based on the maximum award level. The following awards have been granted under the 2020 Plan and remain outstanding as of December 31, 2020: 52,429 shares of restricted stock and 142,113 shares underlying RSUs. The term of any award under the Plans may not exceed a period of ten years.

Vesting of restricted stock under the Plans depends on whether the restricted stock was granted as a retention award or annual director equity award. Vesting of retention awards typically occurs in equal annual installments over a two-year period or three-year period on each anniversary of the grant date. The outstanding annual director equity retainer awards and 50% of all Chair fees vest on the earlier of: (i) the day immediately prior to the date of the Company’s next annual meeting of shareholders after the date of grant and (ii) the first anniversary of the date of grant. If a director elects to receive their remaining compensation in restricted stock in lieu of cash, such stock vests quarterly.

RSUs under the Plans generally vest in equal annual installments over a three-year period on each anniversary of the grant date or cliff vest upon the third anniversary of the grant date.

PSUs under the Plans cliff vest upon the third anniversary of the grant date, subject to the satisfaction of performance conditions.

32	CHENIERE

SECURITY OWNERSHIP

As of the Record Date, there were 253,506,998 shares of common stock outstanding. The information provided below summarizes the beneficial ownership of directors, nominees for director, named executive officers set forth in the “Summary Compensation Table”, and all of our current directors and executive officers as a group, as well as owners of more than 5% of our outstanding common stock. “Beneficial Ownership” generally includes those shares of Company common stock that a person has the power to vote, sell or acquire within 60 days. It includes shares of Company common stock that are held directly and also shares held indirectly through a relationship, a position as a trustee or under a contract or understanding.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information with respect to shares of common stock of the Company owned of record and beneficially as of the Record Date by each director, nominee for director and named executive officer set forth in the “Summary Compensation Table” and by all current directors and executive officers of the Company as a group. As of the Record Date, the current directors and executive officers of the Company beneficially owned an aggregate of 1,680,485 shares of common stock (less than 1% of the outstanding shares entitled to vote at the time).

The table also presents the ownership of common units of Cheniere Partners owned of record or beneficially as of the Record Date by each director, nominee for director and named executive officer set forth in the “Summary Compensation Table” and by all current directors and executive officers of the Company as a group. The Company owns 100% of the general partner interest and 48.6% of the limited partner interest in Cheniere Partners. As of the Record Date, there were 484,021,123 common units and 9,877,677 general partner units of Cheniere Partners outstanding.

	CHENIERE ENERGY, INC.			CHENIERE ENERGY PARTNERS, L.P.
NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Jack A. Fusco	871,621	(1)	*	—	—
Vicky A. Bailey	36,385		*	—	—
G. Andrea Botta	42,514		*	—	—
Nuno Brandolini	214,276	(2)	*	—	—
David B. Kilpatrick	79,800	(3)	*	—	—
Sean Klimczak	0	(4)	*	—	—
Andrew Langham	20,236		*	—	—
Donald F. Robillard, Jr.	37,901		*	—	—
Neal A. Shear	32,650		*	—	—
Andrew Teno	728		*	—	—
Anatol Feygin	175,513	(5)	*	—	—
Sean N. Markowitz	67,792	(6)	*	—	—
Zach Davis	60,466	(7)	*	—	—
Aaron Stephenson	40,603	(8)	*	—	—
Michael J. Wortley	551,798	(9)	*	—	—
All current directors and executive officers as a group (14 persons)(10)	1,680,485		*	—	—

*	Less than 1%

(1)

Does not include 168,919 unvested RSUs awarded to Mr. Fusco. Of the total shares reported, 198,778 shares are owned by Fusco Energy Investment LLP and may be deemed to be beneficially owned by Mr. Fusco as the General Partner thereof.

(2)	Includes 6,331 shares held by Mr. Brandolini’s wife.

(3)	Includes 69,862 shares held by trust.

(4)	Mr. Klimczak is an employee of Blackstone and does not receive compensation or grants of RSUs for his service on the Board.

(5)	Does not include 44,901 unvested RSUs awarded to Mr. Feygin.

(6)	Does not include 40,471 unvested RSUs awarded to Mr. Markowitz.

2021 PROXY STATEMENT	33

SECURITY OWNERSHIP

(7)	Does not include 50,026 unvested RSUs awarded to Mr. Davis.

(8)	Does not include 36,292 unvested RSUs awarded to Mr. Stephenson.

(9)

The number of shares set forth for Mr. Wortley are based on the Form 4 filed on February 18, 2020 for Mr. Wortley. Mr. Wortley ceased to be employed by the Company on August 31, 2020 and is no longer required to report his holdings in the Company’s or Cheniere Energy Partners, L.P.’s securities pursuant to Section 16(a) of the Securities Act.

(10)	Excludes shares owned by Mr. Wortley, who was no longer an executive officer of the Company on the Record Date.

OWNERS OF MORE THAN FIVE PERCENT OF OUTSTANDING STOCK

The following table shows the beneficial owners known by us to own more than five percent of our voting stock as of the Record Date.

	COMMON STOCK

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	20,973,229	(1)	8.27%

Icahn Capital LP 767 Fifth Avenue, 47th Floor New York, NY 10153	18,117,999	(2)	7.15%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	17,832,319	(3)	7.03%

(1)

Information is based on a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group. The Vanguard Group has shared voting power over 363,770 shares of common stock, sole dispositive power over 20,303,859 shares of common stock and shared dispositive power over 669,370 shares of common stock.

(2)

Information is based on a Schedule 13D/A filed with the SEC on December 11, 2020 by Icahn Partners Master Fund LP; Icahn Offshore LP; Icahn Partners LP; Icahn Onshore LP; Icahn Capital LP; IPH GP LLC; Icahn Enterprises Holdings L.P.; Icahn Enterprises G.P. Inc.; Beckton Corp.; and Carl C. Icahn. These reporting persons are deemed to beneficially own, in the aggregate, 18,117,999 shares of common stock. Icahn Partners Master Fund LP has sole voting power and sole dispositive power with regard to 7,648,134 shares of common stock. Each of Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of common stock. Icahn Partners LP has sole voting power and sole dispositive power with regard to 10,469,865 shares of common stock. Each of Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of common stock.

(3)

Information is based on a Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc. BlackRock, Inc. has sole voting power over 15,731,848 shares of common stock and sole dispositive power over 17,832,319 shares of common stock.

All information provided in the “Owners of More than Five Percent of Outstanding Stock” table with respect to the above entities is based solely on information set forth in their respective Schedule 13D/A, Schedule 13G/A and Schedule 13G filings with the SEC, as applicable. This information may not be accurate or complete, and Cheniere takes no responsibility therefor and makes no representation as to its accuracy or completeness.

34	CHENIERE

COMPENSATION

DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of the compensation of our Named Executive Officers (“NEOs”), including factors considered in making compensation decisions. Our NEOs for fiscal year 2020 were the following individuals:

JACK A. FUSCO DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER	ANATOL FEYGIN EXECUTIVE VICE PRESIDENT AND CHIEF COMMERCIAL OFFICER	SEAN N. MARKOWITZ EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND CORPORATE SECRETARY	ZACH DAVIS SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER	AARON STEPHENSON SENIOR VICE PRESIDENT, OPERATIONS	MICHAEL J. WORTLEY FORMER EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

This CD&A is organized as follows:

1	Executive Summary	PAGE 35

2	Executive Compensation Philosophy & Objectives	PAGE 38

3	Components of Our Executive Compensation Program	PAGE 39

4	Executive Compensation Process	PAGE 49

5	Other Considerations	PAGE 52

EXECUTIVE SUMMARY

ABOUT OUR BUSINESS

Cheniere Energy, Inc. (“Cheniere”) is a Houston-based energy infrastructure company primarily engaged in LNG-related businesses, and the leading producer and exporter of LNG in the United States. We provide clean, secure and affordable LNG to integrated energy companies, utilities and energy trading companies around the world. Our primary business strategy is to be a full service LNG provider to worldwide end-use customers, with capabilities that include gas procurement and transportation, liquefaction, vessel chartering, and LNG delivery.

We own and operate the Sabine Pass LNG terminal in Louisiana, one of the largest LNG production facilities in the world, which is currently operating five natural gas liquefaction Trains and is constructing one additional Train that is expected to be substantially completed in the second half of 2022, for a total production capacity of approximately 30 mtpa of LNG (the “SPL Project”). We also own the Corpus Christi LNG terminal near Corpus Christi, Texas, and are currently operating three Trains for a total production capacity of approximately 15 mtpa of LNG (the “CCL Project”).

We are also developing an expansion of the Corpus Christi LNG terminal adjacent to the CCL Project (“Corpus Christi Stage 3”) for up to seven midscale Trains with an expected total production capacity of approximately 10 mtpa of LNG. We received approval from FERC in November 2019 to site, construct and operate the expansion project. A final investment decision for Corpus Christi Stage 3 is anticipated upon commercialization and obtaining financing. We are also pursuing liquefaction expansion opportunities and other projects along the LNG value chain.

2021 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

Liquefaction Projects Underpinned with Long-Term Contracts

We have entered into long-term sale and purchase agreements (“SPAs”) between each respective project level subsidiary and third parties with fixed fees aggregating approximately $5.5 billion annually to make available an aggregate amount of LNG that is approximately 85% of the expected aggregate adjusted nominal production capacity of the nine Trains under construction or completed.

Under these SPAs, the customers will purchase LNG for a price consisting of a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation) plus a variable fee per MMBtu of LNG. In certain circumstances, the customers may elect to cancel or suspend deliveries of LNG cargoes, in which case the customers would still be required to pay the fixed fee with respect to the contracted volumes that are not delivered as a result of such cancellation or suspension.

For the volumes not contracted by our project level subsidiaries under long-term SPAs, we have an integrated marketing function that has access to the excess LNG available from the Liquefaction Projects, and has, and continues to develop, a portfolio of long-, medium- and short-term SPAs. Our management team creates value for our shareholders through diligent development (including commercialization), construction and operation of these facilities, the achievement of ambitious key milestones and disciplined capital allocation. The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company considers progress against these goals when it designs Cheniere’s executive compensation program for our NEOs.

2020 PERFORMANCE AND DEVELOPMENTS

2020 was an unforgettable year for Cheniere. We achieved significant milestones throughout the organization, including financially, operationally and commercially:

ACHIEVED FINANCIAL GUIDANCE Delivered on Full Year 2020 Original Unchanged Adjusted EBITDA and Distributable Cash Flow Guidance*	SEAMLESS LNG OPERATIONS Managed COVID-19 and pricing-related LNG market volatility Minimal service disruptions through two major hurricanes at Sabine Pass	CONSTRUCTION PROGRAM PROGRESS Corpus Christi Train 3 substantial completion March 2021 Sabine Pass Train 6 completion timing accelerated six months

*

For a definition of Consolidated Adjusted EBITDA and Distributable Cash Flow and a reconciliation of these non-GAAP measures to net income (loss), the most directly comparable GAAP financial measure, please see Appendix C.

Operational

•	On March 26, 2021, we achieved substantial completion of Train 3 of the CCL Project.

•	As of February 19, 2021, approximately 1,425 cumulative LNG cargoes totaling over 95 million tonnes of LNG have been produced, loaded and exported from the SPL Project and the CCL Project.

•	In January 2020, we produced and exported our 1,000th cargo of LNG and became the fastest producer in the world to reach this milestone.

•	In July 2020, the estimated substantial completion timeline for Train 6 of the SPL Project was accelerated to the second half of 2022.

•	In December 2020, the first LNG commissioning cargo was exported from Train 3 of the CCL Project.

•	For full year 2020, approximately 17.3 million hours of labor were completed with zero employee recordable injuries and a Total Recordable Incident Rate (employees and contractors combined) of 0.17.

36	CHENIERE

EXECUTIVE SUMMARY

Financial

•	For full year 2020, we generated:

•	Consolidated Adjusted EBITDA of $3.96 billion, an increase of 35% over full year 2019, and within the full year 2020 guidance range.

•	Distributable Cash Flow of approximately $1.35 billion, an increase of 75% over full year 2019, and above the full year 2020 guidance range.

•	Net Loss of $85 million.

•	During 2020, we raised over $8.5 billion in capital across the Cheniere complex, strengthening our balance sheet and executing on our capital allocation plan, including the following key transactions:

•

In June 2020, we entered into the Cheniere Term Loan Facility, which was upsized in July to $2.695 billion. We used borrowings under this facility to redeem the outstanding principal amount of the CCH Holdco II 11% Convertible Senior Notes due 2025 with cash at a price of $1,080 per $1,000 principal amount and repurchase $844 million in aggregate principal amount of our outstanding 4.875% Convertible Unsecured Notes due 2021, preventing equity dilution of over 40 million shares.

•

In May 2020, Sabine Pass Liquefaction, LLC issued an aggregate principal amount of $2.0 billion of 4.500% Senior Secured Notes due 2030 amid capital market volatility and used the net proceeds, along with available cash, to redeem its outstanding 5.625% Senior Secured Notes due 2021.

•	During 2020, in line with our previously announced capital allocation priorities, with available cash, we:

•	Prepaid $200 million of the borrowings made during the year under the $2.695 billion Cheniere Term Loan Facility,

•	Redeemed $300 million of the 11.0% Convertible Senior Notes due 2025, and

•	Repurchased approximately 3 million shares of our common stock for a total of $155 million.

•	We reached the following contractual milestones:

•	In December 2020, we loaded and shipped the first two LNG cargoes under the 25-year SPA with CPC Corporation, Taiwan, which were delivered in January 2021.

•

In May 2020, the date of first commercial delivery was reached under the 20-year SPAs with PT Pertamina (Persero), Naturgy LNG GOM, Limited, Woodside Energy Trading Singapore Pte Ltd, Iberdrola Generación España, S.A.U. (assigned by Iberdrola, S.A.) and Électricité de France, S.A. relating to Train 2 of the CCL Project.

Environmental, Social and Governance

•

In April 2021, we published key findings of a climate scenario analysis, an important component of the TCFD framework, to understand the resilience of Cheniere’s existing and future business in a low-carbon demand scenario.

•

In February 2021, we announced that we plan to begin providing our LNG customers with greenhouse gas emissions data associated with each LNG cargo produced at our Liquefaction Facilities. The CE Tags are designed to enhance environmental transparency by quantifying the estimated GHG emissions of LNG cargoes from the wellhead to the cargo delivery point.

•

In July 2020, we published our inaugural corporate responsibility report, titled First and Forward. The report identifies and details Cheniere’s performance on ESG metrics, and describes Cheniere’s important role as a responsible, sustainable business advancing the global transition to a lower carbon future.

The development and construction of the Liquefaction Projects advanced as planned and remained ahead of schedule in 2020. As Cheniere completes its evolution from a development company into an LNG operator, we intend to create and sustain shareholder value by continuing to leverage our significant competitive advantages to execute on our growth initiatives. Cheniere has established itself as a first mover in the domestic LNG export market, which provides us with advantages on multiple fronts, including project development, gas procurement, commercial and terminal operations and LNG origination, and has become a significant player in the global LNG market.

We believe that the world-class execution we have delivered in the development, construction and operation of our LNG facilities, and the subsequent transformation of our financial results, are the primary reasons we have been able to achieve the growth highlighted above.

2021 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

Shareholder Outreach—Compensation

The Board and management are committed to a compensation program that is aligned with shareholder interests. The Company proactively engages with shareholders regarding compensation as a matter of strategic priority, and shareholder input has contributed significantly to the ongoing evolution of our compensation program.

Ahead of our 2020 Annual Meeting, members of our Board and senior management proactively led engagements with shareholders representing more than 50% of our outstanding common stock, as well as proxy advisory firms, through both video and telephonic meetings, with compensation-related topics being a priority in these engagements.

At our 2020 Annual Meeting, our say-on-pay proposal received support from shareholders owning approximately 70% of the shares represented at the meeting and entitled to vote on the matter. While shareholder support for our say-on-pay proposal has improved over the past several years, the Company is determined to improve upon this latest vote outcome.

Following our 2020 Annual Meeting, members of our Board and senior management engaged with shareholders holding more than 50% of our outstanding common stock, as well as proxy advisory firms. Shareholders expressed appreciation regarding the Company’s significant strategic, operational and financial accomplishments in a highly competitive LNG marketplace against clear performance targets and objectives, and for positive structural changes to our compensation program design in response to shareholder feedback over the last several years. Shareholders noted particular improvement in implementing an annual performance scorecard and a performance-based long-term incentive plan, as well as the recent addition of absolute total shareholder return as a performance factor within our executive compensation program. Shareholders believe that these changes have improved the Company’s pay-for-performance alignment. Shareholders encouraged the continued evolution of our executive compensation practices, with a focus on long-term value creation, in line with an appropriate peer group, and with enhanced disclosure on Compensation Committee discretion when utilized.

We intend to continue our proactive and constructive shareholder engagement efforts going forward and to consider shareholder concerns or recommendations with respect to our compensation program design and practices. We will continue to evaluate our compensation programs and incorporate shareholder outreach as a standard business practice in the future. We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program.

COMPENSATION GOVERNANCE PRACTICES

The Board and the Compensation Committee are committed to implementing compensation governance best practices that further strengthen the alignment of our compensation program with our shareholders’ interests, which include the following:

•	Clear, direct link between pay and performance

•	Majority of incentive awards earned based on performance

•	No hedging or “short sales” of Company stock

•	No pledging of Company stock as collateral for a loan or holding Company stock in margin accounts

•	Robust stock ownership guidelines

•	No defined benefit retirement plan or supplemental executive retirement plan

•	Robust compensation risk management program

EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

PHILOSOPHY AND OBJECTIVES

We are committed to maintaining a compensation philosophy that is consistent, competitive and conventional when reviewed against our peers. The Board and the Compensation Committee remain committed to a pay-for-performance compensation

38	CHENIERE

EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

structure that aligns our executive compensation with the key drivers of long-term growth and creation of shareholder value. Our executive compensation programs and objectives are designed to ensure that we attract, retain and motivate executives with the talent and experience necessary for us to achieve our strategic business plan, while still remaining commensurate with our peers.

As the first mover in our industry, we face fierce competition for our executive officers and key employees throughout the organization due to the limited pool of talent with the set of skills needed to run a first mover LNG company with a global scope. Trains 1 through 5 of the SPL Project were the first liquefaction facilities to have been constructed and placed in service in the U.S. lower 48 states in over 40 years, and Trains 1 and 2 of the CCL Project are the first liquefaction trains constructed and placed in service at a greenfield liquefaction facility in the lower 48. As of the end of 2020 there were four LNG projects in operation in the U.S., other than Cheniere’s SPL Project and CCL Project, and two projects under construction. Additionally, there are more than 20 additional projects in the region either permitted by FERC or undertaking permitting. Outside of North America, we estimate that there are over 20 LNG production projects under various stages of development.

In connection with our status as a market leader, our annual compensation structure is based on the following principles:

•

Annual and long-term incentive awards are primarily performance-based. We believe such an incentive structure creates appropriate motivation for our executive officers and aligns their compensation with the performance of our Company and value created for shareholders. We will continue to balance our LTI program to address performance accountability, long-term stock ownership and talent retention issues in the current environment.

•

Annual cash bonus incentive metrics are tied to specific financial, operating, safety and strategic goals. We believe close alignment between our compensation goals and our business strategy is critical to driving performance to be measured against our key milestones and metrics.

•

Significant long-term compensation is linked to financial performance and growth metrics. We believe our executive officers’ compensation should be closely linked to the creation of value for our shareholders over the long run. As such, the majority of their compensation is and should be at risk and directly tied to corporate outperformance over longer time horizons.

2020 COMPENSATION HIGHLIGHTS

During 2020, the Compensation Committee and Board closely monitored market conditions and considered the impact of the COVID-19 pandemic on our business. Key outcomes included:

•

The annual incentive plan generated an above-target payout for our NEOs based upon the Company’s 2020 performance across multiple financial, operating, safety and strategic metrics. The Committee made no changes to the performance goals originally established in December 2019.

•

Performance share units awarded in 2018 also generated an above-target payout for our NEOs based upon the Company’s performance across the performance metric of cumulative Distributable Cash Flow per share over the 2018-2020 period.

During 2020, members of our Board and senior management engaged with shareholders holding more than 50% of our outstanding common stock, and with the top two proxy advisory firms. We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program going forward.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The primary components of our executive compensation program, as applied to our 2020 Named Executive Officers, are as follows:

TYPE	PURPOSE
Base Salary	Provide a minimum, fixed level of cash compensation to compensate executives for services rendered during the fiscal year.
Annual Incentive Program	Drive achievement of annual corporate goals including key financial, operating, safety and strategic goals that create value for shareholders.
LTI Program	Align executive officers’ interests with the interests of shareholders by rewarding sustained financial performance and growth through a multi-year performance period.

2021 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

The following pie charts illustrate the pay mix of our CEO and the average pay mix of our other NEOs, excluding the former Executive Vice President and Chief Financial Officer, for 2020 assuming target performance.

*	Pay Mix may not add to 100% due to rounding.

BASE SALARY

Base salaries provide the fixed compensation necessary to attract and retain key executives. The base salaries of our NEOs are designed to be comparable to positions in the marketplace from which we recruit executive talent. The Compensation Committee referenced competitive ranges of base salary across midstream natural gas companies and companies of comparable enterprise value in determining 2020 base salaries for our NEOs. See “Peer Group” on page 50 of this Proxy Statement for details regarding the external market data referenced by the Compensation Committee in making decisions regarding base salaries and other compensation elements.

In February 2021, the Compensation Committee reviewed the base salaries of our NEOs and recommended and the Board approved changes in the annual base salaries of certain of our NEOs, effective March 1, 2021. Our employment agreement with Mr. Fusco provides for an annual base salary of $1,250,000, subject to increase at the discretion of the Compensation Committee. In 2019, the Compensation Committee reviewed our peer group and recommended an increase to Mr. Fusco’s base salary to $1,500,000, which did not subsequently increase for 2020 or 2021. The following table provides the base salaries as in effect at the end of 2020 and for 2021 of our NEOs.

2020 and 2021 Base Salaries

		2020 ANNUAL BASE SALARY		2021 ANNUAL BASE SALARY
Jack A. Fusco	Director, President and Chief Executive Officer	$1,500,000		$1,500,000
Anatol Feygin	Executive Vice President and Chief Commercial Officer	$660,000		$660,000
Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	$600,000		$650,000
Zach Davis	Senior Vice President and Chief Financial Officer	$500,000	(1)	$600,000
Aaron Stephenson	Senior Vice President, Operations	$500,000		$550,000
Michael J. Wortley	Former Executive Vice President and Chief Financial Officer	$715,000		$—	(2)

(1)	Mr. Davis was appointed Senior Vice President and Chief Financial Officer in August 2020 and received an annualized salary of $500,000 in 2020 after his appointment.

(2)	Mr. Wortley’s employment with the Company terminated on August 31, 2020.

40	CHENIERE

EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

ANNUAL INCENTIVE PROGRAM

The Board and the Compensation Committee are committed to a pay-for-performance compensation structure that aligns our executive compensation with the key drivers of long-term growth and creation of shareholder value. We believe that close alignment between our compensation goals and our business strategy is critical to driving performance to be measured against our key metrics and objectives. Consistent with our compensation philosophy and in response to feedback from our shareholders, the Compensation Committee utilizes a scorecard approach to determining annual cash bonuses.

The following key features are included in the scorecard:

•	Individual bonus targets based on competitive benchmarks;

•	Quantitative performance goals in the following areas of performance: financial, operating, safety and strategic;

•	Limited qualitative component based on identified strategic goals and organizational accomplishments; and

•	Available adjustments for exceptional individual performance.

The 2020 scorecard provided that 70% of the bonus opportunity was determined based on quantitative performance measures using multiple financial, operating, safety and strategic performance measures, and 30% was determined based upon achievement of strategic goals and organizational accomplishments, as shown below:

QUANTITATIVE METRICS (70% WEIGHTING)

METRIC	THRESHOLD (50% OF TARGET)	TARGET	STRETCH (200% OF TARGET)	WEIGHTING	2020 ACTUAL	% ACHIEVEMENT
Adjusted EBITDA ($ millions):[1]	$3,500	$3,900	$4,100		$3,968
• Adjusted EBITDA, excl. commodity margin ($ millions)	$3,000	$3,200	$3,350	30%	$3,341	194%
• Commodity margin ($ millions)	$500	$700	$750	10%	$626	82%
Budget Management:
• Adjusted SG&A Expense ($ millions)	$247	$235	$223	10%	$222.6	200%
• Forecasting Accuracy (%)	Within ± 20%	Within ± 10%	Within ± 5%	10%	4.7%	200%
Safety:
• Cheniere (TRIR)[2]	1.00	0.34	0.28	10%	0.17	200%
Operational Effectiveness (excluding commissioning):
• Asset Production (TBtu)	1,675	1,777	1,794	10%	1,371	0%
• Asset Availability Index[3]	0.94	1.00	1.01	10%	0.77	0%
• Adjusted O&M Expense ($ millions)	$1,345	$1,228	$1,167	10%	$1,111	200%
Weighted Average				100%		146%
STRATEGIC METRICS (30% WEIGHTING)
Make Final Investment Decision on Corpus Christi Stage 3
Continue development and permitting of LNG expansions
Advance de-bottlenecking and optimization projects at CCL and SPL
Achieve continued improvement on regulatory and compliance fronts
Performance Rating/Score						133%
Total Weighted Average						143%

(1)	For a definition of Adjusted EBITDA and a reconciliation of this non-GAAP measure to net income, the most directly comparable GAAP financial measure, please see Appendix C.

(2)	“TRIR” is the “Total Recordable Incident Rate,” which is calculated as the number of recordable injuries multiplied by 200,000 and then divided by the number of hours worked.

(3)	Asset Availability Index is a measure of LNG production capacity less losses associated with planned and unplanned downtime.

2021 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

Performance Goals. The Compensation Committee determined to include metrics in each area of the Company’s performance shown above (financial achievement, budget management, safety, operational effectiveness and strategic objectives) because the Compensation Committee believes that each of those areas is a key driver of the Company’s annual performance and, ultimately, long-term success.

For the quantitative metrics for 2020, the Compensation Committee set the target performance goals in December 2019. As a result of the Company’s growth, the Adjusted EBITDA target was increased by 56% as compared to 2019. The Company increased the difficulty of achieving the safety metric by decreasing the target for the Total Recordable Incident Rate by 29% from the 2019 target. The Company also increased the target for asset production by 36% from 2019, reflecting the full year operations of the three Trains that came online at different points during 2019.

The strategic metrics were selected to emphasize our commitment to a culture of compliance with laws and regulations while establishing enterprise-wide developments milestones for next stage growth catalysts and to enhance focus on de-bottlenecking projects to increase the production capacity of our existing assets.

In February 2021, we updated our annual performance scorecard to include an ESG metric that accounts for 10% of the total scorecard value for 2021. Including ESG as one of our measured strategic metrics for 2021 illustrates our Company-wide commitment to these important issues.

Target Incentive Opportunities. The Compensation Committee reviews the target annual incentive opportunities for each of our NEOs annually, and may adjust the targets based on competitive positioning, internal parity, or other relevant factors. For 2020, the Compensation Committee approved individual annual incentive targets which are reflected in the table below. Mr. Fusco’s target annual incentive was established in accordance with the terms of his employment agreement, which is described in more detail under “Compensatory Arrangements.” For the other NEOs, the targets were set based on a review of competitive market data and internal equity considerations.

Process for Measuring Performance. Performance below the “threshold” level results in no payout earned for the applicable performance goal. If performance falls between the “threshold” and “target” or “target” and “stretch” levels, then the achievement level under the scorecard is determined using straight line interpolation. Once the achievement level under the scorecard is calculated based on actual performance as compared to the goals set forth above, the Compensation Committee has the discretion to reduce or increase the payouts to the extent it determined appropriate to reflect each NEO’s performance during the year.

Actual payout	=	Base salary	x	Target bonus (%)	x	Performance score (%)	+/-	Individual performance adjustment (if any)

2020 Performance Results. The scorecard table above shows the level of achievement in 2020 for each of the performance goals and the resulting weighted percentage of target that was earned as a result of 2020 performance. The scorecard reflects the Company’s strong performance in 2020, achieving above the target level in many of the quantitative measures of performance and resulting in a weighted average for the quantitative metrics of 146% of target. We successfully managed our customer relationships during the unprecedented worldwide reduction in demand for energy as a result of the COVID pandemic, operating both of our Liquefaction Projects at reduced rates and eliminating costs to maintain margin while still achieving the first quartile of safety metrics. Additionally, in response to Hurricanes Laura and Delta we executed our preparedness plans and incident response protocols, resulting in minimal cost and construction impact at the SPL Project and meeting all obligations to our foundation and term customers despite resulting downtime. For the strategic metrics, the Compensation Committee recognized that the Company excelled at the development and permitting of our LNG expansions and the advancement of the de-bottlenecking and optimization projects, as well as achieving continued improvement on the regulatory and compliance fronts. As a result of our de-bottlenecking and optimization projects, we were able to increase our run-rate production guidance for our Trains, producing more LNG with the same assets. These assessments earned an average of 133% of target for the strategic metrics as shown in the table above. Overall, the total weighted average under the scorecard was 143% of target.

Based in part on the recommendations of Mr. Fusco, the Compensation Committee approved and recommended to the Board for approval the final annual incentive award payouts for each of the NEOs other than Mr. Fusco. The Compensation Committee approved and recommended to the Board for approval the final annual incentive award payout to Mr. Fusco. In evaluating our NEOs’ performance during 2020, the Compensation Committee considered each NEO’s specific contribution to our Company’s key achievements, including those discussed under “Compensation Discussion and Analysis—2020 Performance and Developments” and towards achieving the quantitative and strategic measures in the scorecard.

42	CHENIERE

EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

Based on 2020 Company and individual performance results, the Compensation Committee recommended and the Board approved annual incentive awards to the NEOs for 2020 as follows:

NEOs Annual Incentive Award for 2020

NAMED EXECUTIVE	TITLE	TARGET ANNUAL INCENTIVE (% OF BASE SALARY)	TARGET ANNUAL INCENTIVE	SCORECARD DETERMINED ANNUAL INCENTIVE (143% OF TARGET)	EARNED ANNUAL INCENTIVE
Jack A. Fusco	Director, President and Chief Executive Officer	150%	$2,250,000	$3,217,500	$3,861,000
Anatol Feygin	Executive Vice President and Chief Commercial Officer	100%	$660,000	$943,800	$943,800
Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	100%	$600,000	$858,000	$858,000
Zach Davis	Senior Vice President and Chief Financial Officer	80%	$400,000	$572,000	$686,400
Aaron Stephenson	Senior Vice President, Operations	90%	$450,000	$643,500	$772,200
Michael J. Wortley(1)	Former Executive Vice President and Chief Financial Officer	100%	$715,000	$—	$—

(1)

Mr. Wortley did not receive an annual incentive award for 2020 as his employment with the Company terminated on August 31, 2020. Please see “Compensation Discussion and Analysis—Compensatory Arrangements—Transition Arrangement with Former Executive Vice President and Chief Financial Officer.”

Mr. Fusco’s annual incentive award was increased above target because of his management of the Company during unprecedented times, including efforts related to COVID-19 support and hurricane relief. Mr. Davis received an increased earned annual incentive in connection with the Company’s financial achievements in 2020, including the refinancing of approximately $8.5 billion of debt which significantly contributed to an approximate 22% increase in run rate Distributable Cash Flow per share. Mr. Stephenson also received an increased annual incentive for 2020 due to his management of the Liquefaction Projects through an unprecedented reduction in demand for LNG, which led to both Liquefaction Projects operating at reduced rates while eliminating costs in order to maintain margins, all while exceeding our targets for safety metrics.

2021 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

LONG-TERM INCENTIVE AWARDS

LTI program awards accomplish several important objectives: (i) they motivate sustained performance against our long-term objectives; (ii) they align executives with shareholder interests by rewarding long-term value creation; and (iii) they help retain employees who are in high demand elsewhere.

LTI Program

The Compensation Committee believes that the LTI program delivers a consistent, competitive and conventional approach to delivering long-term incentives. Equity grants align our NEOs’ interests with the interests of shareholders by rewarding sustained long-term value creation and enable us to attract and retain highly qualified individuals for important positions throughout the Company. In connection with the solidification of our position as a top-tier LNG operator, the Compensation Committee added absolute total shareholder return as an additional metric under the LTI program for PSU grants in 2019. We believe that this feature further aligns our LTI program with that of our peers, and that the absolute total shareholder return metric and the previously existing distributable cash flow metric require important absolute performance achievements, despite favorable or unfavorable market conditions, to earn the awarded long-term incentives.

The key attributes in the Company’s NEO LTI program are described below:

• Grants will be made on an annual basis with a minimum of a 1-year vesting period

•  Grants will consist of a mix of at least 50% PSUs for executive officers with the remainder consisting of RSUs

¡   PSUs: 3-year cliff vesting (performance and service-based)

¡   RSUs: 3-year ratable vesting (service-based)

•  The 2020 and 2021 LTI Awards to executive officers were a mix of 50% PSUs and 50% RSUs.

•  PSUs will include one or more performance metrics, with the actual number of shares earned to be between 0% and 300%, providing for a cap on payouts

¡   PSUs will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance period

•  The outstanding LTI Awards to executive officers included two performance metrics (cumulative Distributable Cash Flow per share and total shareholder return)

• Equity award grants to executives will include clawback provisions

2020 LTI Awards

In February 2020, the Compensation Committee recommended and the Board approved long-term incentive awards as part of the Company’s LTI program for each of the named executive officers of the Company, excluding Mr. Davis who was not a named executive officer at the time.

2020 LTI Awards (approved in February 2020) for NEOs

NAME	TITLE	TARGET VALUE (% OF BASE SALARY)	TARGET DOLLAR VALUE	RSUs	TARGET PSUs
Jack A. Fusco	Director, President and Chief Executive Officer	700%	$10,500,000	85,799	85,799
Anatol Feygin	Executive Vice President and Chief Commercial Officer	425%	$2,805,000	22,921	22,921
Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	425%	$2,550,000	20,837	20,837
Aaron Stephenson	Senior Vice President, Operations	325%	$1,625,000	13,279	13,279
Michael J. Wortley(1)	Former Executive Vice President and Chief Financial Officer	500%	$3,575,000	29,213	29,213

(1)	Per the terms of Mr. Wortley’s separation agreement, these awards were forfeited upon his resignation in August 2020.

Mr. Markowitz’s target value as a percentage of his base salary for his 2020 LTI awards increased from 325% in 2019 to 425% in 2020 as a result of his promotion to Executive Vice President, Chief Legal Officer and Corporate Secretary in February 2020.

44	CHENIERE

EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

Key Terms of the RSUs and PSUs under the 2020 LTI Awards

The RSU awards vest in three equal installments. One third of the RSU awards vested on February 12, 2021, and one third will vest on each of February 12, 2022 and February 12, 2023. Each PSU award is expressed in terms of a target number of shares. The actual number of shares earned under the PSUs, between 0% and 300% of the target, will be determined based on the Company’s cumulative distributable cash flow per share and total shareholder return from January 1, 2020 through December 31, 2022 compared to pre-established performance targets. For a definition of cumulative distributable cash flow per share and total shareholder return in connection with the 2020 PSU awards, please see Appendix A. The PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance period, as illustrated below.

In 2020, we increased the targets for our Distributable Cash Flow per share metric as a result of an anticipated accelerated substantial completion date for Train 3 of the CCL Project, increased capacity targets for asset production goals, and the anticipated production from 8 trains for one full-year operation in 2022. We assumed budget as our Target goal and 109% of budget as our Stretch goal.

Vesting is also subject to continued employment, with exceptions in some cases, including for a change-in-control or termination due to death or disability or retirement. Upon a “Change in Control” or a termination by the Company without “Cause” or by the award recipient for “Good Reason”, in each instance as defined in the PSU agreement and RSU agreement, the RSU and PSU awards will be treated in accordance with the Severance Plan (as described below). Upon a termination due to death or disability, all of the RSUs and the target number of PSUs will vest in full immediately. Upon retirement, the RSU and PSU awards will be treated in accordance with the Cheniere Energy, Inc. Retirement Policy (as described below). Each vested RSU and PSU will be settled for one share of the Company’s common stock or cash, as applicable and described herein. PSU agreements also contain clawback provisions that apply during the recipient’s employment with the Company and for one year following termination of employment.

PSU Vesting and Performance Achievement (2018-2020 Awards)

The PSU awards granted in 2018, which relied on a cumulative Distributable Cash Flow performance condition, resulted in a 200% payout that vested in February 2021. The overall achievement for the 2018 PSU awards was determined as follows:

	Threshold (50%)	Target (100%)	Stretch (200%)	Actual
2018-2020 DCF	$6.84 / share	$8.53 / share	$10.05 / share	$12.60 / share

ATSR Modifier

The absolute total shareholder return modifier for PSU awards granted in 2019 and thereafter acts as a multiplier on earned DCF PSUs (up to +/-50%), as follows:

ATSR% (annual)	ATSR Modifier*
15% or higher	1.50x
10%	1.25x
0%-5%	1.0x
-15% to 0%	Scaled from 0.50x to 1.0x
-15% or lower	0.50x

*	Results between goal levels would be interpolated

2021 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

2021 LTI Awards

In February 2021, the Compensation Committee recommended and the Board approved long-term incentive awards as part of the Company’s LTI program for each of the executive officers of the Company.

2021 LTI Awards (approved in February 2021) for NEOs

NAME	TITLE	TARGET VALUE (% OF BASE SALARY)	TARGET DOLLAR VALUE	RSUs	TARGET PSUs
Jack A. Fusco	Director, President and Chief Executive Officer	700%	$10,500,000	83,799	83,799
Anatol Feygin	Executive Vice President and Chief Commercial Officer	425%	$2,805,000	22,387	22,387
Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	425%	$2,762,500	22,048	22,048
Zach Davis	Senior Vice President and Chief Financial Officer	350%	$2,100,000	16,760	16,760
Aaron Stephenson	Senior Vice President, Operations	350%	$1,925,000	15,364	15,364

The number of RSUs and Target PSUs awarded to Mr. Stephenson increased from a target of 325% of his base salary in 2020 to 350% of his base salary in 2021 as a result of an analysis of peer group compensation in order to ensure market competitiveness.

Key Terms of the RSUs and PSUs under the 2021 LTI Awards

The RSU awards vest in three equal installments. One third of the RSU awards will vest on each of February 11, 2022, February 11, 2023, and February 11, 2024. Each PSU award is expressed in terms of a target number of shares. The actual number of shares earned under the PSUs, between 0% and 300% of the target, will be determined based on the Company’s cumulative distributable cash flow per share and total shareholder return from January 1, 2021 through December 31, 2023 compared to pre-established performance targets. For a definition of cumulative distributable cash flow per share and total shareholder return in connection with the 2021 PSU awards, please see Appendix B. The PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance period. In February 2021 and applicable to the 2021 LTI awards, the Compensation Committee approved the settlement in cash of vested PSUs with a fair market value of $3,000,000 or less, with any remaining value above $3,000,000 to be settled in shares of the Company’s common stock. In connection with the cash settlement, the Board approved increases in the stock ownership guidelines for our executive officers, as described in “Compensation Discussion and Analysis—Other Considerations—Stock Ownership Guidelines.”

The treatment of unvested 2021 LTI Awards on a termination of employment are the same as discussed above with respect to the 2020 LTI Awards.

COMPENSATORY ARRANGEMENTS

Compensatory Arrangement with President and CEO

In connection with the appointment of Jack A. Fusco as President and CEO, the Company and Mr. Fusco entered into an employment agreement dated as of May 12, 2016, and as amended on August 15, 2019.

The Compensation Committee, in consultation with Pearl Meyer (its independent compensation consultant prior to June 2016), determined the following initial compensation levels set forth in the employment agreement with Mr. Fusco: a minimum annual base salary of $1,250,000; an annual bonus with a target equal to 125% of his annual base salary and a maximum equal to 250% of his annual base salary; and, for each fiscal year beginning with 2017, a long-term incentive award with a grant date value of 500% of his annual base salary. In addition, in connection with his commencement of employment, Mr. Fusco was granted 236,381 shares of restricted stock on May 12, 2016, 25% of which vested on December 31, 2016 and 75% of which vested in five equal installments every six months from May 12, 2017 through May 12, 2019. Additionally, pursuant to his employment agreement, Mr. Fusco has purchased $10,000,000 worth of common shares of the Company.

Upon a termination of Mr. Fusco’s employment by the Company without cause, or by Mr. Fusco for good reason, Mr. Fusco will be entitled to receive, subject to his execution of a release of claims, (i) a cash severance payment equal to the sum of two times (or, if the termination of employment is within 12 months following a change-in-control, three times) the sum of Mr. Fusco’s annual base salary and annual target bonus; (ii) a pro-rata annual bonus for the year of termination based on actual performance of the Company; (iii) any earned but unpaid bonus for the preceding fiscal year; (iv) reimbursement of COBRA premiums for up to 18 months; and (v) continued vesting of any outstanding long-term incentive awards that are scheduled to vest within one year following termination.

46	CHENIERE

EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

The employment agreement with Mr. Fusco was amended in 2019 to extend the term of the agreement from December 31, 2019 to December 31, 2022, and to update the scope of Mr. Fusco’s non-compete to reflect the Company’s current businesses. The amendment also revised the treatment of Mr. Fusco’s long-term incentive awards in the event that Mr. Fusco remains employed through the end of the term to provide that, if at the time that Mr. Fusco’s relationship with the Company concludes none of the conditions constituting “cause” under the Employment Agreement exist, then any outstanding long-term incentive awards will continue to vest in accordance with their terms.

For additional details regarding Mr. Fusco’s employment agreement, please see “Severance Plan” below.

Transition Arrangement with Former Executive Vice President and Chief Financial Officer

On August 5, 2020, the Company and Mr. Wortley entered into a letter agreement regarding his transition from the Company. The letter agreement provided that Mr. Wortley would terminate employment with the Company on August 31, 2020.

In return for Mr. Wortley signing an effective release of claims and not resigning prior to August 31, 2020, the letter agreement provided that Mr. Wortley would be entitled to (i) a separation bonus equal to $2,857,000; (ii) vesting of the restricted stock unit awards, excluding any retention awards, scheduled to vest in 2021 and 2022; (iii) vesting of the performance stock unit awards subject to achievement of performance conditions; (iv) a cash payment of $1,946,000, payable in February 2021; (v) a $75,000 transition allowance; and (vi) an amount equal to his 2020 annual base salary payable in regular installments.

COMPENSATION AND BENEFITS

We provide a limited number of other benefits to our NEOs that make our total compensation program competitive with the market.

Benefits

We offer the same health, welfare and retirement plans to all of our U.S. employees and executive officers.

•	The Cheniere Retirement Plan is a tax-qualified 401(k) savings plan pursuant to which we match 100% up to the lesser of 6% of salary and bonus deferrals or the maximum deferrals permitted by law.

•	We also offer all employees medical, dental and vision benefits and health and dependent care reimbursement arrangements.

•

In addition, employees are covered by short-term and long-term disability, basic life insurance equal to two times base salary and voluntary life (elective) insurance and accidental death and dismemberment insurance.

We do not offer a defined benefit pension plan or nonqualified deferred compensation plan to any of our employees or executive officers.

Our international employees have a similar benefits package, adjusted for the customary practices in each location.

Perquisites

Perquisites are not a significant part of our compensation program and are provided to the executive officers on a limited basis. Because our executive officers’ duties require them to spend a significant amount of time traveling, the Company occasionally pays for charter flights for business purposes. Our executive officers’ personal guests are permitted to fly with them on these flights on limited occasions at nominal or no incremental cost to the Company. Additionally, in 2020 Mr. Stephenson received access to corporate housing in Houston with a value of $99,497.

Termination and Change-in-Control Benefits

In late 2016 and early 2017, the Compensation Committee and Board reviewed and approved a Key Executive Severance Pay Plan, as amended and restated in August 2019 and November 2020, and Retirement Policy, as amended in August 2019, to provide certain severance and retirement benefit protections, including those associated with a change-in-control.

2021 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

Severance Plan

In December 2016, the Compensation Committee recommended and the Board approved the Cheniere Energy, Inc. Key Executive Severance Pay Plan for certain employees of the Company, including the NEOs, with effect beginning on January 1, 2017 (as amended, the “Severance Plan”).

The Severance Plan is intended to provide severance compensation benefits to the executive officers and other officers of the Company and its affiliates in the event of the termination of their employment under certain circumstances. Under the Severance Plan, our officers, including our CEO and other executive officers, are eligible for certain post-employment compensation and benefits, which vary depending upon whether a change-in-control or termination of employment occurs. The Severance Plan also provides certain compensation and benefits in the event of a change-in-control of the Company. To the extent of any overlap, severance benefits for which an officer may be eligible to receive under any employment agreement, and any amounts to which the officer would be eligible to receive under the Severance Plan would be reduced so that no officer receives duplicative benefits. Please see “Potential Payments Upon Termination or Change-in-Control” for additional information, and “Compensatory Arrangement with President and CEO” on page 46 of this Proxy Statement for details regarding the severance entitlements set forth in our CEO’s employment agreement.

Severance and Benefits in Connection with a Change-in-Control. With respect to each executive officer, upon the occurrence of a change-in-control, even absent a termination of employment, generally notwithstanding the provisions of any other benefit plan or agreement, and subject to certain conditions outlined in the Severance Plan:

•

all of the executive officer’s outstanding unvested equity awards, equity-based awards, annual awards and retention awards (collectively, “Incentive Awards”) which are time-based will automatically vest in full as of the date of the change-in-control;

•

the executive officer’s outstanding unvested performance-based Incentive Awards that vest based on performance metrics other than total shareholder return (“TSR”) will vest at the target level for such Incentive Award; and

•

the executive officer’s outstanding unvested performance-based Incentive Awards that vest based on TSR will vest as of the date of the change-in-control based on actual TSR as of the date of the change-in-control.

In the event that an executive officer’s employment is terminated within three months prior to or 24 months following a change-in-control and upon the occurrence of the executive’s termination of employment by us without cause, or by such executive for good reason, then such officer is entitled to receive, in addition to, but not duplicative of, benefits resulting from a pre-termination change-in-control, and subject to certain conditions outlined in the Severance Plan:

•

a lump sum payment within 60 days following termination in an amount equal to three times (in the case of the CEO) or two times (in the case of other executive officers) the sum of (a) the officer’s annual base salary in effect when the termination occurs and (b) the officer’s target annual cash bonus for the year of termination; plus

•	a lump sum payment within 60 days following termination in an amount equal to the officer’s pro-rated target annual cash bonus for the year of termination; plus

•	the officer’s unpaid annual cash bonus, if any, earned for the year prior to the year of termination; plus

•

acceleration of vesting of all of the executive officer’s outstanding unvested time-based Incentive Awards; and the executive officer’s outstanding unvested performance-based Incentive Awards (a) that vest based on TSR will vest based on actual TSR as of the date of the change-in-control and (b) that vest based on performance metrics other than TSR will vest at the target level for such Incentive Award.

Severance and Benefits Not in Connection with a Change-in-Control. In the event that an executive officer’s employment is terminated by the officer for good reason or by us without cause, and not in connection with a change-in-control, as described above, then such officer is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•

a lump sum payment within 60 days following termination in an amount equal to two times (in the case of the CEO) or 1.5 times (in the case of other executive officers) the sum of (a) the officer’s annual base salary in effect when the termination occurs and (b) the officer’s target annual cash bonus for the year of termination; plus

•	a lump sum payment within 60 days following termination in an amount equal to the officer’s pro-rated target annual cash bonus for the year of termination; plus

•	the officer’s unpaid annual cash bonus, if any, earned for the year prior to the year of termination; plus

•

acceleration of vesting of the executive officer’s outstanding unvested time-based Incentive Awards that were granted more than six months prior to the termination; and vesting of a pro-rated portion of the executive officer’s outstanding unvested performance-based Incentive Awards that were granted more than six months prior to the termination based on actual performance levels achieved at the end of the applicable performance period.

48	CHENIERE

EXECUTIVE COMPENSATION PROCESS

Provisions Applicable Whether or Not Termination is in Connection with a Change-in-Control. In addition to the above, for a period of 24 months following the termination date, subject to certain conditions outlined in the Severance Plan, the executive officer will receive continued subsidized health care benefits, to be provided concurrently with any health care benefit required under COBRA. At the discretion of the Company, the executive officers also may receive outplacement benefits at our expense.

As a condition to receiving benefits under the Severance Plan, participants will be subject to certain conditions, including entering into non-competition, non-solicitation, non-disclosure, non-disparagement and release agreements with us.

If any amounts will become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise non-deductible under Section 280G of the Code, then such amounts will be reduced so as not to become subject to such excise tax, but only if the net amount of such payments as so reduced is greater than or equal to the net amount of such payments without such reduction. If any participant is a “specified employee” under Section 409A of the Code, any compensation or benefits to be paid or received under the Severance Plan as a result of termination of employment and that constitute “non-qualified deferred compensation” will be delayed in accordance with the Code.

Retirement Policy

In August 2019, the Board approved an amended and restated Cheniere Energy, Inc. Retirement Policy (the “Retirement Policy”), effective August 15, 2019 (“the Effective Date”). The Retirement Policy amended and restated the previous policy that was in effect as of February 17, 2017. The Retirement Policy is limited to employees located in the United States. The Retirement Policy is not applicable in the United Kingdom or any jurisdictions in which it would be a violation of applicable laws. The Retirement Policy also does not apply to the Company’s Chief Executive Officer.

Under the Retirement Policy, an employee is eligible for a “Qualifying Retirement” upon resigning from the Company if he or she is at least 60 years old, has at least four years of service with the Company or its affiliates (or a combination of both), with a combined sum of the age and full years of service with the Company or its affiliates (or a combination of both) equal to at least 72 years and circumstances constituting “cause” do not exist. Following an eligible employee’s Qualifying Retirement, the continuous employment requirement for all of such employee’s long-term incentive awards granted prior to the Effective Date will be waived, and all such awards will continue to vest in accordance with their terms. In addition, for awards granted under the Company’s LTI program after the Effective Date, following a Qualifying Retirement, an employee’s outstanding unvested time-based incentive awards will immediately vest, and the employee’s outstanding unvested performance-based incentive awards will vest pro-rata, based on the whole number of months served by the employee in the performance period (or, if longer, service vesting period) prior to his or her retirement, on the normal schedule applicable to such awards and based on actual performance results at the end of the relevant period. Only such time-based incentive awards and performance-based incentive awards granted at least six months prior to the Qualifying Retirement will be eligible under the Retirement Policy.

The determination of whether an employee satisfies the criteria for a Qualifying Retirement will be determined by the Company in its sole discretion. The Retirement Policy will not apply to new hire awards, special retention awards, other awards not part of any annual long-term incentive compensation program or awards under any annual cash bonus program, except as otherwise determined by the Company on a case-by-case basis. The treatment of an employee’s outstanding awards under the Retirement Policy as described above is subject to the employee’s execution of a release of claims against the Company and compliance with restrictive covenants as set forth in the Retirement Policy.

EXECUTIVE COMPENSATION PROCESS

The Compensation Committee, with the support of an independent compensation consultant and management, handles the development and implementation of our executive compensation program. The Compensation Committee makes recommendations to the Board regarding our executive officers’ compensation for the Board’s final approval.

ROLE OF THE COMPENSATION COMMITTEE AND BOARD

The Compensation Committee reviews and approves the performance goals recommended by management which are required to be achieved in order for our executive officers to earn performance-based compensation, and determines actual performance against the goals. The performance goals are consistent with the strategic business plan of the Company. The Compensation Committee also reviews and recommends to the Board for approval the total target annual compensation, including the competitiveness of each component of the total compensation package, for our CEO and each executive officer. Key components of this process include:

•	Establishing performance goals for long-term and short-term incentive awards for executive officers.

2021 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS

•

Evaluating the achievement of annual developmental, operating and corporate goals for the year to determine the total amount of the bonus pool for the annual incentive awards and evaluating the achievement of our executive officers.

•

Reviewing, discussing and modifying, as appropriate, recommendations from the CEO on the base salaries and annual incentive awards for our executive officers. The Compensation Committee makes its recommendations for the Board’s final approval.

•	Meeting in executive session to discuss and determine the amount of our CEO’s compensation. The Compensation Committee makes its recommendations for the Board’s final approval.

•	Reviewing and recommending to the Board for approval long-term incentive awards for the CEO and executive officers.

•	Evaluating the achievement of performance goals under long-term incentive awards.

ROLE OF MANAGEMENT

Management and the Human Resources department support the Compensation Committee’s process.

•

Compensation recommendations for our executive officers reflect input from our Human Resources department. Their recommendations are based on the Company’s performance and their review of external market data.

•

At the end of the year, the CEO proposes base salaries and annual cash bonus awards for our executive officers (other than the CEO) to the Compensation Committee which then reviews, discusses and modifies, as appropriate, these recommendations.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The independent compensation consultant reports to the Compensation Committee Chairman and has direct access to Compensation Committee members. The independent compensation consultant regularly attends Compensation Committee meetings and also meets with the Compensation Committee in executive session without management present.

In June 2016, the Compensation Committee engaged Meridian as its independent compensation consultant, and Meridian has served as its independent compensation consultant to date.

With respect to engaging Meridian for 2020, the Compensation Committee considered whether any conflict of interest existed under the SEC rules and NYSE American listing standards. The Compensation Committee reviewed the following related to Meridian’s independence: (i) other services provided to us by Meridian; (ii) fees paid by us as a percentage of Meridian’s total revenue; (iii) policies or procedures maintained by Meridian that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (v) any Company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and Meridian or the individual consultants involved in the engagement and concluded that there were no conflicts of interest that prevented Meridian from serving as an independent consultant to the Compensation Committee on executive compensation matters.

PEER GROUP

Each year, the Compensation Committee, with the assistance of management and our independent compensation consultant, reviews external market data to determine the competitiveness of the total compensation package of our executive officers. The market data includes information representative of the energy industry within which we operate and also includes compensation information from a diversified list of U.S. companies of comparable size.

The Compensation Committee reviews the following components of each executive officer’s compensation relative to the amount paid to executives in similar positions within the market data: base salaries, annual cash bonuses and long-term incentive awards. The market data serves as a point of reference for measuring the compensation of each of our executive officers, but individual compensation decisions are made based on a combination of considerations, including the Company’s overall performance; the individual roles, responsibilities and performance of each of our executive officers and market competitiveness. The Compensation Committee does not adhere to a rigid benchmarking process in setting compensation and does not target any specific market level; rather, information is used as a market reference for the Compensation Committee.

50	CHENIERE

EXECUTIVE COMPENSATION PROCESS

Peer Group

With assistance from management and our compensation consultant, the Compensation Committee reviews our executive officers’ compensation against both nationally recognized published survey data, as well as proxy data from our peer group.

In 2019, the Compensation Committee approved minor changes to our peer group to ensure continuing broad representation of executive pay practices across numerous oil and gas sectors. At such time, Cheniere ranked near the 70th percentile in enterprise value among these companies. Our peer group utilizes broad oil and gas benchmarks as the best available set of compensation benchmarks for comparable energy executive roles. For external comparisons, the Compensation Committee referenced the following peer group in determining compensation for 2020.

Peer Group

• Air Products and Chemicals, Inc.	• LyondellBasell Industries N.V.

• Apache Corporation	• Marathon Oil Corporation

• Baker Hughes Company	• Marathon Petroleum Corporation

• Concho Resources Inc.	• Noble Energy, Inc.

• ConocoPhillips	• Occidental Petroleum Corporation

• Continental Resources, Inc.	• ONEOK, Inc.

• Devon Energy Corporation	• Phillips 66

• Diamondback Energy, Inc.	• Pioneer Natural Resources Company

• Enterprise Products Partners L.P.	• Schlumberger Limited

• EOG Resources, Inc.	• Suncor Energy Inc.

• Freeport-McMoRan Inc.	• Targa Resources Corp.

• Halliburton Company	• Valero Energy Corporation

• Hess Corporation	• The Williams Companies

• Kinder Morgan, Inc.

The following table summarizes our 2020 peer group enterprise value, compared to Cheniere, as of December 31, 2019. Our enterprise value includes the value of the non-controlling interest in Cheniere Partners, our publicly traded subsidiary, in order to more appropriately reflect our integrated business and operations, which are managed on a consolidated basis, and the total value of our business for which management is responsible.

(Dollars in millions)	Enterprise Value (on 12/31/19)

Cheniere	$54,357

Cheniere Percentile Rank	70%

75th Percentile	$62,665

50th Percentile	$43,392

25th Percentile	$21,462

In late 2020, the Compensation Committee reviewed our peer group in advance of making compensation decisions for 2021 in an effort to remain current with industry structure and participants, and prevailing conditions. The Compensation Committee refined the peer group to inform 2021 compensation decisions in order to accomplish the following:

•	Focus on companies of comparable size, based heavily on relative enterprise value and assets;

•	Distribute more evenly the sub-industry representation across oil and gas sectors and reduce an overrepresentation from independent upstream companies; and

•	Remove companies that were acquired, left the industry or that the Compensation Committee believed did not offer adequate business comparisons for Cheniere.

2021 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS

OTHER CONSIDERATIONS

STOCK OWNERSHIP GUIDELINES

Our Board believes that significant stock ownership by our executive officers and directors strengthens their alignment with shareholders and demonstrates their commitment to the Company. In February 2021, the Board approved increases to the minimum required ownership levels for our executive management team, as detailed below.

Stock Ownership Guidelines for Non-Employee Directors and Executive Officers

POSITION	PREVIOUS GUIDELINES	NEW GUIDELINES

Non-Employee Directors	3x the director’s prevailing annual equity retainer award	3x the director’s prevailing annual equity retainer award

President and CEO	5x base salary	6x base salary

Executive Vice Presidents	2x base salary	4x base salary

Senior Vice Presidents	2x base salary	3x base salary

All non-employee directors and executive officers are expected to be in full compliance with the guidelines within five years of initial appointment to a position subject to the guidelines, with certain ownership thresholds that must be met in the interim period. If a non-employee director or executive officer is not in compliance with the guidelines, he or she is required to retain the entire after-tax value of Company stock received upon the vesting of stock awards and the exercise of stock options until the interim threshold requirements or compliance with the guidelines is achieved. The Board recognizes that there may be occasions in which the guidelines place a severe hardship on the individual and has delegated discretion to the Governance and Nominating Committee to determine whether an exemption should be granted to the individual in such instances. All of our non-employee directors and executive officers are in compliance with the guidelines, and many of them maintain holdings of Cheniere common stock significantly in excess of the minimum required amount of shares.

ADDITIONAL CONSIDERATIONS

The Compensation Committee will continue to evaluate further changes to its compensation policies and practices. We intend to at all times comply with SEC and NYSE American required compensation recoupment policies and practices. We have included clawback provisions in our equity awards since 2017 and intend to continue to include clawback provisions in future equity awards to executives. Mr. Fusco’s employment agreement provides that he will be subject to and will abide by any policy the Company adopts regarding the clawback of incentive compensation and any additional clawback provisions as required by law and applicable listing rules.

TAX AND ACCOUNTING CONSIDERATIONS

In designing our compensation programs, we take into account the various tax, accounting and disclosure rules associated with various forms of compensation. We also review and consider the deductibility of executive compensation under Section 162(m) of the Code and design our compensation programs with the intent that they comply with Section 409A of the Code where applicable. Section 162(m) of the Code generally limits the amount of compensation that may be deducted per covered employee to $1 million per taxable year. We generally seek to preserve tax deductions for executive compensation but recognize that it may be beneficial to grant compensation that is not fully tax deductible when we believe it is in the best interests of the Company and our shareholders.

52	CHENIERE

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Neal A. Shear, Chairman Nuno Brandolini David B. Kilpatrick Andrew Langham

2021 PROXY STATEMENT	53

COMPENSATION TABLES

The following table and narrative text sets forth the total compensation awarded to, earned by or paid to our Chief Executive Officer (“CEO”), Chief Financial Officer and three other most highly compensated executive officers for 2020, who are referred to as our “NEOs” in the following compensation tables. Additionally, the following table includes Michael J. Wortley, our former Executive Vice President and Chief Financial Officer, in accordance with SEC rules.

2020 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Jack A. Fusco President and CEO	2020	$1,500,000	$—	$9,509,961	$3,861,000	$22,378	$14,893,339
	2019	$1,451,923	$—	$11,985,913	$3,330,000	$21,684	$16,789,520
	2018	$1,250,000	$—	$17,116,952	$2,875,000	$24,949	$21,266,901
Anatol Feygin EVP and Chief Commercial Officer	2020	$656,154	$—	$2,540,564	$943,800	$22,378	$4,162,895
	2019	$615,961	$500	$3,104,984	$947,200	$22,008	$4,690,653
	2018	$512,115	$—	$7,488,990	$852,840	$21,648	$8,875,593
Sean N. Markowitz EVP, Chief Legal Officer and Corporate Secretary	2020	$585,442	$500	$2,309,573	$858,000	$22,912	$3,776,427
	2019	$514,819	$—	$1,945,158	$698,368	$21,684	$3,180,029
	2018	$470,192	$—	$3,195,383	$699,200	$21,557	$4,386,332
Zach Davis SVP and CFO	2020	$454,217	$—	$1,519,000	$686,400	$18,564	$2,678,181
Aaron Stephenson SVP, Operations	2020	$500,000	$—	$1,471,844	$772,200	$165,515	$2,909,559
	2019	$391,954	$190,830	$2,097,097	$666,000	$76,237	$3,422,118
Michael J. Wortley Former EVP and CFO	2020	$497,750	$1,500	$4,975,335		$5,612,743	$11,087,328
	2019	$698,654	$1,000	$4,080,926	$1,058,200	$22,333	$5,861,113
	2018	$624,231	$—	$8,379,493	$1,043,280	$17,633	$10,064,637

(1)

This column represents the base salary earned, including any amounts invested by the NEOs in the Company’s Retirement Plan. The Company’s Retirement Plan is described in CD&A under “Compensation and Benefits.”

(2)

In 2020, Mr. Wortley and Mr. Markowitz received a cash service award, part of a program available to all employees that celebrates years of service to the Company. In 2019, Mr. Wortley and Mr. Feygin received this cash service award. In 2019, Mr. Stephenson received a cash bonus as part of a retention program of $190,330.

(3)

The amounts in this column reflect the grant date fair value of awards, computed in accordance with stock-based compensation accounting rules. Values for awards subject to performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. A discussion of the assumptions used in calculating the award values may be found in Note 16 to our 2020 audited financial statements beginning on page 109 of our Form 10-K filed with the SEC on February 24, 2021.

For 2020, the Stock Awards column includes the grant date fair value of share-based RSUs and PSUs granted in February 2020, which will ultimately be settled in shares of common stock. Values shown reflect an estimated fair market value (FMV) of the PSUs using a Monte Carlo Simulation valuation methodology in accordance with FASB ASC Topic 718 on the grant date. The value of the PSUs ultimately realized by the officers upon the actual vesting of the awards may or may not be equal to this determined value, as these awards are subject to performance conditions and have been valued based on the probable performance at date of grant. If the maximum performance levels were to be used to determine the values in the above table with respect to awards with performance conditions, the amounts in this column would be increased by the following amounts: Mr. Fusco, $4,775,572; Mr. Feygin, $1,275,783; Mr. Markowitz, $1,159,787; Mr. Davis, $511,682; Mr. Stephenson, $739,109; and Mr. Wortley, $1,625,996. Please see “2020 LTI Awards” on page 44 of this Proxy Statement for further detail on these awards.

For 2020, the Stock Awards column also includes the grant date fair value of time-based RSUs granted in August 2020 to Mr. Davis, which will ultimately be settled in shares of common stock or cash, as applicable.

For 2020, the Stock Awards column also reflects the value of the modification of awards granted to Mr. Wortley, pursuant to his transition letter agreement. See “Grants of Plan-Based Awards During Fiscal Year 2020” on page 56 of this Proxy Statement for further detail.

For 2019, the Stock Awards column includes the grant date fair value of share-based RSUs and PSUs granted in February 2019, which will ultimately be settled in shares of common stock. Values shown reflect an estimated FMV of the PSUs using a Monte Carlo Simulation valuation methodology in accordance with FASB ASC Topic 718 on the grant date. The value of the PSUs ultimately realized by the officers upon the actual vesting of the awards may or may not be equal to this determined value, as these awards are subject to performance conditions and have been valued based on the probable performance at date of grant. If the maximum performance levels were to be used to determine the values in the above table with respect to awards with performance conditions, the amounts in this column would be increased by the following amounts: Mr. Fusco, $6,470,383; Mr. Wortley, $2,203,016; Mr. Feygin, $1,676,171; Mr. Markowitz, $1,050,059; and Mr. Stephenson, $119,781.

For 2019, the Stock Awards column also includes the grant date fair value of time-based RSUs granted in July 2019 to Mr. Stephenson, which will ultimately be settled in shares of common stock or cash, as applicable.

For 2018, the Stock Awards column includes the grant date fair value of share-based RSUs and PSUs granted in February 2018, which will ultimately be settled in shares of common stock. The value of the PSUs ultimately realized by the officers upon the actual vesting of the awards may or may not be equal to this determined value, as these awards are subject to performance conditions and have been valued based on target performance at date of grant. If a maximum, rather than target, number of units is used to determine the maximum award opportunity for the NEOs for the 2018 PSU awards, the amounts in this column would be increased by the following amounts: Mr. Fusco, $4,026,871; Mr. Wortley, $845,646; Mr. Feygin, $691,295; and Mr. Markowitz, $382,592.

(4)	For 2020, 2019 and 2018, this column represents the actual amounts paid under the Annual Incentive Program.

(5)

This column represents all other compensation not reported in the previous columns, including the costs to the Company of providing certain perquisites and other personal benefits, payment of insurance premiums and matching contributions allocated by the Company pursuant to the Company’s Retirement Plan, as well as payments to Mr. Wortley under his transition letter agreement. See the table below for more details.

54	CHENIERE

2020 SUMMARY COMPENSATION TABLE

ALL OTHER COMPENSATION INCLUDED IN THE SUMMARY COMPENSATION TABLE

NAME	YEAR	PERQUISITES AND OTHER PERSONAL BENEFITS ($)(A)	INSURANCE PREMIUMS ($)(B)	COMPANY CONTRIBUTIONS TO RETIREMENT AND 401(k) PLANS ($)(C)	AMOUNTS PAID OR ACCRUED PURSUANT TO A TERMINATION PLAN ($)(D)	TOTAL ($)
Jack A. Fusco	2020	$3,814	$1,464	$17,100	$—	$22,378
	2019	$3,420	$1,464	$16,800	$—	$21,684
	2018	$6,889	$1,560	$16,500	$—	$24,949
Anatol Feygin	2020	$3,814	$1,464	$17,100	$—	$22,378
	2019	$3,744	$1,464	$16,800	$—	$22,008
	2018	$3,588	$1,560	$16,500	$—	$21,648
Sean N. Markowitz	2020	$4,348	$1,464	$17,100	$—	$22,912
	2019	$3,420	$1,464	$16,800	$—	$21,684
	2018	$3,588	$1,469	$16,500	$—	$21,557
Zach Davis	2020	$—	$1,464	$17,100	$—	$18,564
Aaron Stephenson	2020	$164,051	$1,464	$—	$—	$165,515
	2019	$71,378	$1,464	$3,395	$—	$76,237
Michael J. Wortley	2020	$3,834	$976	$14,933	$5,593,000	$5,612,743
	2019	$4,069	$1,464	$16,800	$—	$22,333
	2018	$3,588	$1,560	$12,485	$—	$17,633

(A)

The amount in this column includes the aggregate incremental cost to the Company attributable to a parking space in our Houston office building for all NEOs, and includes a minimal tax-gross-up for certain NEOs. For Mr. Fusco, the 2018 amount also includes the cost for parking in our Washington, D.C. office.

For Mr. Markowitz and Mr. Wortley, the 2020 amounts include a minimal tax gross-up related to their service awards (a cash bonus provided to all employees that celebrate years of service to the Company). For Mr. Feygin, Mr. Stephenson and Mr. Wortley, the 2019 amounts also include tax gross-ups related to their service awards.

For Mr. Stephenson, the 2020 amount reflects benefits granted in connection with his relocation to Houston with a value of $99,497 and a tax gross-up of $64,554 related to the relocation, and the 2019 amount reflects a monthly living allowance for his employment at our Sabine Pass location ($45,433), the cost of Company-provided housing in Houston with a value of $15,602, and a tax gross-up of $10,125 related to the Houston housing.

(B)

The amounts in this column reflect insurance premiums payable for basic term life insurance with a benefit of two times annual base salary capped at a maximum of $1,000,000. The amounts in this column also reflect insurance premiums payable for accidental death and dismemberment life insurance with a benefit of two times annual base salary capped at a maximum of $1,000,000. These benefits are available to all employees of the Company.

(C)

The amounts in this column reflect matching contributions allocated by the Company to each of the NEOs pursuant to the Company’s Retirement Plan. These benefits are available to all employees of the Company.

(D)

The amount in this column for Mr. Wortley represents a cash separation bonus of $2,857,000; a cash payment of $1,946,000; a cash transitional allowance of $75,000; and a one-year salary continuation of $715,000. These benefits are further described in his August 5, 2020 letter agreement as described herein under “Compensation Discussion and Analysis—Compensatory Arrangements—Transition Arrangement with Former Executive Vice President and Chief Financial Officer”.

2021 PROXY STATEMENT	55

COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

The following table and narrative text describe the plan-based awards granted to each NEO during 2020, valued at fair market value on the date of grant. The awards listed in the table were granted under the Cheniere Energy, Inc. 2011 Incentive Plan, as amended (the “2011 Plan”), unless otherwise noted, and are described in more detail in “Compensation Discussion and Analysis” beginning on page 35 of this Proxy Statement.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2020

NAME	TYPE OF AWARD	GRANT DATE		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)
				THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Jack A. Fusco	Cash Bonus			1,125,000	2,250,000	4,500,000	—	—	—	—	—
	RSUs	02/12/2020		—	—	—	—	—	—	85,799	4,734,389
	PSUs	02/12/2020		—	—	—	21,450	85,799	257,397	—	4,775,572
Anatol Feygin	Cash Bonus			330,000	660,000	1,320,000	—	—	—	—	—
	RSUs	02/12/2020		—	—	—	—	—	—	22,921	1,264,781
	PSUs	02/12/2020		—	—	—	5,730	22,921	68,783	—	1,275,783
Sean N. Markowitz	Cash Bonus			300,000	600,000	1,200,000	—	—	—	—	—
	RSUs	02/12/2020		—	—	—	—	—	—	20,837	1,149,786
	PSUs	02/12/2020		—	—	—	5,209	20,837	62,511	—	1,159,787
Zach Davis	Cash Bonus			200,000	400,000	800,000	—	—	—	—	—
	RSUs	02/12/2020		—	—	—	—	—	—	9,193	507,270
	PSUs	02/12/2020		—	—	—	2,298	9,193	27,579	—	511,682
	RSUs	08/04/2020	(3)	—	—	—	—	—	—	9,596	529,507
Aaron Stephenson	Cash Bonus			225,000	450,000	900,000	—	—	—	—	—
	RSUs	02/12/2020		—	—	—	—	—	—	13,279	732,735
	PSUs	02/12/2020		—	—	—	3,320	13,279	39,837	—	739,109
Michael J. Wortley	Cash Bonus			357,500	715,000	1,430,000	—	—	—	—	—
	RSUs	02/12/2020		—	—	—	—	—	—	29,213	1,611,973
	PSUs	02/12/2020		—	—	—	14,607	29,213	58,426	—	1,625,996
	RSUs(4)	08/05/2020		—	—	—	—	—	—	23,857	(211,288)
	PSUs(4)	08/05/2020		—	—	—	14,396	43,053	114,624	—	1,948,654

(1)

The amounts in these columns represent the payout at the threshold, target and maximum award levels for 2020 under the Annual Incentive Program. If the threshold performance level is not met, the pool funding level will be 0%. Other than for the CEO, actual awards to NEOs can exceed the maximum estimated possible payout of 200% of the individual’s target due to adjustments made for individual performance. Under Mr. Fusco’s employment agreement, his maximum award level is 200% of his target. The various measures and details relating to the 2020 Annual Incentive Awards are presented beginning on page 41 of this Proxy Statement.

(2)

The amounts shown in this column reflect the total grant date fair values of RSUs and PSUs granted under the Company’s 2011 Incentive Plan, as amended, or 2020 Incentive Plan, as applicable, calculated in accordance with generally accepted accounting principles in the United States regarding stock compensation, including FASB ASC Topic 718. A discussion of the assumptions used in calculating the award values may be found in Note 16 to our 2020 audited financial statements beginning on page 109 of our Form 10-K filed with the SEC on February 24, 2021. Please see “2020 LTI Awards” on page 44 of this Proxy Statement for more information about these RSU and PSU awards.

(3)	This award was granted under the Cheniere Energy, Inc. 2020 Incentive Plan.

(4)

In connection with the transition of Mr. Wortley, as described in “Compensation Discussion and Analysis—Compensatory Arrangements—Transition Arrangement with Former Executive Vice President and Chief Financial Officer” above, the Company modified the terms of his outstanding awards that were scheduled to vest in February 2021 and February 2022. In accordance with SEC requirements, the incremental fair values associated with these modifications, computed as of the modification date in accordance with Topic 718, are reflected in the table above as if new grants had been made.

56	CHENIERE

NARRATIVE TO THE SUMMARY COMPENSATION & GRANTS OF PLAN-BASED AWARDS TABLES

NARRATIVE TO THE SUMMARY COMPENSATION & GRANTS OF PLAN-BASED AWARDS TABLES

For a discussion regarding the awards granted to the NEOs in 2020 as disclosed in the table above, see “Annual Incentive Award” on page 41 and “LTI Program” on page 44 of this Proxy Statement.

COMPENSATORY ARRANGEMENTS FOR CERTAIN EXECUTIVE OFFICERS

For a discussion regarding the compensatory arrangement between the Company and Mr. Fusco for his service as President and CEO, see “Compensatory Arrangement with President and CEO” on page 46 of this Proxy Statement.

2021 PROXY STATEMENT	57

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table contains information about our NEOs’ outstanding equity awards at December 31, 2020.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

	STOCK AWARDS

NAME AND GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)
Jack A. Fusco
2018 LTI Award (2/14/2018)	19,226	(4)	$1,154,137	69,214	$8,309,833
2019 LTI Award (2/13/2019)	55,840	(4)	$3,352,075	83,759	$15,084,158
2020 LTI Award (2/12/2020)	85,799	(4)	$5,150,514	85,799	$5,150,514
Anatol Feygin
2018 LTI Award (2/14/2018)	3,961	(4)	$237,779	11,882	$1,426,553
2018 LTI Award (2/14/2018)	30,000	(5)	$1,800,900
2019 LTI Award (2/13/2019)	14,466	(4)	$868,394	21,698	$3,907,593
2020 LTI Award (2/12/2020)	22,921	(4)	$1,375,948	22,921	$1,375,948
Sean N. Markowitz
2018 LTI Award (2/14/2018)	2,192	(4)	$131,586	6,576	$789,515
2018 LTI Award (2/14/2018)	15,000	(5)	$900,450
2019 LTI Award (2/13/2019)	9,062	(4)	$543,992	13,593	$2,447,963
2020 LTI Award (2/12/2020)	20,837	(4)	$1,250,845	20,837	$1,250,845
Zach Davis
2018 LTI Award (2/14/2018)	2,584	(4)	$155,118	3,323	$398,959
2018 LTI Award (2/14/2018)	30,000	(5)	$1,800,900
2019 LTI Award (2/13/2019)	9,440	(4)	$566,683	1,795	$215,508
Milestone Award (7/1/2019)	12,821	(6)	$769,645
2020 LTI Award (2/12/2020)	9,193	(4)	$551,856	9,193	$551,856
2020 LTI Award (8/4/2020)	9,596	(4)	$576,048
Aaron Stephenson
2018 LTI Award (2/14/2018)	1,554	(4)	$93,287	2,077	$249,365
2018 LTI Award (2/14/2018)	25,000	(5)	$1,500,750
2019 LTI Award (2/13/2019)	12,963	(4)	$778,169	1,819	$218,389
Milestone Award (7/1/2019)	5,924	(6)	$355,618
2020 LTI Award (2/12/2020)	12,783	(4)	$767,363	13,279	$797,138
Michael Wortley
2018 LTI Award (8/5/2020)	4,664	(4)	$279,980	14,535	$1,745,072
2019 LTI Award (8/5/2020)	18,302	(4)	$1,098,669	28,518	$5,135,807

58	CHENIERE

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

(1)

The values represented in this column have been calculated by multiplying $60.03, the closing price of our common stock on December 31, 2020, by the number of unvested shares of restricted stock and RSUs.

(2)

The amounts in this column are the target amount of PSUs granted as part of the annual LTI program. The 2018 awards have a performance period of January 1, 2018 to December 31, 2020; the 2019 awards have a performance period of January 1, 2019 to December 31, 2021; and the 2020 awards have a performance period of January 1, 2020 to December 31, 2022. PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance measurement period.

(3)

For awards granted in 2020, the values represented in this column have been calculated by multiplying $60.03, the closing price of our common stock on December 31, 2020, by the target number of shares that could be earned under the PSUs. For awards granted in 2019 and 2018, the values represented in this column have been calculated by multiplying $60.03, the closing price of our common stock on December 31, 2020, by the maximum number of shares that could be earned under the PSUs in accordance with Item of 402(f) of Regulation S-K. This estimated payout is not necessarily indicative of the actual payout at the end of the performance period.

(4)	Awards vest ratably over three years from the date of grant.

(5)	These amounts represent RSUs granted as special retention awards and vested on February 14, 2021.

(6)

These amounts represent a milestone award for the positive financial investment decision on Train 6 of the SPL Project, and vest ratably over three years beginning on July 1, 2020. Messrs. Davis and Stephenson were not NEOs at the time they were granted these awards.

2021 PROXY STATEMENT	59

OPTION EXERCISES AND

STOCK VESTED

The following table sets forth the number of shares that vested from RSUs and PSUs and the aggregate dollar value realized upon the vesting of such RSUs and PSUs for our NEOs in 2020. There were no option exercises by our NEOs in 2020.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2020

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Jack A. Fusco	—	—	365,903	$20,109,812
Anatol Feygin	—	—	113,697	$6,249,191
Sean N. Markowitz	—	—	49,275	$2,707,992
Zach Davis	—	—	42,167	$2,272,949
Aaron Stephenson	—	—	31,531	$1,711,952
Michael J. Wortley	—	—	123,353	$6,779,522

(1)

The value in this column for the NEOs’ RSUs and PSUs that vested during 2020 has been calculated by multiplying the per share fair market value of the underlying shares on the vesting date by the number of shares that vested.

60	CHENIERE

POTENTIAL PAYMENTS UPON

TERMINATION OR

CHANGE-IN-CONTROL

The following table and narrative text describe the potential value that the NEOs would receive upon accelerated vesting of their outstanding equity grants and change-in-control cash payments assuming certain triggering events occurred on December 31, 2020. The value shown in the table assumes a December 31, 2020 termination date, uses the closing price of our common stock of $60.03 on December 31, 2020, as reported on the NYSE American, and assumes that performance-based incentive awards vest based on the maximum award level. All amounts are estimates of the amounts which would be realized upon the triggering event. The actual value of the amounts can only be determined at the time such NEO leaves the Company.

As discussed in CD&A under the Components of our Executive Compensation Program, we have entered into an employment agreement with Mr. Fusco and adopted a Severance Plan that covers all of our NEOs. For a description of the potential payments upon termination or change-in-control for (i) Mr. Fusco under his employment agreement and (ii) all of our NEOs under the Severance Plan, please see page 46 and page 48 of this Proxy Statement, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL ASSUMING TERMINATION EVENT OCCURS ON DECEMBER 31, 2020

JACK A. FUSCO EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL
Cash Compensation	—	$7,500,000	—	—	$11,250,000
Prorated Target Bonus	—	$2,250,000	—	—	$2,250,000
Health and Welfare Benefits	—	$44,016	—	—	$44,016
Long-Term Incentives (by Grant Date):
02/14/2018 Restricted Stock Units	—	$1,154,137	$1,154,137	$1,154,137	—
02/14/2018 Performance Stock Units	—	$8,309,833	$4,154,916	$4,154,916	—
02/13/2019 Restricted Stock Units	—	$3,352,075	$3,352,075	$3,352,075	—
02/13/2019 Performance Stock Units	—	$10,056,106	$5,028,053	$5,028,053	—
02/12/2020 Restricted Stock Units	—	$5,150,514	$5,150,514	$5,150,514	—
02/12/2020 Performance Stock Units	—	$1,716,838	$5,150,514	$5,150,514	—
Total	$—	$39,533,519	$23,990,209	$23,990,209	$13,544,016

2021 PROXY STATEMENT	61

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

ANATOL FEYGIN EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL
Cash Compensation	—	$1,980,000	—	—	$2,640,000
Prorated Target Bonus	—	$660,000	—	—	$660,000
Health and Welfare Benefits	—	$44,016	—	—	$44,016
Long-Term Incentives (by Grant Date):
02/14/2018 Restricted Stock Units	—	$237,779	$237,779	$237,779	—
02/14/2018 Performance Stock Units	—	$1,426,553	$713,276	$713,276	—
02/14/2018 Restricted Stock Units(1)	—	—	$1,800,900	$1,800,900	—
02/13/2019 Restricted Stock Units	—	$868,394	$868,394	$868,394	—
02/13/2019 Performance Stock Units	—	$2,605,062	$1,302,531	$1,302,531	—
02/12/2020 Restricted Stock Units	—	$1,375,948	$1,375,948	$1,375,948	—
02/12/2020 Performance Stock Units	—	$458,649	$1,375,948	$1,375,948	—
Total	$—	$9,656,401	$7,674,775	$7,674,775	$3,344,016

SEAN N. MARKOWITZ EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL
Cash Compensation	—	$1,800,000	—	—	$2,400,000
Prorated Target Bonus	—	$600,000	—	—	$600,000
Health and Welfare Benefits	—	$44,016	—	—	$44,016
Long-Term Incentives (by Grant Date):
02/14/2018 Restricted Stock Units	—	$131,586	$131,586	$131,586	—
02/14/2018 Performance Stock Units	—	$789,515	$394,757	$394,757	—
02/14/2018 Restricted Stock Units(1)	—	—	$900,450	$900,450	—
02/13/2019 Restricted Stock Units	—	$543,992	$543,992	$543,992	—
02/13/2019 Performance Stock Units	—	$1,631,976	$815,988	$815,988	—
02/12/2020 Restricted Stock Units	—	$1,250,845	$1,250,845	$1,250,845	—
02/12/2020 Performance Stock Units	—	$416,948	$1,250,845	$1,250,845	—
Total	$—	$7,208,877	$5,288,463	$5,288,463	$3,044,016

62	CHENIERE

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL ASSUMING TERMINATION EVENT OCCURS ON DECEMBER 31, 2020

ZACH DAVIS EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL
Cash Compensation	—	$1,350,000	—	—	$1,800,000
Prorated Target Bonus	—	$400,000	—	—	$400,000
Health and Welfare Benefits	—	$44,016	—	—	$44,016
Long-Term Incentives (by Grant Date):
02/14/2018 Restricted Stock Units	—	$155,118	$155,118	$155,118	—
02/14/2018 Performance Stock Units	—	$398,959	$199,480	$199,480	—
02/14/2018 Restricted Stock Units(1)	—	—	$1,800,900	$1,800,900	—
02/13/2019 Restricted Stock Units	—	$566,683	$566,683	$566,683	—
02/13/2019 Performance Stock Units	—	$143,672	$107,754	$107,754	—
07/01/2019 Restricted Stock Units	—	$769,645	$769,645	$769,645	—
02/12/2020 Restricted Stock Units	—	$551,856	$551,856	$551,856	—
02/12/2020 Performance Stock Units	—	$183,952	$551,856	$551,856	—
08/04/2020 Restricted Stock Units	—	$—	$576,048	$576,048
Total	$—	$4,563,900	$5,279,338	$5,279,338	$2,244,016

AARON STEPHENSON EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL
Cash Compensation	—	$1,425,000	—	—	$1,900,000
Prorated Target Bonus	—	$450,000	—	—	$450,000
Health and Welfare Benefits	—	$43,718	—	—	$43,718
Long-Term Incentives (by Grant Date):
02/14/2018 Restricted Stock Units	—	$93,287	$93,287	$93,287	—
02/14/2018 Performance Stock Units	—	$249,365	$124,682	$124,682	—
02/14/2018 Restricted Stock Units(1)	—	—	$1,500,750	$1,500,750	—
02/13/2019 Restricted Stock Units	—	$163,522	$163,522	$163,522	—
02/13/2019 Performance Stock Units	—	$145,593	$109,195	$109,195	—
07/01/2019 Restricted Stock Units	—	$355,618	$355,618	$355,618	—
02/12/2020 Restricted Stock Units	—	$767,363	$767,363	$767,363	—
02/12/2020 Performance Stock Units	—	$265,713	$797,138	$797,138	—
Total	$—	$3,959,178	$3,911,555	$3,911,555	$2,393,718

2021 PROXY STATEMENT	63

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

MICHAEL WORTLEY EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY	IMMEDIATELY UPON CHANGE-IN-CONTROL	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL
Cash Compensation	—	—	—	—	—
Prorated Target Bonus	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	—
Long-Term Incentives (by Grant Date):
02/14/2018 Restricted Stock Units	—	—	$279,980	$279,980	—
02/14/2018 Performance Stock Units	—	—	$872,536	$872,536	—
02/14/2018 Restricted Stock Units(1)	—	—	—	—	—
02/13/2019 Restricted Stock Units	—	—	$1,098,669	$1,098,669	—
02/13/2019 Performance Stock Units	—	—	$1,711,936	$1,711,936	—
07/01/2019 Restricted Stock Units	—	—	—	—	—
02/12/2020 Restricted Stock Units	—	—	—	—	—
02/12/2020 Performance Stock Units	—	—	—	—	—
Total	—	—	$3,963,121	$3,963,121	—

(1)

The shares of restricted stock units granted as special retention awards vest in full upon a Change in Control in the event the Company terminates the NEO’s employment without Cause (as defined in the grant agreements) or the NEO terminates his or her employment for Good Reason (as defined in the grant agreements), if the termination is within three months prior to a Change in Control.

NARRATIVE TO THE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

CHANGE-IN-CONTROL SEVERANCE

In December 2016, the Compensation Committee recommended and the Board approved the Cheniere Energy, Inc. Key Executive Severance Pay Plan (as amended, the “Severance Plan”) for certain employees of the Company, including the NEOs, with effect beginning on January 1, 2017. The Severance Plan has been periodically revised, with the most recent amendment and restatement in November 2020. Please see “Severance Plan” on page 48 of this Proxy Statement for details regarding the Company’s Severance Plan.

EQUITY AWARDS

Under the Severance Plan, all incentive awards granted in 2017 or later generally vest in full, with performance-based incentive awards vesting at the target level, upon a change-in-control; provided that any performance-based incentive awards that vest based on TSR will vest based on the actual TSR as of the date of the change-in-control. In the event that the Company terminates the NEO’s employment without Cause or the NEO terminates his or her employment for Good Reason not in connection with a change-in-control, (1) all time-based incentive awards that were granted in 2017 or later and more than six months prior to the termination generally vest in full and (2) a prorated portion of performance-based incentive awards that were granted in 2017 or later and more than six months prior to termination vest based on actual performance.

The award agreements pursuant to which each of the outstanding awards were granted also generally provide that the awards vest in full upon a termination of employment due to death or disability.

64	CHENIERE

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL ASSUMING TERMINATION EVENT OCCURS ON DECEMBER 31, 2020

Pursuant to the grant agreements, “Cause” generally means the termination of employment of the NEO with the Company or an affiliate under any of the following circumstances: (i) the willful commission by the NEO of a crime or other act of misconduct that causes or is likely to cause substantial economic damage to the Company or an affiliate or substantial injury to the business reputation; (ii) the commission by the NEO of an act of fraud in the performance of the NEO’s duties on behalf of the Company or an affiliate; (iii) the willful and material violation by the NEO of the Company’s Code of Business Conduct and Ethics Policy; or (iv) the continuing and repeated failure of the NEO to perform his or her duties to the Company or an affiliate, including by reason of his or her habitual absenteeism, which failure has continued for a period of at least 30 days following delivery of a written demand for substantial performance to the NEO by the Board which specifically identifies the manner in which the Board believes that the NEO has not performed his or her duties.

A “Good Reason” termination of a NEO generally will occur, assuming the Company fails to cure such circumstances within 30 days after receipt of written notice of the Good Reason termination, upon the NEO’s termination of employment due to one of the following events upon or following a Change in Control: (i) a change in the NEO’s status, title, position or responsibilities, including reporting responsibilities, which represents a substantial reduction of his or her status, title, position or responsibilities as in effect immediately prior thereto; (ii) the removal from or failure to re-elect the NEO to the office or position in which he or she last served, unless such removal or failure to re-elect is due to certain enumerated causes; (iii) the assignment to the NEO of any duties, responsibilities, or reporting requirements materially adverse with his or her position with the Company or an affiliate, or any material diminishment, on a cumulative basis, in the NEO’s status, duties or responsibilities; (iv) a material reduction by the Company or an affiliate in the NEO’s annual base salary; or (v) the requirement by the Company or an affiliate that the principal place of business at which the NEO performs his or her duties be changed to a location more than fifty (50) miles from his or her current place of business. A “Good Reason” termination of an NEO generally will occur, assuming the Company fails to cure such circumstances within 30 days after receipt of written notice of the Good Reason termination, upon the NEO’s termination of employment due to one of the following events before a Change in Control: (i) a material diminution in authorities, duties or responsibilities; (ii) a reduction in the NEO’s annual base salary by more than 5% (other than a reduction applicable to executives generally); or (iii) the requirement by the Company or an affiliate that the principal place of business at which the NEO performs his or her duties be changed to a location more than fifty (50) miles from his or her current place of business.

Generally, a “Change-in-Control” of the Company will occur if: (i) any person or entity directly or indirectly becomes the beneficial owner of 50.1% or more of the shares of voting stock of the Company then outstanding; (ii) the consummation of any merger, reorganization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company (other than when the holders of the voting stock immediately prior thereto hold more than 50% of the combined voting power of the stock of the surviving company or parent of the surviving company immediately thereafter); (iii) a majority of the current members of the Board or their approved successors cease to be our directors; or (iv) the consummation of a sale or disposition by the Company of all or substantially all of our assets (other than a sale or disposition in which the same shareholders before the sale or disposition own 50% of the outstanding common stock after the transaction is complete).

2021 PROXY STATEMENT	65

CEO PAY RATIO

Set forth below is the annual total compensation of our median employee, the annual total compensation of Mr. Fusco and the ratio of those two values:

•	The 2020 annual total compensation of the median employee (other than our President and CEO) was $209,413;

•	The 2020 annual total compensation of our President and CEO, Mr. Fusco, was $14,893,339; and

•	For 2020, the ratio of the annual total compensation of Mr. Fusco to the median annual total compensation of all of our employees was reasonably estimated to be 71.1 to 1.

To identify our median employee in 2020, we used our employee population as of December 31, 2020, including full-time, part-time and temporary employees. We excluded our employees in Singapore and China, as the employees located in these countries (6 and 3, respectively) represented fewer than 5% of our total employees. Our total employee count at that time was 1,538 prior to excluding Singapore and China and 1,529 after accounting for these exclusions. We annualized the base salary paid to permanent employees newly hired during 2020 and did not apply any cost-of-living adjustments in measuring compensation.

As required by SEC rules, we calculated annual total compensation (including equity awards received in 2020 valued on the grant date) for both our median employee and Mr. Fusco using the same methodology that we use to determine our NEOs’ annual total compensation for the Summary Compensation Table.

66	CHENIERE

PROPOSAL 2 – ADVISORY AND

NON-BINDING VOTE TO

APPROVE THE COMPENSATION

OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS FOR 2020

In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote on an advisory, non-binding basis to approve the compensation paid to our named executive officers for fiscal year 2020. We ask shareholders to read the CD&A section of this Proxy Statement for a full discussion of our executive compensation practices and decisions. The CD&A details our executive compensation policies and incentive programs and explains the compensation decisions relating to the named executive officers for fiscal year 2020. In response to shareholder feedback, the Compensation Committee and Board have taken considerable steps to further align our executive compensation programs with the Company’s strategy and long-term performance. The Compensation Committee believes that our compensation policies and programs continue to align our executive officers’ interests with the interests of our shareholders and that the compensation received by the named executive officers is commensurate with the performance of the Company as a whole.

Specifically, we ask the shareholders to approve the following resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2020, as disclosed in the 2021 proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion on pages 35 through 65 of the 2021 proxy statement.

Although the outcome of this vote is not binding on the Board, the Board values shareholders’ views, and the Compensation Committee and Board will consider the outcome of the advisory vote when making future compensation decisions.

The Board has adopted a policy of providing for annual say-on-pay votes. The next say-on-pay vote will occur at our 2022 Annual Meeting of Shareholders.

The Board unanimously recommends a vote FOR approving, on an advisory and non-binding basis, the named executive officer compensation for fiscal year 2020 as disclosed in this Proxy Statement.

2021 PROXY STATEMENT	67

REPORT OF THE AUDIT

COMMITTEE

The Audit Committee of the Board is responsible for oversight of the accounting and financial reporting processes of the Company and oversight of the audits of our financial statements. Management is responsible for the Company’s internal control over financial reporting and the preparation of the financial statements. KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. KPMG is also responsible for performing an independent audit of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these processes.

The Audit Committee currently consists of four Directors. All members of the Audit Committee meet the NYSE American independence standards and the applicable rules of the SEC. The Board has determined that each of Messrs. Robillard and Teno is an “audit committee financial expert”, as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee operates under a written charter adopted by the Board which is available on our website at www.cheniere.com. The Audit Committee reviews the adequacy of, and compliance with, the Audit Committee charter annually.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of KPMG. As part of fulfilling this responsibility, the Audit Committee engages in an annual evaluation of, among other things, KPMG’s qualifications, independence, performance and communications with the Audit Committee, and whether KPMG should be retained for the upcoming year’s audit. The Audit Committee reviews significant audit findings together with management’s responses thereto. The Audit Committee performs additional activities in accordance with the responsibilities of the Audit Committee specified in the Audit Committee charter.

The Audit Committee reviews the Company’s hiring policies and practices with respect to current and former employees of KPMG. In addition, the Audit Committee preapproves all services provided by KPMG.

The Audit Committee discussed with both our internal auditor and KPMG the overall scope and plans for their respective audits. In addition, the Audit Committee met with the Company’s internal auditor and KPMG, with and without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues, the critical audit matter addressed in KPMG’s audit report, results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review with the internal auditor and KPMG included discussions of those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also discussed with KPMG, among other things, matters relating to their independence, and the Audit Committee received the written disclosures from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

THE AUDIT COMMITTEE Donald F. Robillard, Jr., Chairman Vicky A. Bailey David B. Kilpatrick Andrew J. Teno

68	CHENIERE

PROPOSAL 3 – RATIFICATION

OF KPMG LLP AS

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

FOR 2021

KPMG LLP (“KPMG”) served as our independent auditor for the fiscal year ended December 31, 2020, and the Audit Committee has appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The Company is asking shareholders to ratify this appointment. Although the Company is not required to obtain shareholder ratification of the appointment of KPMG, the Board considers the selection of an independent registered accounting firm to be an important matter to shareholders and considers a proposal for shareholders to ratify such appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

INDEPENDENT ACCOUNTANT’S FEES

The following table sets forth the fees billed to us by KPMG for professional services for the fiscal years ended December 31, 2020 and 2019.

	KPMG LLP	KPMG LLP
	FISCAL 2020	FISCAL 2019
Audit Fees	$6,808,018	$7,391,505
Audit Related Fees	$—	$—
Tax Fees	$—	$80,000
All Other Fees	$3,000	$3,000
Total	$6,811,018	$7,474,505

Audit Fees—Audit fees for the fiscal years ended December 31, 2020 and 2019 include fees associated with the integrated audit of our annual consolidated financial statements, reviews of our interim consolidated financial statements, local statutory audits and services performed in connection with registration statements and debt offerings, including comfort letters and consents.

Audit Related Fees—There were no audit related fees in 2020 or 2019.

Tax Fees—Tax fees for the fiscal year ended December 31, 2019 were for tax consultation services with respect to the computation of the Section 382 ownership change calculations.

Other Fees—Other fees for the fiscal years ended December 31, 2020 and 2019 were for accounting research tools.

Additionally, we paid KPMG $132,783 during the fiscal year ended December 31, 2019 related to reimbursement of expenses for discovery requests or other legal processes.

2021 PROXY STATEMENT	69

PROPOSAL 3 – RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent accountants and not to engage the independent accountants to perform any non-audit services specifically prohibited by law or regulation. All audit and non-audit services provided to us during the fiscal years ended December 31, 2020 and 2019 were pre-approved.

We anticipate that a representative of KPMG will participate in the Meeting. Such representative may make a statement if he or she desires to do so and will be available to respond to appropriate questions concerning our financial statements.

The Board unanimously recommends a vote FOR the ratification, on an advisory and non-binding basis, of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

70	CHENIERE

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee, under the Audit Committee Charter, has the responsibility to review and approve any transactions or series of related financial transactions, arrangements or relationships involving amounts exceeding $120,000 between the Company and our directors, executive officers, nominees for director, any greater than 5% shareholders and their immediate family members. The Audit Committee will only approve related party transactions when it determines such transactions are in the best interests of the Company and its shareholders after considering the standards described below. In reviewing a transaction, the Audit Committee considers all facts and circumstances that it considers relevant to its determination. In determining whether to approve or ratify a related party transaction, the Audit Committee will apply the following standards, as provided in our Audit Committee Charter, and such other standards it deems appropriate:

•	whether the related party transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the transaction is material to the Company or the related party; and

•	the extent of the related person’s interest in the transaction.

The Company had no related party transactions in 2020.

2021 PROXY STATEMENT	71

FREQUENTLY ASKED QUESTIONS

WHY DID I RECEIVE THESE PROXY MATERIALS?

We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at our 2021 Annual Meeting of Shareholders and any adjournment or postponement thereof.

You are invited to attend the Meeting on May 13, 2021, beginning at 9:00 a.m., Central Time. Due to public health and travel concerns relating to COVID-19 and the related recommendations and protocols issued by federal, state and local governments, the Meeting will be held in a virtual format only, via live audio webcast at www.virtualshareholdermeeting.com/LNG2021. To attend and vote your shares during the Meeting, you will need to log in to the webcast using, (i) for record holders, the control number found on your proxy card, voting instruction form or the notice you previously received, or (ii) for holders who own shares in street name through brokers, the control number issued to you by your brokerage firm.

The Notice of Annual Meeting (“Notice”), Proxy Statement, proxy card and 2020 Annual Report on Form 10-K for the year ended December 31, 2020, are being mailed to shareholders on or about April 9, 2021.

WHO IS ENTITLED TO VOTE AT THE MEETING?

Holders of Cheniere common stock at the close of business on the Record Date are entitled to receive the Notice and to vote their shares at the Meeting. As of the Record Date, there were 253,506,998 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with Cheniere’s transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record” of those shares. The Notice, Proxy Statement, proxy card and 2020 Annual Report on Form 10-K for the year ended December 31, 2020, have been sent directly to you by Cheniere. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of such shares held in street name. The Notice, Proxy Statement, proxy card and 2020 Annual Report on Form 10-K for the year ended December 31, 2020, have been forwarded to you by your broker, bank or other holder of record, who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

DO I HAVE TO REGISTER IN ADVANCE TO ATTEND THE MEETING?

Due to continuing concerns relating to COVID-19, we will have a virtual-only annual meeting of shareholders in 2021. The Meeting will be conducted exclusively via live audio webcast. You do not have to register in advance to attend the virtual meeting. To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/LNG2021 and enter the control number included on your proxy card, voting instruction form or the notice you previously received, or the control number issued to you by your brokerage firm. We encourage you to log into the Meeting platform beginning at 8:45 a.m. Central Time on May 13, 2021 to allow ample time to log into the Meeting webcast and test your computer system. The Meeting will begin promptly at 9:00 a.m. Central Time on May 13, 2021. See below for additional details.

72	CHENIERE

FREQUENTLY ASKED QUESTIONS

HOW DO I ATTEND THE MEETING?

To attend and vote your shares during the virtual Meeting, you will need to log in to www.virtualshareholdermeeting.com/LNG2021 using, (i) for record holders, the control number found on your proxy card, voting instruction form or the notice you previously received, or (ii) for holders who own shares in street name through brokers, the control number issued to you by your brokerage firm. You may vote during the Meeting by following the instructions available on the meeting website during the Meeting. Please note that the www.virtualshareholdermeeting.com/LNG2021 website will not be active until approximately two weeks before the Meeting date.

Although the webcast will begin at 9:00 a.m. Central Time on May 13, 2021, we encourage you to access the Meeting site prior to the start time to allow ample time to log into the Meeting webcast and test your computer system. Accordingly, the Meeting site will first be accessible to registered shareholders beginning at 8:45 a.m. Central Time on May 13, 2021. If you encounter difficulties accessing the virtual Meeting or during the Meeting, technical support will be available beginning at 8:45 a.m. Central Time on May 13, 2021 through the conclusion of the Meeting. Additional information regarding matters addressing technical and logistical issues, including technical support during the Meeting, will be available at www.virtualshareholdermeeting.com/LNG2021. In the event of any technical disruptions that prevent the Chairman from hosting the Meeting, the Meeting may be adjourned or postponed.

DO SHAREHOLDERS HAVE ANY APPRAISAL OR

DISSENTER’ RIGHTS ON THE MATTERS TO BE VOTED

ON AT THE MEETING?

No, shareholders of the Company will not have rights of appraisal or similar dissenters’ rights with respect to any of the matters identified in this proxy statement to be acted upon at the Meeting.

HOW DO I VOTE?

You may vote using any of the following methods:

By mail

You may submit your proxy vote by mail by signing a proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed. If you do not indicate your voting preferences, your shares will be voted as recommended by the Board; provided, however, if you are a beneficial owner, your bank, broker or other holder of record is not permitted to vote your shares on the following proposals if your bank, broker or other holder of record does not receive specific voting instructions from you: Proposal 1 to elect directors and Proposal 2 to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2020.

By telephone or on the Internet

If you have telephone or Internet access, you may submit your proxy vote by following the instructions provided on your proxy card or voting instruction form. If you are a beneficial owner, the availability of telephone and Internet voting will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

At the Meeting

To vote your shares during the Meeting, you will need to log in to www.virtualshareholdermeeting.com/LNG2021 using, (i) for record holders, the control number found on your proxy card, voting instruction form or the notice you previously received, or (ii) for holders who own shares in street name through brokers, the control number issued to you by your brokerage firm. You may vote during the Meeting by following the instructions available on the meeting website during the Meeting. You are encouraged to vote by mail, telephone or on the Internet, regardless of whether you plan to attend the Meeting.

2021 PROXY STATEMENT	73

GENERAL INFORMATION

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

If you are a shareholder of record, you can change your vote or revoke your proxy before it is exercised by:

•	written notice of revocation to the Corporate Secretary of the Company;

•	timely delivery of a valid, later-dated proxy; or

•	voting at the Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record.

WHO WILL RECEIVE A PROXY CARD?

If you are a shareholder of record, you will receive a proxy card for the shares you hold in certificate form or in book-entry form. If you are a beneficial owner, you will receive voting instructions from your bank, broker or other holder of record.

IS THERE A LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING?

The names of shareholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting. If you want to inspect the shareholder list, please contact Investor Relations at investors@cheniere.com or 713-375-5000 to schedule an appointment during ordinary business hours. The shareholder list will also be open to the examination of any shareholder during the Meeting at www.virtualshareholdermeeting.com/LNG2021.

WHAT ARE THE VOTING REQUIREMENTS TO ELECT THE DIRECTORS AND TO APPROVE EACH OF THE PROPOSALS DISCUSSED IN THIS PROXY STATEMENT?

The presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum. In the absence of a quorum at the Meeting, the Meeting may be adjourned from time to time without notice, other than an announcement at the Meeting, until a quorum is present. Abstentions and “broker non-votes” represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for purposes of determining a quorum. “Broker non-votes” occur when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proposal 1 – Directors are elected by a majority of the votes cast with respect to such director nominee at the Meeting, meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. If you are a beneficial owner, your bank, broker or other holder of record may not vote your shares with respect to Proposal 1 without specific instructions from you as to how to vote with respect to the election of each of the ten nominees for director. Abstentions and broker non-votes represented by submitted proxies will not be considered votes cast and therefore will not be taken into account in determining the outcome of the election of directors.

Proposal 2 – To be approved, Proposal 2 regarding the compensation of the Company’s named executive officers for fiscal year 2020 must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting. Because your vote is advisory, it will not be binding on the Board or the Company. If you are a

74	CHENIERE

FREQUENTLY ASKED QUESTIONS

beneficial owner, your bank, broker or other holder of record may not vote your shares with respect to Proposal 2 without specific instructions from you. Abstentions will be counted “against” Proposal 2. Broker non-votes will have no effect on Proposal 2 as they are not “entitled to vote” on the matter.

Proposal 3 – To be approved, Proposal 3 to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021 must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting. If you are a beneficial owner, your bank, broker or other holder of record has the authority to vote your shares on Proposal 3 if you have not furnished voting instructions within a specified period of time prior to the Meeting. Abstentions will be counted “against” Proposal 3.

WHAT IF A DIRECTOR NOMINEE DOES NOT RECEIVE A MAJORITY OF VOTES CAST?

Our Amended and Restated Bylaws, as amended (“Bylaws”) require directors to be elected by the majority of the votes cast with respect to such director (i.e., the number of votes cast “for” a director must exceed the number of votes cast “against” that director). If a nominee who is serving as a director is not elected at the Meeting and no one else is elected in place of that director, then, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws, the holdover director is required to tender his or her resignation to the Board. The Governance and Nominating Committee of the Board then would consider the resignation and recommend to the Board whether to accept or reject the tendered resignation, or whether some other action should be taken. The Board would then make a decision whether to accept the resignation, taking into account the recommendation of the Governance and Nominating Committee. The director who tenders his or her resignation will not participate in the Governance and Nominating Committee’s or the Board’s decision. The Board is required to disclose publicly (by a press release and a filing with the SEC) its decision regarding the tendered resignation and, if the tendered resignation is rejected, the rationale behind the decision within 90 days from the date of the certification of the election results. If a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to the Bylaws and the Restated Certificate of Incorporation of the Company, as amended.

COULD OTHER MATTERS BE DECIDED AT THE MEETING?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Meeting, the persons named as proxies in your proxy card will have the discretion to vote on those matters for you.

WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

The Company will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired D. F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, to solicit proxies. We will pay D.F. King a fee of $15,000 plus expenses for these services.

WHO WILL COUNT THE VOTE?

Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes.

2021 PROXY STATEMENT	75

GENERAL INFORMATION

HOW WILL THE VIRTUAL MEETING BE CONDUCTED?

Due to continuing concerns relating to COVID-19, the Annual Meeting in 2021 will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/LNG2021. There will not be a physical location for the annual meeting, and you will not be able to attend the meeting in person.

You may begin to log into the meeting platform beginning at 8:45 a.m. Central Time on May 13, 2021. The meeting audio webcast will begin promptly at 9:00 a.m. Central Time on May 13, 2021.

The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plug-ins. Please ensure that you have a strong Wi-Fi connection wherever you intend to participate in the Meeting. Please also give yourself sufficient time to log-in and ensure you can hear the streaming audio before the Meeting starts.

Shareholders will be able to submit questions live during the Meeting by typing the question into the “Ask a Question” field, and clicking submit. We will answer questions that comply with the Rules for Conduct for the Meeting, which will be posted in the virtual meeting website, subject to time constraints.

If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting at 8:45 a.m. Central Time and until the meeting has finished.

At this time, we do not intend for this to be a permanent shift from in-person meetings.

76	CHENIERE

OTHER MATTERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING TO BE HELD ON MAY 13, 2021

The Proxy Statement, including the Notice and 2020 Annual Report on Form 10-K for the year ended December 31, 2020, are available on our website at www.cheniere.com/2021AnnualMeeting. Please note that the Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. We encourage our shareholders to access and review the proxy materials before voting.

DELINQUENT SECTION 16(a) REPORTS

Under Section 16(a) of the Exchange Act, directors, certain officers and beneficial owners of more than 10% of any class of the Company’s stock (“Reporting Persons”) are required from time to time to file with the SEC and NYSE American reports on ownership and changes of ownership. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of forms and written representations received from Reporting Persons with respect to the fiscal year ended December 31, 2018, the Company believes that all filing requirements applicable to the Company’s Reporting Persons were met on a timely basis, other than one late Form 4 filing for Mr. Stephenson due to administrative error, reporting one transaction.

SHAREHOLDER PROPOSALS

Management anticipates that the Company’s 2022 Annual Meeting of Shareholders will be held during May 2022. Any shareholder who wishes to submit a proposal for action to be included in the Proxy Statement and form of proxy relating to the Company’s 2022 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company by December 11, 2021. Any such proposals should be timely received by the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. Such proposal must meet all of the requirements of the SEC to be eligible for inclusion in the Company’s 2021 proxy materials. If a shareholder wishes to submit a proposal outside of the process of Rule 14a-8 under the Exchange Act, in order for such proposal to be considered “timely” under our Bylaws, the proposal must be received by the Secretary of the Company at the Company’s Headquarters no earlier than the close of business on January 14, 2022 and not later than the close of business on February 13, 2022.

DIRECTOR NOMINEES FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT (PROXY ACCESS)

Our Bylaws permit shareholders (or groups of no more than 20 shareholders) who have maintained (individually and, in the case of a group, collectively) continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and has complied with the other requirements set forth in our Bylaws, to submit an aggregate number of director nominees of up to 20% of the number of directors serving on the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) satisfy the requirements set forth in our Bylaws.

•

When to send such proposals. Notice of director nominees submitted under these Bylaw provisions must be received by our Secretary no earlier than November 11, 2021 and no later than 5:00 p.m., Central Time, on December 11, 2021.

•	Where to send such proposals. Proposals should be addressed to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, TX 77002.

2021 PROXY STATEMENT	77

OTHER MATTERS

•	What to include. Notice must include the information required by our Bylaws, which are available on our website at www.cheniere.com.

COMMUNICATIONS WITH THE BOARD

The Board maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board should send any communication to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed, unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees, relates to routine or insignificant matters that do not warrant the attention of the Board, is an advertisement or other commercial solicitation or communication, is frivolous or offensive, or is otherwise not appropriate for delivery to the directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Corporate Secretary and only in accordance with the Company’s policies and procedures and the applicable laws and regulations relating to the disclosure of information.

HOUSEHOLDING OF PROXY MATERIALS

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address, although each shareholder will receive a separate proxy card. Once a shareholder has received notice from his or her broker that they will be householding materials, householding will continue until the shareholder is notified otherwise or revokes consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, or if a shareholder is receiving multiple copies of either document and wishes to receive only one, the shareholder should notify his or her broker. If a shareholder would like to receive a separate copy of this Proxy Statement, Notice of Annual Meeting or 2020 Annual Report on Form 10-K for the year ended December 31, 2020, he or she should contact the Company by writing to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002; (713) 375-5000. The Company undertakes to deliver the requested materials promptly upon request.

AVAILABILITY OF DOCUMENTS

The Company is including with this Proxy Statement a copy of its 2020 Annual Report on Form 10-K for the year ended December 31, 2020, which has been filed with the SEC and is incorporated in this Proxy Statement by reference. The Company will furnish to any person any exhibits described in the list accompanying such report upon payment of reasonable fees relating to the Company’s furnishing such exhibits. Requests for copies of this Proxy Statement and the 2020 Annual Report on Form 10-K for the year ended December 31, 2020 (including exhibits thereto) for the Meeting and future shareholders meetings should be directed to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. Paper or email copies of this Proxy Statement and the 2020 Annual Report on Form 10-K for the year ended December 31, 2020 (including exhibits thereto) for the Meeting can also be obtained free of charge by calling toll-free 1-877-375-5001 and asking for the Company’s Investor Relations Department, contacting Investor Relations at Investors@cheniere.com or can be accessed at the Investor Relations section of our website at www.cheniere.com/2021AnnualMeeting. Any such requests must be made by April 29, 2021 to facilitate timely delivery.

78	CHENIERE

INCORPORATION BY REFERENCE

INCORPORATION BY REFERENCE

This Proxy Statement contains several website addresses, which are intended to provide textual context only, information contained on or connected to such websites is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC, unless specifically provided otherwise in such filing.

By order of the Board of Directors

Sean N. Markowitz

Corporate Secretary

April 9, 2021

2021 PROXY STATEMENT	79

APPENDIX A

Definition of Cumulative Distributable Cash Flow Per Share and Absolute Total Shareholder Return for 2020 LTI Awards

Performance Period: January 1, 2020 through December 31, 2022

Definition of Distributable Cash Flow

Cheniere Energy, Inc. (the “Company”) defines Distributable Cash Flow as net income (loss) (prior to noncontrolling interest), adjusted for certain non-cash items, restructuring and severance payments, litigation settlement payments, subsequent board approved projects that re-invest otherwise distributable cash flow, subsequent board approved capital allocation initiatives related to debt pay down or share buybacks that affect distributable cash flow per share, cash settled share based compensation above or below assumed forecasts, cash settled taxes related to share based compensation above or below assumed forecasts, annual bonus payments above or below assumed targets, changes in subsidiary distribution policies, less maintenance capital expenditures. Non-cash items include, but are not limited to, depreciation, depletion and amortization, non-cash compensation expense, paid-in-kind interest expense, gains and losses on disposals of assets, unrealized gains and losses on commodity, FX and interest rate risk management activities, non-cash restructuring expense, non-cash impairment charges, losses/gains on early extinguishment of debt and associated termination of interest rate hedges, change in income tax valuation allowance and deferred income taxes. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). For unconsolidated affiliates, Distributable Cash Flow reflects the Company’s proportionate share of the investee’s distributable cash flow.

On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of the Company’s consolidated subsidiaries. However, to the extent that noncontrolling interests exist among the Company’s subsidiaries, the Distributable Cash Flow is calculated by adjusting Distributable Cash Flow (consolidated), as follows:

•

For subsidiaries with publicly traded equity interests, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, and Distributable Cash Flow attributable to the Company includes distributions (including Management Fees and Tax Sharing Payments) to be received by the parent company.

•

For consolidated joint ventures or similar entities, where the noncontrolling interest is not publicly traded, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, but Distributable Cash Flow attributable to the Company (including Management Fees and Tax Sharing Payments) is net of distributions to be paid by the subsidiary to the noncontrolling interests.

For Distributable Cash Flow attributable to the Company, as adjusted, certain transaction-related and non-recurring expenses that are included in net income may be excluded as determined by the Compensation Committee.

Definition of Distributable Cash Flow Per Share

The Company defines Distributable Cash Flow Per Share as Distributable Cash Flow for any given quarter divided by weighted average shares outstanding for that quarter (share count assumption subject to adjustment for variances related to share based compensation).

Definition of Cumulative Distributable Cash Flow Per Share

The Company defines Cumulative Distributable Cash Flow Per Share as the sum of Distributable Cash Flow Per Share for the twelve consecutive quarters ended December 31, 2022.

Definition of Absolute Total Shareholder Return (ATSR)

The Company defines ATSR as the annualized rate of return that Cheniere Energy, Inc. shareholders receive through changes in share price and assumed reinvestment of dividends paid over the performance period. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by Cheniere Energy, Inc. to its shareholders for purposes of Federal income taxation. For purposes of determining the ATSR, the change in the price of a share will be based upon (x) the average of the closing share prices on each of the 45 trading days preceding the start of the performance period and (y) the average of the closing share prices on each of the 45 trading days preceding the end of the performance period.

2021 PROXY STATEMENT	A-1

APPENDIX B

Definition of Cumulative Distributable Cash Flow Per Share and Absolute Total Shareholder Return for 2021 LTI Awards

Performance Period: January 1, 2021 through December 31, 2023

Definition of Distributable Cash Flow

Cheniere Energy, Inc. (the “Company”) defines Distributable Cash Flow as net income (loss) (prior to noncontrolling interest), adjusted for certain non-cash items, restructuring and severance payments, litigation settlement payments, subsequent board approved projects that re-invest otherwise distributable cash flow, subsequent board approved capital allocation initiatives related to debt pay down or share buybacks that affect distributable cash flow per share, cash settled share based compensation above or below assumed forecasts, cash settled taxes related to share based compensation above or below assumed forecasts, annual bonus payments above or below assumed targets, changes in subsidiary distribution policies, less maintenance capital expenditures. Non-cash items include, but are not limited to, depreciation, depletion and amortization, non-cash compensation expense, paid-in-kind interest expense, gains and losses on disposals of assets, unrealized gains and losses on commodity, FX and interest rate risk management activities, non-cash restructuring expense, non-cash impairment charges, losses/gains on early extinguishment of debt and associated termination of interest rate hedges, change in income tax valuation allowance and deferred income taxes. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). For unconsolidated affiliates, Distributable Cash Flow reflects the Company’s proportionate share of the investee’s distributable cash flow.

On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of the Company’s consolidated subsidiaries. However, to the extent that noncontrolling interests exist among the Company’s subsidiaries, the Distributable Cash Flow is calculated by adjusting Distributable Cash Flow (consolidated), as follows:

•

For subsidiaries with publicly traded equity interests, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, and Distributable Cash Flow attributable to the Company includes distributions (including Management Fees and Tax Sharing Payments) to be received by the parent company.

•

For consolidated joint ventures or similar entities, where the noncontrolling interest is not publicly traded, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, but Distributable Cash Flow attributable to the Company (including Management Fees and Tax Sharing Payments) is net of distributions to be paid by the subsidiary to the noncontrolling interests.

For Distributable Cash Flow attributable to the Company, as adjusted, certain transaction-related and non-recurring expenses that are included in net income may be excluded as determined by the Compensation Committee.

Definition of Distributable Cash Flow Per Share

The Company defines Distributable Cash Flow Per Share as Distributable Cash Flow for any given quarter divided by weighted average shares outstanding for that quarter (share count assumption subject to adjustment for variances related to share based compensation).

Definition of Cumulative Distributable Cash Flow Per Share

The Company defines Cumulative Distributable Cash Flow Per Share as the sum of Distributable Cash Flow Per Share for the twelve consecutive quarters ended December 31, 2023.

Definition of Absolute Total Shareholder Return (ATSR)

The Company defines ATSR as the annualized rate of return that Cheniere Energy, Inc. shareholders receive through changes in share price and assumed reinvestment of dividends paid over the performance period. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by Cheniere Energy, Inc. to its shareholders for purposes of Federal income taxation. For purposes of determining the ATSR, the change in the price of a share will be based upon (x) the average of the closing share prices on each of the 45 trading days preceding the start of the performance period and (y) the average of the closing share prices on each of the 45 trading days preceding the end of the performance period.

2021 PROXY STATEMENT	B-1

APPENDIX C

Definition and Reconciliation of Non-GAAP Measures

Consolidated Adjusted EBITDA represents net income (loss) attributable to Cheniere before net income attributable to the non-controlling interest, interest, taxes, depreciation and amortization, adjusted for certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, as detailed in the following reconciliation. Consolidated Adjusted EBITDA is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies. We use Consolidated Adjusted EBITDA as a quantitative performance goal in our annual incentive program.

Consolidated Adjusted EBITDA is calculated by taking net income attributable to common stockholders before net income (loss) attributable to non-controlling interest, interest expense, net of capitalized interest, changes in the fair value and settlement of our interest rate derivatives, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense and loss on disposal of assets, changes in the fair value of our commodity and foreign currency exchange (“FX”) derivatives and non-cash compensation expense. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.

The following table reconciles our Consolidated Adjusted EBITDA to U.S. GAAP results for the year ended December 31, 2020 (in millions):

YEAR ENDED DECEMBER 31, 2020
Net loss attributable to common stockholders	(85)
Net income attributable to non-controlling interest	586
Income tax provision	43
Interest expense, net of capitalized interest	1,525
Loss on modification or extinguishment of debt	217
Interest rate derivative loss, net	233
Other expense, net	112

Income from operations	2,631

Adjustments to reconcile income from operations to Consolidated Adjusted EBITDA:
Depreciation and amortization expense	932
Loss from changes in fair value of commodity and FX derivatives, net	215
Total non-cash compensation expense	108
Impairment expense and loss on disposal of assets	6
Incremental costs associated with COVID-19 response	69

Consolidated Adjusted EBITDA	3,961

Distributable Cash Flow is defined as cash received, or expected to be received, from Cheniere’s ownership and interests in Cheniere Partners, cash received (used) by Corpus Christi Holdings, LLC and Cheniere’s integrated marketing function (other than cash for capital expenditures) less interest, taxes and maintenance capital expenditures associated with Cheniere and not the underlying entities. Management uses this measure and believes it provides users of our financial statements a useful measure reflective of our business’s ability to generate cash earnings to supplement the comparable GAAP measure.

2021 PROXY STATEMENT	C-1

APPENDIX C

We believe Distributable Cash Flow is a useful performance measure for management, investors and other users of our financial information to evaluate our performance and to measure and estimate the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures. Management uses this measure and believes it provides users of our financial statements a useful measure reflective of our business’s ability to generate cash earnings to supplement the comparable GAAP measure. Distributable Cash Flow is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

The following table reconciles our Consolidated Adjusted EBITDA and Distributable Cash Flow to Net loss attributable to common stockholders for the year ended December 31, 2020 (in billions):

YEAR ENDED DECEMBER 31, 2020
Net loss attributable to common stockholders	(0.09)
Net income attributable to non-controlling interest	0.59
Income tax provision	0.04
Interest expense, net of capitalized interest	1.53
Depreciation and amortization expense	0.93
Other expense, financing costs, and certain non-cash operating expenses	0.96

Consolidated Adjusted EBITDA	3.96

Distributions to Cheniere Partners non-controlling interest	(0.63)
Sabine Pass Liquefaction and Cheniere Partners cash retained and interest expense	(1.41)
Cheniere interest expense, income tax and other	(0.58)

Cheniere Distributable Cash Flow[1]	1.35

1	Totals do not sum due to rounding. Distributable Cash Flow excludes cash payments of $103 million related to the settlement of forward starting interest rate derivatives.

C-2	CHENIERE

VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/LNG2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CHENIERE ENERGY, INC. 700 MILAM STREET SUITE 1900 HOUSTON, TX 77002 D46696-P54277 CHENIERE ENERGY, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Abstain For Against Nominees: ! ! ! 1a. G. Andrea Botta The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain ! ! ! ! ! ! 2. Approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2020. 1b. Jack A. Fusco ! ! ! 1c. Vicky A. Bailey 3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021. ! ! ! ! ! ! 1d. Nuno Brandolini ! ! ! 1e. David B. Kilpatrick ! ! ! 1f. Sean T. Klimczak ! ! ! 1g. Andrew Langham ! ! ! 1h. Donald F. Robillard, Jr ! ! ! 1i. Neal A. Shear ! ! ! 1j. Andrew J. Teno Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D46697-P54277 CHENIERE ENERGY, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2021 The undersigned hereby appoints Sean N. Markowitz and Zach Davis, and each of them, any one of whom may act without joinder of the other, with full power of substitution and ratification, proxies of the undersigned to vote all shares ofCheniere Energy, Inc. which the undersigned is entitled to vote at the 2021 Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/LNG2021 on Thursday, May 13, 2021 at 9:00 a.m. Central Time, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY (IF SIGNED) WILL BE VOTED “FOR” THE ELECTION OF THE TEN DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. WHETHER OR NOT SPECIFICATIONS ARE MADE, EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN HIS OR HER DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE. Continued and to be signed on reverse side